UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐  Soliciting Material Pursuant to §240.14a-12

FOOT LOCKER, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ANNUAL MEETING
OF SHAREHOLDERS

Proxy Statement

330 West 34th Street
New York, New York 10001

Chairman’s Letter to our Shareholders

April 7, 2017

Dear Fellow Shareholders:

I am pleased to invite you to Foot Locker, Inc.’s Annual Meeting of Shareholders on May 17, 2017 at NYC33, located at 125 West 33rd Street, New York, New York 10001, at 9:00 a.m., Eastern Daylight Time.

You are being asked to vote on the following proposals at the Annual Meeting:

•	Elect eleven members to the Board of Directors to serve for one-year terms;
•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year;
•	Approve an amendment to the By-Laws to adopt majority voting in uncontested elections of directors;
•	Approve an amendment to the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated;
•	Approve, on an advisory basis, our named executive officers’ compensation; and
•	Transact such other business as may properly come before the meeting and at any adjournment or postponement.

If you plan to attend the meeting, please see Page 91 for admission requirements. Regardless of whether you attend the meeting, your vote is important to us, so please vote your shares. For instructions on how to vote, please see Page 90 of this Proxy Statement.

Thank you for being a shareholder and for the trust you have in Foot Locker, Inc.

Sincerely,

Richard A. Johnson

Chairman and Chief Executive Officer

330 West 34th Street
New York, New York 10001

Notice of 2017 Annual Meeting of Shareholders

Date and Time:	May 17, 2017 at 9:00 a.m., Eastern Daylight Time (“EDT”)

Location:	NYC33, 125 West 33rd Street, New York, New York 10001
(please see Page 92 for directions to the location of the 2017 Annual Meeting of Shareholders)

Record Date:	Shareholders of record as of March 20, 2017 can vote at this meeting.

Items of Business:	•	Elect eleven members to the Board of Directors (the “Board”) to serve for one-year terms

	•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year

	•	Approve an amendment to the By-Laws to adopt majority voting in uncontested elections of directors

	•	Approve an amendment to the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated

	•	Approve, on an advisory basis, our named executive officers’ compensation

	•	Transact such other business as may properly come before the meeting and at any adjournment or postponement

Proxy Voting:	Your vote is important to us. Whether or not you plan to attend the 2017 Annual Meeting in person, please promptly vote by telephone or by Internet, or by completing, signing, dating, and returning your proxy card or vote instruction form so your shares will be represented at the 2017 Annual Meeting.

Sheilagh M. Clarke Secretary

April 7, 2017

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be Held on May 17, 2017

The Company’s Proxy Statement and 2016 Annual Report on Form 10-K are available at http://materials.proxyvote.com/344849.

330 West 34th Street New York, New York 10001

Proxy Statement Summary

We provide this summary of our Notice of 2017 Annual Meeting of Shareholders and Proxy Statement. Proxies are being solicited by the Board of Directors of Foot Locker, Inc. (“Foot Locker,” the “Company,” “we,” “our,” or “us”) to be voted at our 2017 Annual Meeting of Shareholders. As this is a summary, please refer to the complete Proxy Statement.

2017 Annual Meeting of Shareholders

Date and Time: May 17, 2017 at 9:00 a.m. EDT Location: NYC33 125 West 33rd Street New York, New York 10001 Record Date: March 20, 2017		Board’s Voting
	Proposal	Recommendation	Page

	Proposal 1	FOR EACH	1
		NOMINEE
	Election of eleven directors to serve for one-year terms

	Proposal 2	FOR	79

	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year

	Proposal 3	FOR	81

	Approval of an amendment to the By-Laws to adopt majority voting in uncontested elections of directors

	Proposal 4	FOR	82

	Approval of an amendment to the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated

	Proposal 5	FOR	85

	Advisory approval of our named executive officers’ compensation

On or about April 7, 2017, we started mailing to most of our shareholders in the United States a Notice Regarding the Availability of Proxy Materials.

2017 Proxy Statement	i

Director Nominees

Eleven directors are standing for election at this meeting for one-year terms. Mr. DiPaolo will be retiring from the Board when his term expires at the conclusion of the 2017 Annual Meeting in accordance with the retirement policy for directors. The table below provides summary information about each of the nominees for director. Please see Pages 3 through 9 for additional information about each nominee and Pages 18 through 20 for additional information about the Committees of the Board.

					Committee Membership(1)
Name and Primary Occupation	Age*	Director Since	Independent	Other Public Company Boards	Audit	Finance	Compensation	Nominating	Executive

Maxine Clark
Founder, Retired Chairman and Chief Executive Bear of Build-A-Bear Workshop, Inc.	68	2013		Build-A-Bear Workshop, Inc. Gymboree Corp.	●	●

Alan D. Feldman
Retired Chairman, President and Chief Executive Officer of Midas, Inc.	65	2005		GNC Holdings, Inc. John Bean Technologies Corporation		●			●

Jarobin Gilbert, Jr.
President and Chief Executive Officer of DBSS Group, Inc.	71	1981		None	●			●

Richard A. Johnson
Chairman, President and Chief Executive Officer of Foot Locker, Inc.	59	2014		H&R Block Inc.

Guillermo G. Marmol
President of Marmol & Associates	64	2011		Vitamin Shoppe, Inc.		●			●

Matthew M. McKenna
Executive in Residence of Georgetown University, McDonough School of Business	66	2006		None	●				●

ii	2017 Proxy Statement

					Committee Membership(1)
Name and Primary Occupation	Age*	Director Since	Independent	Other Public Company Boards	Audit	Finance	Compensation	Nominating	Executive

Steven Oakland
Vice Chair and President, U.S. Food and Beverage of The J.M. Smucker Company	56	2014		None			●		●

Ulice Payne, Jr.
President and Managing Member of Addison-Clifton, LLC	61	2016		ManpowerGroup Inc. The Northwestern Mutual Life Insurance Company WEC Energy Group, Inc.	●			●

Cheryl Nido Turpin
Retired President and Chief Executive Officer of the Limited Stores	69	2001		None			●	●

Kimberly Underhill
Global President of Kimberly-Clark Professional	52	2016		None		●	●

Dona D. Young**
Retired Chairman, President and Chief Executive Officer of The Phoenix Companies, Inc.	63	2001		Aegon N.V.			●	●	●

Committee Chair
●	Committee Member
*	The ages shown are as of April 7, 2017.
**	Lead Director
(1)	See Pages 18 through 20 for additional information about the Committees of the Board.

2017 Proxy Statement	iii

5
median: 6
3
2
1
0-5
6-10
11-15
>15
# of years

median: 64
52 years
71

Board Attendance

2016

99%

Attendance of Directors
at Board and Committee
Meetings in 2016

Board Composition*

Diversity	Independence

64% are female or ethnically diverse	4 are women	2 are African American
1 is Hispanic

All directors are
independent,
except the CEO
(10 out of 11 directors
are independent)

Board Refreshment*

Refreshment	Tenure	Age

7 new directors added and
5 directors retired over past
6 years

Foot Locker Policy: Retirement age 72

* As of May 17, 2017.

iv	2017 Proxy Statement

Named Executive Officers

Richard A. Johnson	Chairman, President and Chief Executive Officer
Lauren B. Peters	Executive Vice President and Chief Financial Officer
Stephen D. Jacobs	Executive Vice President and Chief Executive Officer—North America
Lewis P. Kimble	Executive Vice President and Chief Executive Officer—International
Paulette R. Alviti	Senior Vice President and Chief Human Resources Officer

Fiscal 2016 Results

Our 2016 fiscal year was a very strong year for Foot Locker. The power and relevance of our strategic initiatives, as well as our team’s outstanding execution of them, can be seen in the financial success we achieved in 2016, as shown in this brief list of highlights:

•	Sales totaled $7.8 billion, the most in our history as an athletic company;

•	Full-year comparable store sales gain of 4.3%, our seventh consecutive year of significant sales growth;

•	Operating income reached $1 billion, the first time our Company has attained this milestone;

•	Gross margin and operating expense rates both improved, as did our rate of EBIT,* which reached a record 13%;

•	Earned net income of $4.82 per share, on a non-GAAP* basis, a 12% increase over 2015;

•	Invested $254 million in our business to drive future growth; and

•	Total Shareholder Return (stock price appreciation plus reinvested dividends) was 3.2%, which positioned us at the 77th percentile versus our peer group.

*A reconciliation to GAAP is provided on Pages 16 through 18 of our 2016 Annual Report on Form 10-K.

2017 Proxy Statement	v

Proposal 1: Election of Directors

General

There are currently 12 directors on our Board. Nicholas DiPaolo will be retiring when his term expires at the conclusion of this Annual Meeting, and the Board has fixed the number of directors at 11 effective at such time. At our 2014 Annual Meeting, shareholders approved a proposal to declassify the Board beginning in 2015. Consequently, this year all current directors other than Mr. DiPaolo are standing for election for a one-year term at this meeting.

We have refreshed our Board over the past six years, as seven highly-qualified directors were added to the Board and five directors will have retired as of the Annual Meeting. We believe that the Board possesses the appropriate mix of diversity in terms of gender, age, ethnicity, skills, business experience, service on our Board and the boards of other organizations, and viewpoints.

Nominees

Our Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for recommending director candidates to fill current and anticipated Board vacancies. The Nominating Committee identifies and evaluates potential candidates from recommendations from the Company’s directors, management, shareholders, and other outside sources, including professional search firms. In evaluating proposed candidates, the Nominating Committee may review their résumés, obtain references, and conduct personal interviews. The Nominating Committee considers, among other factors, the Board’s current and future needs for specific skills and the candidate’s experience, leadership qualities, integrity, diversity, ability to exercise judgment, independence, and ability to make the appropriate time commitment to the Board. The Nominating Committee strives to ensure the Board has a rich mix of relevant skills and experiences to address the Company’s needs by our strategic plan.

During 2016, the Nominating Committee conducted a director search for potential director candidates whose experience, skills, qualifications, and independence met the criteria it previously established, and the Nominating Committee reviewed its findings with the Board. In conducting its search, the Nominating Committee collected names of potential candidates from existing Foot Locker directors and engaged SpencerStuart, a third-party search firm, to identify and recruit qualified candidates. After reviewing the qualifications of the potential pool of candidates and narrowing the field to a handful of candidates, our Chairman and our Lead Director (who at the time was the Chair of the Nominating Committee) interviewed the candidates. Based on the Nominating Committee’s review, the candidates’ résumés, and the other directors’ interviews with the candidates, the Nominating Committee recommended and the Board approved the election of Ulice Payne, Jr. and Kimberly Underhill, each of whom was identified by SpencerStuart.

Maxine Clark, Alan D. Feldman, Jarobin Gilbert, Jr., Richard A. Johnson, Guillermo G. Marmol, Matthew M. McKenna, Steven Oakland, Ulice Payne, Jr., Cheryl Nido Turpin, Kimberly Underhill, and Dona D. Young will be considered for election as directors to serve for one-year terms expiring at the 2018 Annual Meeting. Each nominee has been nominated by the Board for election and has consented to serve. Ms. Clark, Mr. Feldman, Mr. Gilbert, Mr. Johnson, Mr. Marmol, and Mrs. Young were elected to serve for their present terms at the 2016 Annual Meeting; Mr. McKenna, Mr. Oakland, and Ms. Turpin were elected to serve for their present terms at the 2014 Annual Meeting; and Mr. Payne and Ms. Underhill were elected by the Board on November 16, 2016 to serve for their present terms, effective December 1, 2016. If, prior to the 2017 Annual Meeting, any nominee is unable to serve, then the persons designated as proxies for this meeting (Sheilagh M. Clarke, John A. Maurer, and Lauren B. Peters) will have full discretion to vote for another person to serve as a director in place of that nominee.

2017 Proxy Statement	1

Proposal 1

Director Qualifications

The Nominating Committee reviewed and updated the director skill set matrix in light of the Company’s 2015-20 long-term strategic plan and evaluated each of the directors’ skills, experience, and qualifications under the updated matrix, which is shown on Page 9.

The Board, acting through the Nominating Committee, considers its members, including those directors being nominated for reelection to the Board at the 2017 Annual Meeting, to be highly qualified for service on the Board due to a variety of factors reflected in each director’s education, areas of expertise, and experience serving on the boards of directors of other organizations during the past five years. Generally, the Board seeks individuals with broad-based experience, and who have the background, judgment, independence, and integrity to represent the shareholders in overseeing the Company’s management in their operation of the business, rather than specific, niche areas of expertise. Within this framework, specific items relevant to the Board’s determination for each director are listed in each director’s biographical information beginning on Page 3. The ages shown are as of April 7, 2017. There are no family relationships among our directors or executive officers.

The Board recommends that shareholders vote
FOR the election of each of the
eleven identified nominees to the Board.

2	2017 Proxy Statement

Proposal 1

Maxine Clark Independent Director Age: 68 Director since: 2013 Committees: Audit, Finance

Ms. Clark served as Chief Executive Bear of Build-A-Bear Workshop, Inc. (international retail company) from her founding the company in 1997 to her retirement in June 2013, and served as its Chairman from April 2000 until November 2011. Following her retirement, Ms. Clark served as a consultant to Build-A-Bear Workshop until January 2014. Ms. Clark is a director of Build-A-Bear Workshop, Inc. and Gymboree Corp. She serves as chairwoman of the St. Louis Regional Educational and Public Television Commission (KETC/–Channel 9 Public Television), director of PBS, director of the Barnes-Jewish Hospital in St. Louis, director of the Goldfarb School of Nursing at Barnes-Jewish College, and a board member of the KIPP St. Louis Public Charter School. She is a past trustee of the International Council of Shopping Centers.

Skills and Qualifications

Ms. Clark has extensive experience in both domestic and international retailing, including founding and leading Build-A-Bear Workshop, serving as President of Payless ShoeSource, Inc., and serving for 19 years as an executive of The May Department Stores Company. She adds significant experience to our Board in strategic planning, real estate, digital technology, and marketing. Her retail and business background, as well as her financial expertise, are particularly useful for her service as a member of the Finance and Strategic Planning Committee (the “Finance Committee”). Her service on PBS’s audit committee is helpful for her service on the Audit Committee.

Alan D. Feldman Independent Director Age: 65 Director since: 2005 Committees: Compensation (Chair), Executive, Finance

Mr. Feldman served as Chairman, President and Chief Executive Officer of Midas, Inc. (automotive repair and maintenance services) from May 2006 to April 2012, and as President and Chief Executive Officer of Midas, Inc. from January 2003 to April 2006. He was an independent consultant from March 2002 to January 2003. Mr. Feldman previously served as an executive at PepsiCo, Inc., Pizza Hut, Inc., and McDonald’s Corporation. Mr. Feldman is a director of John Bean Technologies Corporation and GNC Holdings, Inc. and is a member of the Foundation Board of the University of Illinois. He was a director of Midas, Inc. from January 2003 to April 2012.

Skills and Qualifications

Mr. Feldman is a recognized business leader with a broad base of experience in independent, franchised retail operations, brand management, and customer relations. He previously served as Chairman, President and Chief Executive Officer of Midas, Inc. and currently serves on the boards of two other public companies, John Bean Technologies Corporation and GNC Holdings, Inc. Mr. Feldman’s leadership skills, retail knowledge, financial expertise, and executive experience provide particularly useful background for his service as a member of the Finance Committee and as Chair of the Compensation and Management Resources Committee (the “Compensation Committee”).

2017 Proxy Statement	3

Proposal 1

Jarobin Gilbert, Jr. Independent Director Age: 71 Director since: 1981 Committees: Audit, Nominating

Mr. Gilbert has served as President and Chief Executive Officer of DBSS Group, Inc. (management, planning, and trade consulting services) since 1992. He served as Non-Executive Chairman of the Atlantic Mutual Companies to 2010. He was a director of PepsiAmericas, Inc. from 1994 to 2010, and a director of Midas, Inc. from 1998 to April 2012.

Skills and Qualifications

Mr. Gilbert has extensive international experience, serving as a business consultant, with particular emphasis on international business arrangements in Europe. During the time he has served on our Board, he has developed considerable knowledge of our businesses, company history, and corporate governance. Mr. Gilbert’s multilingual capabilities and multicultural European business background are particularly useful given our global footprint and strategic priority of pursuing European expansion opportunities. He has served on the boards of several public companies, emphasizing in these roles executive succession and diversity, and he chaired the audit committees of PepsiAmericas, Inc. and Midas, Inc. He is a member of the American Council on Germany, and a National Association of Corporate Directors Board Leadership Fellow. Mr. Gilbert’s prior board service also includes serving as lead director and non-executive chairman of a mutual insurance company.

Richard A. Johnson Chairman, President and Chief Executive Officer Age: 59 Director since: 2014 Committee: Executive (Chair)

Mr. Johnson has served as the Company’s Chairman of the Board since May 2016, and President and Chief Executive Officer since December 2014. Mr. Johnson served as Executive Vice President and Chief Operating Officer from May 2012 to November 2014. He served as Executive Vice President and Group President—Retail Stores from July 2011 to May 2012; President and Chief Executive Officer of Foot Locker U.S., Lady Foot Locker, Kids Foot Locker, and Footaction from January 2010 to June 2011; President and Chief Executive Officer of Foot Locker Europe from August 2007 to January 2010; and President and Chief Executive Officer of Footlocker.com/Eastbay from April 2003 to August 2007. Mr. Johnson has been a director of H&R Block Inc. since September 2015. He was previously a director of Maidenform Brands, Inc. from January 2013 to October 2013.

Skills and Qualifications

Mr. Johnson has extensive experience as a retail company executive, including 20 years at the Company. He serves as our Chairman, President and Chief Executive Officer. Mr. Johnson has led all of the Company’s major businesses in the United States, International, and Direct-to-Customer and has extensive knowledge of all facets of the Company’s business. He has played an integral role in developing and executing the Company’s strategic plans. He also has experience serving as a director of a public company through his current service as a director of H&R Block Inc. (including on the audit and compensation committees) and past service at Maidenform Brands, Inc.

4	2017 Proxy Statement

Proposal 1

Guillermo G. Marmol Independent Director Age: 64 Director since: 2011 Committees: Audit (Chair), Executive, Finance

Mr. Marmol has served as President of Marmol & Associates (consulting firm that provides advisory services and investment capital to early stage technology companies) since March 2007 and, prior to that, from October 2000 to May 2003. He served as Division Vice President and a member of the Executive Committee of Electronic Data Systems Corporation (global technology services company) from June 2003 to February 2007, and as a director and Chief Executive Officer of Luminant Worldwide Corporation (internet professional services company) from July 1998 to September 2000. He served as Vice President and Chair of the Operating Committee of Perot Systems Corporation (information technology and business solutions company) from December 1995 to June 1998. He began his career at McKinsey & Company (management consulting firm) from 1990 to 1995, rising to Senior Partner, and was a leader of the organization and business process redesign practices. Mr. Marmol is a director of Vitamin Shoppe, Inc., Principal Solar Inc., and KERA/KXT North Texas Public Broadcasting Inc., and he is a member of the Board of Trustees and Chair of the Finance Committee of the Center for a Free Cuba. Mr. Marmol was a director of Information Services Group, Inc. from 2012 to 2013.

Skills and Qualifications

Mr. Marmol has a significant background in information technology and systems, which continues to be highly important to the Company as we enhance our technology and systems and build a more powerful digital business to connect with our customers. He also serves as a director of another public company, Vitamin Shoppe, Inc. Through his long tenure as a management consultant focusing on strategic analysis and business processes, he brings valuable knowledge and expertise to his service on the Board and as Chair of the Audit Committee and as a member on the Finance Committee.

Matthew M. McKenna Independent Director Age: 66 Director since: 2006 Committees: Audit, Executive, Finance (Chair)

Mr. McKenna has served as Executive in Residence of Georgetown University’s McDonough School of Business since February 2017. He served as Senior Advisor to the U.S. Secretary of Agriculture from July 2013 to January 2017; President and Chief Executive Officer of Keep America Beautiful, Inc. (non-profit community improvement and educational organization) from January 2008 to June 2013; and Senior Vice President of Finance of PepsiCo, Inc. (global snack and beverage company) from August 2001 through December 2007. Mr. McKenna serves on the board of MTC Productions, Inc., a non-profit affiliate of the Manhattan Theater Club. He is also an adjunct professor at Fordham University School of Law in New York City. Mr. McKenna was a director of PepsiAmericas, Inc. from 2001 to 2010.

Skills and Qualifications

Mr. McKenna has extensive legal, corporate taxation and financial expertise, having served as a partner at an international law firm in New York City, and as a senior financial officer of PepsiCo, Inc., which is particularly useful background for his service as Chair of the Finance Committee and as a member of the Audit Committee. In addition, Mr. McKenna has government experience based on his experience as Senior Advisor to the U.S. Secretary of Agriculture. He also brings the perspective of the non-profit sector from his previous positions as President and Chief Executive Officer of Keep America Beautiful, Inc., Chairman of Ignatian Volunteer Corps., Executive in Residence of Georgetown University, and an adjunct professor at Fordham University.

2017 Proxy Statement	5

Proposal 1

Steven Oakland Independent Director Age: 56 Director since: 2014 Committees: Compensation, Executive, Nominating (Chair)

Mr. Oakland has served as Vice Chair and President, U.S. Food and Beverage of The J.M. Smucker Company (“Smucker’s”) (manufacturer of branded food products) since May 2016. He previously served as President, Coffee and Foodservice from April 2015 to April 2016; President, International Food Service of Smucker’s from May 2011 to March 2015; and President, U.S. Retail—Smucker’s Jif, and Hungry Jack from August 2008 to May 2011. Mr. Oakland has spent most of his career at Smucker’s, serving in increasingly senior positions, including General Manager of Smucker’s Canadian operations from 1995 to 1999. He also serves on the board of MTD Products, Inc., a privately-held company.

Skills and Qualifications

Mr. Oakland brings to our Board a broad-based business background and extensive experience in domestic and international consumer products operations, with particular strength in customer engagement, marketing, brand-building, and strategic planning. Additionally, Mr. Oakland is actively involved in management resources issues and governance matters as a senior executive of a public company, providing him with relevant expertise as a member of the Compensation Committee and Chair of the Nominating Committee. As a senior executive at Smucker’s, Mr. Oakland also has risk management, business development, and mergers and acquisitions experience.

Ulice Payne, Jr. Independent Director Age: 61 Director since: 2016 Committees: Audit, Nominating

Mr. Payne has served as President and Managing Member of Addison-Clifton, LLC (global trade compliance advisory services provider) since May 2004. He previously served as a Partner, from February 1998 to September 2002, and as Managing Partner, from 2001 to 2002, of Foley & Lardner, LLP, a Milwaukee-based law firm; and President and Chief Executive Officer of the Milwaukee Brewers Baseball Club from September 2002 to December 2003. Mr. Payne presently serves as a director of ManpowerGroup Inc., The Northwestern Mutual Life Insurance Company, and WEC Energy Group, Inc. He previously served as a director of Badger Meter, Inc.

Skills and Qualifications

Mr. Payne brings to our Board significant managerial, operational, financial, and global experience as a result of many senior positions he has held, including as President and Managing Member of Addison-Clifton, LLC, President and Chief Executive Officer of the Milwaukee Brewers Baseball Club, and as Managing Partner of Foley & Lardner, LLP. He also serves as a director of three other public companies, ManpowerGroup Inc., The Northwestern Mutual Life Insurance Company, and WEC Energy Group, Inc. As Foot Locker is a global company, the Board also benefits from his broad experience in, and knowledge of, international business and global trade compliance. In addition, Mr. Payne’s past and present experience on the boards of several public corporations includes service as a member of either the audit or finance committee at each of these companies, which is beneficial to the Board.

6	2017 Proxy Statement

Proposal 1

Cheryl Nido Turpin Independent Director Age: 69 Director since: 2001 Committees: Compensation, Nominating

Ms. Turpin served as President and Chief Executive Officer of the Limited Stores (retail merchants), a division of Limited Brands, Inc., from June 1994 to August 1997. Prior to that, she served as President and Chief Executive Officer of Lane Bryant, a subsidiary of The Limited Stores, Inc., from January 1990 to June 1994. Ms. Turpin served as a director of The Warnaco Group, Inc. from 2004 to February 2013, and as a director of Stage Stores, Inc. from 2010 to 2011.

Skills and Qualifications

Ms. Turpin brings to our Board long experience as a retail executive, most recently as President and Chief Executive Officer of Limited Stores, where she worked in a multi-divisional retail structure similar to that of our Company. She previously served as a director of two other public companies, The Warnaco Group, Inc. and Stage Stores, Inc., and she served as chair of the compensation committees of those companies. Her strong retail and brand marketing background strongly complements the expertise of the Board, and her past service as chair of the compensation committees of other public retail companies provides particularly useful background for her service on our Compensation Committee.

Kimberly Underhill Independent Director Age: 52 Director since: 2016 Committees: Compensation, Finance

Ms. Underhill has served as Global President of Kimberly-Clark Professional, a unit of Kimberly-Clark Corporation (global manufacturer of branded personal care, consumer tissue, and professional healthcare products) since April 2014. She previously served in other senior leadership positions with Kimberly-Clark, including President, Consumer Europe from August 2011 to April 2014; Vice President Country Manager, UK and Ireland from September 2009 to August 2011; and President, North America Group Products, Family Care from October 2006 to August 2009.

Skills and Qualifications

Ms. Underhill brings to our Board a broad-based business background and extensive experience in domestic and international consumer products operations, with particular strength in marketing, brand-building, strategic planning, and international business development. Additionally, Ms. Underhill is actively involved in management resources issues as a senior executive of a public company, which provides relevant expertise to both our Compensation Committee and Finance Committee, of which she is a member. Through her senior executive position at Kimberly-Clark, Ms. Underhill also has international and business development experience.

2017 Proxy Statement	7

Proposal 1

Dona D. Young Independent Lead Director Age: 63 Director since: 2001 Committees: Compensation, Executive, Nominating

Mrs. Young retired in April 2009 as Chairman, President and Chief Executive Officer of The Phoenix Companies, Inc. (at the time an insurance and asset management company) after a nearly 30-year career. She currently engages in independent strategic advising and consulting with a focus on corporate social responsibility and board governance issues. She also engages in CEO coaching and counseling. She is a member of the Supervisory Board of Aegon N.V. (multinational life insurance, pension, and asset management company), a trustee of the Saint James School in Saint James, Maryland, and a trustee of Save the Children in Westport, Connecticut where she serves as Vice Chair of the Audit Committee. She has previously served as a director of The Phoenix Companies, Inc., Wachovia Corporation, Sonoco Products Company, and Wittenberg University in Springfield, Ohio.

Skills and Qualifications

Mrs. Young brings significant financial, business, governance, and legal experience to our Board. Her long experience in the financial services sector, including service as both Chief Executive Officer and General Counsel of Phoenix, has exposed Mrs. Young to a number of areas, including financial reporting, leadership and talent development, and risk management. As a board member and former executive, she also has extensive transactional experience, including mergers and acquisitions, divestitures, spin-offs, and restructurings. Mrs. Young’s recognized leadership skills and broad corporate governance experience, including with regard to board succession planning, board composition, and executive leadership, are useful for her service as Lead Director and a member of both the Nominating Committee and the Compensation Committee. Mrs. Young serves as a member of the Supervisory Board and a member of both the risk committee and the audit committee of Aegon N.V. She also serves as a director of Save the Children International, a worldwide non-profit organization. Mrs. Young has had experience serving as an independent director on the boards of two other public companies, as well as on the boards of other non-profit organizations. Mrs. Young is a faculty member of the NACD Board Advisory Services. She has been an NACD Board Leadership Fellow since 2013 and a 2012 Advanced Leadership Fellow at Harvard University. Mrs. Young was named to the NACD Directorship 100 for 2015.

8	2017 Proxy Statement

Proposal 1

Summary of Director Qualifications and Experience

		Maxine Clark	Nicholas DiPaolo(1)	Alan D. Feldman	Jarobin Gilbert, Jr.	Richard A. Johnson	Guillermo G. Marmol	Matthew M. McKenna	Steven Oakland	Ulice Payne, Jr.	Cheryl Nido Turpin	Kimberly Underhill	Dona D. Young
Leadership	Chief Executive experience is important because directors who have served as CEOs of public or substantial privately-held companies have experience working, communicating, and engaging with a variety of important stakeholder groups, including shareholders, bondholders, and investment analysts
Broad-Based Business expertise provides a depth of experience to leverage in evaluating issues, and making business judgments
Digital and Channel Connectivity experience is important to the Company as we build a more powerful digital experience for our customers
Information Security experience is relevant given the importance of protecting both the Company’s and our customers’ information
International experience is important in understanding and reviewing our business and strategy outside of the United States, particularly in Europe as it is a strategic priority
Strategy	Retail, Brand Marketing, and Social Media experience gives directors a practical understanding of assessing, developing, and implementing our marketing and customer engagement strategies
Strategic Planning and Analysis experience provides a practical understanding of assessing, developing, and implementing the metrics of our long-term financial objectives and strategic priorities
Target Market experience is important to understand our business and strategy as our brands keenly focus on their target customers
Technology and Systems experience is important given the importance of technology to the retail marketplace, our internal operations, and our customer engagement initiatives
Accounting or Financial expertise gained from experience as a CEO, audit professional, or finance executive is important because it assists our directors in understanding and overseeing our financial reporting and internal controls
Governance	Business Development / Mergers and Acquisitions experience is important because it helps in assessing potential growth opportunities
Risk Management experience is helpful to the Board’s role in overseeing the risks facing the Company

(1)	Mr. DiPaolo is not standing for reelection as a director and will retire from the Board following the 2017 Annual Meeting of Shareholders.

2017 Proxy Statement	9

Corporate Governance

The Board is committed to good corporate governance and has adopted Corporate Governance Guidelines and other policies and practices to guide the Board and senior management.

Board Diversity

We believe that the Board possesses the appropriate mix of diversity in terms of gender, age, ethnicity, skills, business experience, service on our Board and the boards of other organizations, and viewpoints. We have refreshed our Board over the past six years, as seven highly-qualified directors were added to the Board, and five directors will have retired as of this Annual Meeting.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. The Board periodically reviews the guidelines and revises them, as appropriate. The Corporate Governance Guidelines are available on the corporate governance section of the Company’s corporate website at www.footlocker.com/corpgov. You may also obtain a printed copy of the guidelines by writing to the Secretary at the Company’s headquarters.

Committee Charters

The Board has adopted charters for each of the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating Committee. Copies of the charters for these committees are available on the corporate governance section of the Company’s corporate website at www.footlocker.com/corpgov. You may also obtain printed copies of these charters by writing to the Secretary at the Company’s headquarters.

Policy on Voting for Directors

Our Corporate Governance Guidelines provide that if a nominee for director in an uncontested election receives more votes “withheld” from his or her election than votes “for” election, then the director must offer his or her resignation for consideration by the Nominating Committee. The Nominating Committee will evaluate the resignation, weighing the best interests of the Company and its shareholders, and make a recommendation to the Board on the action to be taken. For example, the Nominating Committee may recommend (i) accepting the resignation, (ii) maintaining the director but addressing what the Nominating Committee believes to be the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. When making its determination, the Nominating Committee will consider all factors that it deems relevant, including (i) any stated reasons why shareholders withheld votes from the director, (ii) any alternatives for curing the underlying cause of the withheld votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Board and to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation would cause the Company to fall below the minimum number of directors required under the Company’s By-Laws or fail to meet any applicable U.S. Securities and Exchange Commission (the “SEC”) or New York Stock Exchange (the “NYSE”) requirements. We will promptly disclose the Board’s decision on whether to accept the director’s resignation, including, if applicable, the reasons for rejecting the offered resignation.

At this Annual Meeting, shareholders are being asked to approve an amendment to the By-Laws, which is recommended by the Board, to provide for majority voting for directors in uncontested elections. Please see Page 81 for more information on this proposal.

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Corporate Governance

Director Independence

The Board believes that a significant majority of its members should be independent, as determined by the Board based on the criteria established by the NYSE. Each year, the Nominating Committee reviews any relationships between outside directors and the Company that may affect independence. Currently, one of the twelve members of the Board serves as an officer of the Company, and the remaining eleven directors are independent under the criteria established by the NYSE. Please see Pages 16 through 17 for more information regarding director independence.

Committee Rotation

As a general principle, the Board believes that the periodic rotation of committee assignments on a staggered basis is desirable and provides an opportunity to foster diverse perspective and develop breadth of knowledge within the Board.

Lead Director

The Board believes that when the positions of Chairman and Chief Executive Officer are held by the same person, an independent lead director should be appointed.

The Lead Director’s responsibilities include:

•	presiding at Board meetings at which the Chairman is not present;

•	presiding at executive sessions of the independent directors;

•	attending meetings of each of the Board committees;

•	encouraging and facilitating active participation by, and communication among, all directors;

•	serving as the liaison between the independent directors and the Chairman;

•	approving Board meeting agendas after conferring with the Chairman and other members of the Board, as appropriate, and may add agenda items in her discretion;

•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	having the authority to call meetings of the independent directors;

•	leading the Board’s annual performance evaluation of the Chief Executive Officer, including an annual evaluation of the Chief Executive Officer’s interaction with the Board;

•	being available to advise the Chairman and the committee chairs in fulfilling their designated roles and responsibilities to the Board; and

•	performing such other functions as the Board or other directors may request.

The Board considers the periodic rotation of the Lead Director from time to time, taking into account experience, continuity of leadership, and the best interests of the Company.

Dona D. Young currently serves as the Lead Director. The Board believes that Mrs. Young is well suited to serve as Lead Director, given her business, financial, and governance background, as well as her more than sixteen years of service on our Board.

2017 Proxy Statement	11

Corporate Governance

Board Leadership Structure

Our Board evaluates, from time to time as appropriate, whether the same person should serve as Chairman and Chief Executive Officer, or whether the positions should be bifurcated, in light of all relevant facts and circumstances and what it considers to be in the best interests of the Company and our shareholders. In May 2016, the positions of Chairman and Chief Executive Officer were re-combined and are held by Richard A. Johnson, with Dona D. Young serving as independent Lead Director. The Board has utilized various leadership structures since 2001, as shown below:

Date	Leadership Structure
March 2001 – February 2004	Positions separated, with an independent director serving as Non-Executive Chairman
February 2004 – August 2009	Positions combined, with an independent Lead Director
August 2009 – January 2010	Positions separated, with the former Chairman and Chief Executive Officer serving as Executive Chairman and an independent director serving as Lead Director
January 2010 – December 2014	Positions combined, with an independent Lead Director
December 2014 – May 2015	Positions separated, with the former Chairman and Chief Executive Officer serving as Executive Chairman, and an independent director serving as Lead Director
May 2015 – May 2016	Positions separated, with an independent director serving as Non-Executive Chairman
May 2016 – Present	Positions combined, with an independent Lead Director

The Board believes that, based on the Company’s current facts and circumstances, its Board leadership structure is appropriate.

Executive Sessions of Non-Management Directors

The Board holds regularly scheduled executive sessions of non-management directors in conjunction with each quarterly Board meeting. Dona D. Young, as Lead Director, presides at these executive sessions.

Board Evaluations

Each year, the Board and its committees conduct self-evaluations. The Nominating Committee oversees the evaluation process and reviews the procedures, which may vary from year to year, in advance of each year’s evaluation process. The self-evaluation process is designed to elicit candid feedback regarding the areas where the Board and its committees could improve their effectiveness. In addition, in a prior year, the Nominating Committee engaged a third party to conduct a survey of the directors with regard to the assessment process and other governance areas and report to the full Board on the survey results and benchmark information, and may consider engaging a third party in the future with regard to the evaluation process.

Board Members’ Attendance at Annual Meetings

Directors are expected to attend annual meetings of shareholders. The annual meeting is normally scheduled on the same day as a quarterly Board meeting. In 2016, all of the directors then serving attended the annual meeting.

Director On-Boarding and Education

We have an on-boarding program for new directors that is intended to educate a new director on the Company and the Board’s practices. Over the course of the one-year on-boarding program, the newly-elected director meets with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and Secretary, and other members of senior management, to review the Company’s business operations, financial matters, strategy, investor relations, risk management, corporate governance, composition of the Board and its committees, and succession and development plans. Additionally, he

12	2017 Proxy Statement

Corporate Governance

or she visits our stores at the Company’s New York headquarters, and elsewhere, with senior management for an introduction to store operations. During the on-boarding year, new directors periodically meet with the Lead Director and will meet with the committee chairs for a deep dive into the work of the committees. We also provide the Board with educational training from time to time on subjects applicable to the Board and the Company, including with regard to retailing, accounting, financial reporting, and corporate governance, using both internal and external resources, and we encourage all directors to attend other continuing education programs.

Payment of Directors Fees in Stock

The non-employee directors receive one-half of their annual retainer fees, including committee chair retainer fees, in shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), with the balance payable in cash. Directors may elect to receive up to 100% of their annual retainer fees in stock.

Director Retirement

The Board has established a policy in its Corporate Governance Guidelines that directors retire from the Board at the annual meeting of shareholders following the director’s 72nd birthday.

Change in a Director’s Principal Employment

The Board has established a policy whereby a director is required to advise the Chair of the Nominating Committee of any change to his or her principal employment. If requested by the Chair of the Committee, after consultation with the members of the Committee, the director will submit a letter of resignation to the Chair of the Committee, and the Committee would then meet to consider whether to accept or reject the letter of resignation.

Succession Planning

The Board engages in an effective planning process to identify, evaluate, and select potential successors to the Chief Executive Officer and other members of senior management. The Chief Executive Officer reviews senior management succession planning with the Board. Each director has complete and open access to any member of management. Members of management are invited regularly to make presentations at Board and committee meetings and meet with directors in informal settings to allow the directors to form a more complete understanding of the executives’ skills and character.

Risk Oversight

The Board has oversight responsibilities regarding risks that could affect the Company. This oversight is conducted primarily through the Audit Committee. The Audit Committee has established procedures for reviewing the Company’s risks. These procedures include regular risk monitoring by management to update current risks and identify potential new and emerging risks, quarterly risk reviews by management with the Audit Committee, and an annual risk report to the full Board. The Audit Committee Chair reports on the committee’s meetings, considerations, and actions to the full Board at the next Board meeting following each committee meeting. In addition, the Compensation Committee considers risk in relation to the Company’s compensation policies and practices. The Compensation Committee’s independent compensation consultant provides an annual report to the committee on risk relative to the Company’s compensation programs.

The Company believes that this process for risk oversight is appropriate in light of the Company’s business, size, and active senior management participation, including by the Chief Executive Officer, in managing risk and holding regular discussions on risk with the Audit Committee, the Compensation Committee, and the Board.

2017 Proxy Statement	13

Corporate Governance

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines applicable to the Board, the Chief Executive Officer, and other covered executives. The Guidelines are as follows:

Covered Position	Stock Ownership Guidelines
Non-employee Director	4 x Annual Retainer Fee
Chief Executive Officer	6 x Annual Base Salary
Executive Vice President	3 x Annual Base Salary
Senior Vice President	2 x Annual Base Salary
Senior Vice President and General Manager / President of Operating Division	2 x Annual Base Salary
Vice President and General Manager	0.5 x Annual Base Salary
Vice President	0.5 x Annual Base Salary

Shares of unvested restricted stock, unvested restricted stock units (“RSUs”), and deferred stock units (“DSUs”) are counted towards beneficial ownership. Performance-based RSUs are counted once earned. Stock options and shares held through the Foot Locker 401(k) Plan are disregarded in calculating beneficial ownership for purposes of the Stock Ownership Guidelines.

Non-employee directors and executives who are covered by the guidelines are required to be in compliance within five years after the effective date of becoming subject to these guidelines. In the event of any increase in the required ownership level, whether as a result of an increase in the annual retainer fee or base salary or an increase in the required ownership multiple, the target date for compliance with the increased ownership guideline would be five years after the effective date of such increase.

All non-employee directors and executives who were required to be in compliance with the guidelines as of the end of the 2016 fiscal year are in compliance. The Company measures compliance with the guidelines at the end of the prior fiscal year based on the market value of the Company’s stock at that time.

If a director or covered executive fails to be in compliance with the guidelines as of the end of the prior fiscal year, he or she must hold the net shares obtained through future stock option exercises and the vesting of restricted stock and RSUs, after payment of applicable taxes, until coming into compliance with the guidelines. In order to take into consideration fluctuations in the Company’s stock price, any person who has been in compliance with the guidelines as of the end of at least one of the two preceding fiscal years and who has not subsequently sold shares will not be subject to this holding requirement. For non-employee directors, the Nominating Committee will consider a director’s failure to comply with the Stock Ownership Guidelines when considering that director for reelection.

Political Contributions

Our Code of Business Conduct prohibits making contributions on behalf of the Company to political parties, political action committees, political candidates, or holders of public office. The Company is a member of several trade associations which, as part of their overall activities, may engage in advocacy activities with regard to issues important to the retail industry or the business community generally.

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Corporate Governance

Communications with the Board

The Board has established a procedure for shareholders and other interested parties to send communications to the non-management members of the Board. Shareholders and other interested parties who wish to communicate directly with the non-management directors of the Company should send a letter to the Board of Directors, c/o Secretary, Foot Locker, Inc., 330 West 34th Street, New York, New York 10001.

The Secretary will promptly send a copy of the communication to the Lead Director, who may direct the Secretary to send a copy of the communication to the other non-management directors and may determine whether a meeting of the non-management directors should be called to review the communication.

A copy of the Procedures for Communications with the Board is available on the corporate governance section of the Company’s corporate website at www.footlocker.com/corpgov. You may obtain a printed copy of the procedures by writing to the Secretary at the Company’s headquarters.

Retention of Outside Advisors

The Board and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by, and report directly to, the Audit Committee. In addition, the Committee is responsible for the selection, assessment, and termination of the internal auditors to which the Company has outsourced a portion of its internal audit function, which is ultimately accountable to the Audit Committee. Similarly, the consultant retained by the Compensation Committee to assist in the evaluation of senior executive compensation reports directly to that committee.

Code of Business Conduct

The Company has adopted a Code of Business Conduct for directors, officers, and other employees, including its Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. A copy of the Code of Business Conduct is available on the corporate governance section of the Company’s corporate website at www.footlocker.com/corpgov. You may obtain a printed copy of the Code of Business Conduct by writing to the Secretary at the Company’s headquarters.

Any waivers of the Code of Business Conduct for directors and executive officers must be approved by the Audit Committee. The Company promptly discloses amendments to the Code of Business Conduct and any waivers of the Code of Business Conduct for directors and executive officers on the corporate governance section of the Company’s corporate website at www.footlocker.com/corpgov.

Related Person Transactions

We individually inquire of each of our directors and executive officers about any transactions in which the Company and any of these related persons or their immediate family members are participants. We also make inquiries within the Company’s records for information on any of these kinds of transactions. Once we gather the information, we then review all relationships and transactions of which we are aware in which the Company and any of our directors, executive officers, their immediate family members or five-percent shareholders are participants to determine, based on the facts and circumstances, whether the Company or the related persons have a direct or indirect material interest. The General Counsel’s office coordinates the related person transaction review process. The Nominating Committee reviews any reported transactions involving directors and their immediate family members in making its recommendation to the Board on the independence of the directors. The Company’s written policies and procedures for related person transactions are included within both the Corporate Governance Guidelines and the Code of Business Conduct. There were no related person transactions in 2016.

2017 Proxy Statement	15

Board of Directors

Organization and Powers

The Board has responsibility for establishing broad corporate policies, reviewing significant developments affecting the Company, and monitoring the general performance of the Company. Our By-Laws provide for a Board consisting of between 7 and 13 directors. The exact number of directors is determined from time to time by the entire Board. There are currently 12 directors on our Board. Mr. DiPaolo will be retiring at the conclusion of the Annual Meeting, and the Board has fixed the number of directors at 11 effective at such time.

The Board held five meetings during 2016. All of our directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served in 2016.

Directors’ Independence

A director is not considered independent under NYSE rules if he or she has a material relationship with the Company that would impair his or her independence. In addition to the independence criteria established by the NYSE, the Board has adopted categorical standards to assist it in making its independence determinations regarding individual directors. These categorical standards are contained in the Corporate Governance Guidelines, which are posted on the Company’s corporate website at www.footlocker.com/corpgov.

The Board has determined that the following categories of relationships are immaterial for purposes of determining whether a director is independent under the NYSE listing standards:

Categorical Relationship	Description

Investment Relationships with the Company	A director and any family member may own equities or other securities of the Company.

Relationships with Other Business Entities	A director and any family member may be a director, employee (other than an executive officer), or beneficial owner of less than 10% of the shares of a business entity with which the Company does business, provided that the aggregate amount involved in a fiscal year does not exceed the greater of $1 million or 2% of either that entity’s or the Company’s annual consolidated gross revenue.

Relationships with Not-for-Profit Entities	A director and any family member may be a director or employee (other than an executive officer or the equivalent) of a not-for-profit organization to which the Company (including the Foot Locker Foundation) makes contributions, provided that the aggregate amount of the Company’s contributions in any fiscal year do not exceed the greater of $1 million or 2% of the not-for-profit entity’s total annual receipts.

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Board of Directors

The Board, upon the recommendation of the Nominating Committee, has determined that the following directors are independent under the NYSE rules because they have no material relationship to the Company that would impair their independence:

Maxine Clark	Guillermo G. Marmol	Cheryl Nido Turpin
Nicholas DiPaolo	Matthew M. McKenna	Kimberly Underhill
Alan D. Feldman	Steven Oakland	Dona D. Young
Jarobin Gilbert, Jr.	Ulice Payne, Jr.

In making its independence determination, the Board reviewed recommendations of the Nominating Committee and considered Dona D. Young’s and Ulice Payne, Jr.’s relationships as directors of companies with which we do business. The Board has determined that these relationships meet the categorical standard for Relationships with Other Business Entities and are immaterial with respect to determining independence.

The Board also considered, in making its independence determination, Matthew M. McKenna’s relationship as an adjunct professor of Fordham University School of Law because the Foot Locker Foundation awarded a $5,000 scholarship to a Fordham University student in 2016. The Board has determined that this relationship meets the categorical standard for Relationships with Not-for-Profit Entities and is immaterial with respect to determining independence.

The Board has determined that all members of the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating Committee are independent as defined under the NYSE listing standards and the director independence standards adopted by the Board.

2017 Proxy Statement	17

Board of Directors

Committees of the Board

The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are five standing committees of the Board. Each independent director serves on at least two committees. The key oversight responsibilities of the committees, the current committee memberships, and the number of meetings held during 2016 are described below.

Audit Committee Guillermo G. Marmol, Chair 9 meetings in 2016

Key Oversight Responsibilities

•  appoints the independent auditors

•  approves the independent auditors’ compensation

•  assists the Board in fulfilling its oversight responsibilities in the following areas:

o  accounting policies and practices

o  the integrity of the Company’s financial statements

o  compliance with legal and regulatory requirements

o  the Company’s risk assessment and risk management policies

o  the qualifications, independence, and performance of the independent auditors

o  the qualifications, performance, and compensation of the internal auditors

•  reviews and monitors compliance with the Company’s Code of Business Conduct

•  establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters

Members Clark, Gilbert, Marmol, McKenna, Payne

This committee consists of five independent directors, as independence is defined under the SEC and NYSE rules applicable to audit committee members. All of the members meet the expertise requirements under the NYSE rules. The Board has determined that Mr. McKenna qualifies as an “audit committee financial expert,” as defined by the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through his relevant experience as a former senior financial executive of a large multinational corporation.

The Audit Committee Report appears on Page 80.

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Board of Directors

Compensation and Management Resources Committee Alan D. Feldman, Chair 4 meetings in 2016

Key Oversight Responsibilities

•  determines the compensation of the Chief Executive Officer

•  reviews and approves all compensation for the Company’s executive management group, which consists of the executive officers and corporate officers

•  responsible for decisions regarding equity compensation for other employees

•  assesses risk in relation to the Company’s compensation policies and practices

•  administers the Company’s various compensation plans, including the incentive plans, the equity-based compensation plans, and the employees’ stock purchase plan (Other than the Company’s 2007 Stock Incentive Plan (the “Stock Incentive Plan”), committee members are ineligible to participate in these compensation plans)

•  reviews and makes recommendations to the Board concerning executive development and succession

•  meets jointly with the Nominating Committee to review non-employee directors’ compensation and make recommendations to the Board concerning the form and amount of non-employee directors’ compensation

Members DiPaolo, Feldman, Oakland, Turpin, Underhill, Young

This committee consists of six independent directors, as independence is defined under the NYSE rules applicable to compensation committee members.

Please see the Compensation Discussion and Analysis (“CD&A”) on Pages 29 through 46 for a discussion of the Compensation Committee’s procedures for determining compensation, and the Compensation Committee Report on Page 47.

Finance and Strategic Planning Committee Matthew M. McKenna, Chair 4 meetings in 2016

Key Oversight Responsibilities

•  reviews the overall strategic and financial plans, including capital expenditure plans, proposed debt or equity issues, and the capital structure

•  considers and makes recommendations to the Board concerning dividend payments and share repurchases

•  reviews acquisition and divestiture proposals

Members Clark, DiPaolo, Feldman, Marmol, McKenna, Underhill

2017 Proxy Statement	19

Board of Directors

Nominating and Corporate Governance Committee Steven Oakland, Chair 5 meetings in 2016

Key Oversight Responsibilities

•  oversees corporate governance matters affecting the Company, including developing and recommending criteria and policies relating to service and tenure of directors

•  establishes criteria for Board candidates

•  retains the services of a third-party search firm from time to time to identify potential director candidates

•  selects new director nominees to recommend to the Board

•  considers the re-nomination of existing directors after conducting an annual review of each director’s qualifications, experience, and independence

•  reviews membership on the Board committees and, after consultation with the Chief Executive Officer and the Lead Director, makes recommendations to the Board annually regarding committee members and committee chair assignments

•  oversees the annual self-assessment process for the Board and committees

•  meets jointly with the Compensation Committee to review non-employee directors’ compensation and make recommendations to the Board concerning the form and amount of non-employee directors’ compensation

Members Gilbert, Oakland, Payne, Turpin, Young

Shareholders who wish to recommend candidates may contact the Nominating Committee in the manner described on Page 15 under Communications with the Board. Shareholder nominations must be made according to the procedures required under, and within the timeframe described in, the By-Laws and on Page 87. Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures will be evaluated by the Nominating Committee in the same manner as the Company’s nominees.

Executive Committee Richard A. Johnson, Chair No meetings in 2016	Key Oversight Responsibilities • shares all of the powers of the Board during intervals between Board meetings, except for certain matters reserved to the Board	Members Feldman, Johnson, Marmol, McKenna, Oakland, Young

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Board of Directors

Compensation and Management Resources Committee Interlocks and Insider Participation

Nicholas DiPaolo, Alan D. Feldman, Steven Oakland, Cheryl Nido Turpin, Kimberly Underhill, and Dona D. Young served on the Compensation Committee during 2016. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Directors’ Compensation and Benefits

Non-employee directors are paid an annual retainer fee and meeting fees for attendance at each Board and committee meeting. The Lead Director and the committee chairs are each paid additional retainer fees for service in these capacities. We do not pay additional compensation to any director who is also an employee of the Company for service on the Board or any committee. The independent compensation consultant retained by the Compensation Committee conducts an annual review and analysis of the directors’ compensation program and makes recommendations to the Compensation Committee and Nominating Committee, jointly, with regard to the program structure. Below is a summary of the fees paid to the non-employee directors in 2016:

Summary of Directors’ Compensation
Annual Retainer:	$130,000 (increased to $140,000 beginning January 2017) payable 50% in cash and 50% in Common Stock. Directors may elect to receive up to 100% of their annual retainer, including their committee chair retainer, in Common Stock. We calculate the number of shares paid to the directors for their annual retainer by dividing their retainer fee by the closing price of a share of Common Stock on the last business day preceding the July stock payment date.

Committee Chair Retainers:	$25,000: $25,000: $15,000: $15,000: None:	Audit Committee Chair Compensation Committee Chair Finance Committee Chair Nominating Committee Chair Executive Committee Chair

The committee chair retainers are paid in the same form as the annual retainer.

Lead Director Retainer:	$50,000 payable in cash.

Meeting Fees:	$2,000 per Board and committee meeting attended.

RSUs:	1,138 RSUs. The number of RSUs granted in 2016 was calculated by dividing $65,000 by the closing price of a share of Common Stock on the date of grant ($57.12). The RSUs will vest in May 2017, one year following the date of grant. Each RSU represents the right to receive one share of Common Stock on the vesting date.

2017 Proxy Statement	21

Board of Directors

Deferral Election

Non-employee directors may elect to receive all or a portion of the cash component of their annual retainer fee, including committee chair retainers, in the form of DSUs or to have these amounts placed in an interest account. Directors may also elect to receive all or part of the stock component of their annual retainer fee in the form of DSUs. The interest account is a hypothetical investment account bearing interest at the rate of 120% of the applicable federal long-term rate, compounded annually, and set as of the first day of each plan year. A stock unit is an accounting equivalent of one share of Common Stock.

Miscellaneous

We reimburse non-employee directors for reasonable expenses incurred in attending Board and committee meetings, and continuing education programs, including their transportation, hotel accommodations, and meals. Directors and their immediate families are eligible to receive the same discount on purchases of merchandise from our stores, catalogs, and Internet sites that is available to employees.

Fiscal 2016 Director Compensation

The amounts paid to each non-employee director for fiscal 2016, including amounts deferred under the Company’s Stock Incentive Plan, and the RSUs granted to each director are reported in the tables below:

Director Compensation

(a) Name	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)(1)(2)		(d) Total ($)
M. Clark	101,462	129,957		231,419
N. DiPaolo	143,546	129,957		273,503
A. Feldman	103,954	171,579	(3)	275,533
J. Gilbert, Jr.	103,462	129,957		233,419
G. Marmol	113,954	142,465		256,419
M. McKenna	108,942	137,473		246,415
S. Oakland	61,535	164,118	(3)	225,653
U. Payne, Jr.	20,666	—		20,666
C. Turpin	83,712	176,605	(3)	260,317
K. Underhill	18,666	—		18,666
D. Young	126,712	207,407	(3)	334,119

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Board of Directors

Notes to Director Compensation Table

(1)   Column (c) reflects the following three items:

Retainer fees paid in stock or deferred by the director

The fiscal 2016 grant date fair value for the portion of the annual retainer fees, including committee chair retainer fees, paid in shares of Common Stock or deferred by the director, is shown in the following table:

Name	Shares (#)	DSUs (#)	Grant Date Fair Value ($)
M. Clark	1,184	—	64,954
N. DiPaolo	1,184	—	64,954
A. Feldman	1,412	—	77,462
J. Gilbert, Jr.	1,184	—	64,954
G. Marmol	1,412	—	77,462
M. McKenna	1,321	—	72,470
S. Oakland	1,777	—	97,486
U. Payne, Jr.	—	—	—
C. Turpin	1,184	—	64,954
K. Underhill	—	—	—
D. Young	—	1,440	80,040

Stock portion of retainer fee. We made the annual stock payment to each director on July 1, 2016 (other than to Mr. Payne and Ms. Underhill who were not then serving). Under the terms of the Stock Incentive Plan, the stock payment was valued at the closing price of a share of Common Stock on June 30, 2016, which was $54.86. The 2016 grant date fair value is equal to the number of shares received or deferred by the director multiplied by $54.86, calculated in accordance with stock-based compensation accounting rules (ASC Topic 718). One director, who deferred the stock portion of her annual retainer, was credited with DSUs on the annual payment date, valued at $54.86 per unit.

Cash portion of retainer fee. For fiscal 2016, one director deferred part of the cash portion of her annual retainer fee and was credited during the fiscal year with DSUs on the quarterly cash retainer payment dates, valued at the fair market value on the payment dates, as follows: January 4, 2016 ($65.31; pro rated for 2 months of 2016 fiscal year), April 1, 2016 ($63.75), July 1, 2016 ($54.92), October 1, 2016 ($67.52), and January 3, 2017 ($71.73; pro rated for one month of 2016 fiscal year). The 2016 grant date fair value is equal to the number of DSUs received multiplied by the fair market value on the payment dates, calculated in accordance with stock-based compensation accounting rules (ASC Topic 718).

2017 Proxy Statement	23

Board of Directors

Dividend equivalents

The fiscal 2016 grant date fair value for dividend equivalents credited in the form of additional stock units to four directors during the year on the quarterly dividend payment dates, valued at the fair market value of the Common Stock on the dividend payment dates, is shown in the following table:

Name	04/29/16 FMV: $61.44 (#)	07/29/16 FMV: $59.62 (#)	10/28/16 FMV: $67.15 (#)	01/27/17 FMV: $68.01 (#)
A. Feldman	118	122	108	108
S. Oakland	7	7	6	6
C. Turpin	188	195	174	173
D. Young	248	262	234	232

The total number of DSUs credited to directors’ accounts for fiscal 2016, including the dividend equivalents and the units credited representing 2016 retainer fees reported in the above two tables, and the total number of units held at the end of fiscal 2016, are shown in the following table:

	Total DSUs
Name	Credited for 2016 (#)	Held at 1/28/17 (#)
A. Feldman	456	26,747
S. Oakland	26	1,496
C. Turpin	730	42,855
D. Young	2,416	57,668

Restricted Stock Units

The fiscal 2016 grant date fair value for the RSUs granted to the non-employee directors in 2016 is shown in the table below. The number of RSUs granted was calculated by dividing $65,000 by $57.12, which was the closing price of a share of Common Stock on the date of grant. The RSUs will vest in May 2017. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, please refer to Note 21 to the Company’s financial statements in our 2016 Annual Report on Form 10-K. The following table shows the aggregate number of RSUs granted in 2016 and the number of RSUs outstanding at the end of the 2016 fiscal year:

24	2017 Proxy Statement

Board of Directors

Name	RSUs Granted (#)	Grant Date Fair Value ($)	RSUs Outstanding on 1/28/17 (#)
M. Clark	1,138	65,003	1,138
N. DiPaolo	1,138	65,003	1,138
A. Feldman	1,138	65,003	1,138
J. Gilbert, Jr.	1,138	65,003	1,138
G. Marmol	1,138	65,003	1,138
M. McKenna	1,138	65,003	1,138
S. Oakland	1,138	65,003	1,138
U. Payne, Jr.	—	—	—
C. Turpin	1,138	65,003	1,138
K. Underhill	—	—	—
D. Young	1,138	65,003	1,138

(2)	No stock options were granted to the non-employee directors in 2016. None of the non-employee directors held any stock options at the end of the 2016 fiscal year.
(3)	Stock payment deferred in the form of stock units under the Stock Incentive Plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan was frozen as of December 31, 1995. Consequently, only Jarobin Gilbert, Jr. is entitled to receive a benefit under this plan after he completes his service as a director because he completed at least five years of service as a director prior to December 31, 1995. The retirement benefit under this plan is $24,000 per year, payable quarterly for the lesser of 10 years after the director leaves the Board or until his death.

Directors and Officers Indemnification and Insurance

We have purchased directors and officers liability and corporation reimbursement insurance from a group of insurers comprising ACE American Insurance Co., Zurich American Insurance Co., Arch Insurance Co., Travelers Casualty and Surety Company of America, Freedom Specialty Insurance Co., Berkley Insurance Co., Navigators Insurance Co., Aspen American Insurance Co., XL Insurance Bermuda Ltd., Illinois National Insurance Co., and Endurance American Insurance Co. These policies insure the Company and all of the Company’s wholly-owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 12 months, from October 12, 2016 until October 12, 2017. The total annual premium for these policies, including fees and taxes, is $852,189. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by a group of insurers comprising Arch Insurance Co., Travelers Casualty and Surety Company of America and ACE American Insurance Co., which have a total premium, including fees and taxes, of $380,954 for the 12-month period ending October 12, 2017.

The Company has entered into indemnification agreements with its directors and officers, as approved by shareholders at the 1987 Annual Meeting.

2017 Proxy Statement	25

Beneficial Ownership of the Company’s Stock

Directors and Executive Officers

The table below shows the number of shares of Common Stock reported to us as beneficially owned by each of our directors and named executive officers as of March 20, 2017. The table also shows beneficial ownership by all directors, named executive officers, and executive officers as a group as of that date, including shares of Common Stock that they have a right to acquire within 60 days after March 20, 2017 by the exercise of stock options.

No director or named executive officer beneficially owned 1% or more of the total number of outstanding shares as of March 20, 2017. Each person has sole voting and investment power for the number of shares shown unless otherwise noted.

	Common Stock	Stock Options
	Beneficially Owned	Exercisable Within
	Excluding	60 Days After	RSUs and
	Stock Options	3/20/17	DSUs	Total
Name	(#) (a)	(#)	(#) (b)	(#)
Paulette R. Alviti	51,032	29,417	6,302	86,751
Maxine Clark	8,275	—	1,138	9,413
Nicholas DiPaolo	70,014 (c)	—	1,138	71,152
Alan D. Feldman	59,832	—	27,885	87,717
Jarobin Gilbert, Jr.	13,426	—	1,138	14,564
Stephen D. Jacobs	63,991	53,236	9,147	126,374
Richard A. Johnson	286,838	539,726	21,736	848,300
Lewis P. Kimble	41,875	42,503	7,250	91,628
Guillermo G. Marmol	27,336	—	1,138	28,474
Matthew M. McKenna	43,189	—	1,138	44,327
Steven Oakland	4,861	—	2,634	7,495
Ulice Payne, Jr.	—	—	—	—
Lauren B. Peters	140,197	215,836	7,657	363,690
Cheryl Nido Turpin	43,066	—	43,993	87,059
Kimberly Underhill	—	—	—	—
Dona D. Young	40,401	—	58,806	99,207
All 21 directors and executive officers as a group, including the named executive officers	1,026,736	1,035,602	202,022	2,264,360 (d)

26	2017 Proxy Statement

Beneficial Ownership of the Company’s Stock

Notes to Beneficial Ownership Table

(a)	This column includes shares held in the Company’s 401(k) Plan and, where applicable, executives’ unvested shares of restricted stock listed below over which they have sole voting power but no investment power:

Unvested Shares
Name	of Restricted Stock (#)
R. Johnson	78,520
L. Peters	38,812
S. Jacobs	33,515
L. Kimble	15,677
P. Alviti	25,677
(b)	This column includes (i) the number of DSUs credited as of March 20, 2017 to the accounts of the directors who elected to defer all or part of their annual retainer fee, and (ii) time-vested RSUs. The DSUs and RSUs do not have current voting or investment power.
(c)	Includes 1,050 shares held by his spouse.
(d)	This number represents approximately 1.7% of the shares of Common Stock outstanding at the close of business on March 20, 2017.

Persons Owning More Than Five-Percent of the Company’s Common Stock

The table below provides information on shareholders who beneficially own more than 5% of our Common Stock as of December 31, 2016 according to reports filed with the SEC. To the best of our knowledge, there are no other shareholders who beneficially own more than 5% of a class of the Company’s voting securities.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership (#)	Class
The Vanguard Group, Inc.	12,728,444(a)	9.61%(a)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	9,314,414(b)	7.0%(b)
55 East 52nd Street
New York, New York 10055
FMR LLC	7,218,272(c)	5.453%(c)
245 Summer Street
Boston, Massachusetts 02210

2017 Proxy Statement	27

Beneficial Ownership of the Company’s Stock

Notes to Table on Persons Owning More than Five-Percent of the Company’s Common Stock

(a)	Reflects shares beneficially owned as of December 31, 2016 according to Amendment No. 5 to Schedule 13G filed with the SEC. As reported in this schedule, The Vanguard Group, an investment adviser, holds sole voting power with respect to 209,068 shares, sole dispositive power with respect to 12,485,805 shares, and shared dispositive power with respect to 242,639 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 172,989 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 105,729 shares as a result of its serving as investment manager of Australian investment offerings.
(b)	Reflects shares beneficially owned as of December 31, 2016 according to Amendment No. 7 to Schedule 13G filed with the SEC. As reported in this schedule, BlackRock, Inc., a parent holding company, holds sole voting power with respect to 7,789,861 shares and sole dispositive power with respect to 9,314,414 shares.
(c)	Reflects shares beneficially owned as of December 31, 2016 according to Amendment No. 1 to Schedule 13G filed with the SEC. Each of FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management Trust Company, FMR Co., Inc, and Strategic Advisers, Inc. beneficially owns shares. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than 10% of the Company’s Common Stock file reports of ownership and changes in ownership of Foot Locker’s Common Stock with the SEC. Based solely on our review of copies of such forms furnished to the Company and written representations that no other reports were required during the 2016 fiscal year, we believe that during the 2016 fiscal year, the persons subject to Section 16(a) reporting complied with all applicable SEC filing requirements.

28	2017 Proxy Statement

Executive Compensation

Compensation and Risk

The Company has completed a risk-related review and assessment of our compensation program and considered whether our executive compensation is reasonably likely to result in a material adverse effect on the Company. As part of this review, the independent compensation consultant to the Compensation Committee reviewed risk in relation to the Company’s compensation policies and practices with the Company’s human resources executives directly involved in compensation matters. The consultant reviewed the compensation policies and practices in effect for corporate and division employees through the manager level, store managers, and store associates, and reviewed the features we have built into the compensation programs to discourage excessive risk taking by employees, including a balance between different elements of compensation, differing time periods for different elements, consistent Company-wide programs, plan performance targets based on the corporate budgeting process, and stock ownership guidelines for senior management.

Compensation Discussion and Analysis

This CD&A focuses on how our named executive officers were compensated in 2016, and how their 2016 compensation aligns with our pay-for-performance philosophy. Our CD&A is divided into the following four sections: Executive Summary, Our Compensation Program Design and Structure, Procedures for Determining Compensation, and Additional Information.

As part of an internal reorganization in 2016, we made a number of strategic changes designed to strengthen the Company’s position in the global marketplace, align with our vendor partners, and achieve our long-term goals across two macro geographies: North America and International. We appointed Stephen D. Jacobs to lead North America and Lewis P. Kimble to lead International, and they were designated as executive officers of the Company as a result of this reorganization.

Our five named executive officers included in this CD&A and the related compensation tables are listed below.

Richard A. Johnson	Chairman of the Board, President and Chief Executive Officer
Lauren B. Peters	Executive Vice President and Chief Financial Officer
Stephen D. Jacobs	Executive Vice President and Chief Executive Officer—North America
Lewis P. Kimble	Executive Vice President and Chief Executive Officer—International
Paulette R. Alviti	Senior Vice President and Chief Human Resources Officer

Executive Summary

We design our executive compensation program to attract, motivate, and retain talented executives in order to achieve the Company’s short- and long-term strategic priorities and deliver value to our shareholders. We do this by tying pay closely to our business strategy and Company performance. The more senior an executive’s position, the greater the portion of his or her compensation that is tied to Company performance. The Compensation Committee, which is comprised of six independent directors, oversees the executive compensation program.

2017 Proxy Statement	29

Executive Compensation

CEO	Average of Other Named Executive Officers’
2016 Total Direct Compensation*	2016 Total Direct Compensation*

Performance-Based Compensation=85%	Performance-Based Compensation=68%

*	Total Direct Compensation includes salary, Annual Bonus, and long-term incentives (“LTI”) (consisting of LTIP, stock options, and, where applicable, RSU awards).

Our Key Compensation Governance Policies

What We Do	What We Do Not Do

Closely align executive pay with performance
Set rigorous, objective performance goals
Maintain a clawback policy
Impose and monitor meaningful stock ownership guidelines
Require a one-year time-based vesting period for earned long-term incentive plan payouts following attainment of performance goals
Include double-trigger change in control provisions in employment agreements and equity awards
Mitigate undue risk in compensation programs
Provide reasonable perquisites
Retain independent compensation consultant to advise the Compensation Committee
Hold annual “Say-on-Pay” advisory vote
No tax gross-ups for perquisites or change in control payments
No hedging of the Company’s shares
No repricing of stock options without shareholder approval
No stock options granted below fair market value
No dividends or dividend equivalents on time-vested or unearned performance RSUs
No excessive severance benefits

30	2017 Proxy Statement

Executive Compensation

2016 Performance Highlights

Our 2016 fiscal year was a very strong year for Foot Locker. The power and relevance of our strategic initiatives, as well as our team’s outstanding execution of them, can be seen in the financial success we achieved in 2016, as shown in this brief list of highlights:

•	Sales totaled $7.8 billion, the most in our history as an athletic company;

•	Full-year comparable store sales gain of 4.3%, our seventh consecutive year of significant sales growth;

•	Operating income reached $1 billion, the first time our Company has attained this milestone;

•	Gross margin and operating expense rates both improved, as did our rate of EBIT,* which reached a record 13%;

•	Earned net income of $4.82 per share, on a non-GAAP* basis, a 12% increase over 2015;

•	Invested $254 million in our business to drive future growth; and

•	Total Shareholder Return (stock price appreciation plus reinvested dividends) was 3.2%, which positioned us at the 77th percentile versus our peer group.

* A reconciliation to GAAP is provided on Pages 16 through 18 of our 2016 Annual Report on Form 10-K.

Strategic Plan Results

We have now completed two years under our 2015-20 long-term strategic framework, which is described below. This framework established priorities over the near-term, intermediate-term, and long-term to enhance our performance and achieve even more challenging long-term financial objectives than under the prior long-term strategic plan, and we have made significant progress towards achieving these long-term objectives, as shown below.

Strategic Framework	Priorities

• Drive performance in the Core Business with compelling customer engagement

• Expand our leading position in the Kids’ business

• Aggressively pursue European Expansion opportunities

• Build our Apparel penetration and profitability

• Build a more powerful Digital business with customer-focused channel connectivity

• Deliver exceptional growth in our Women’s business

• Build on our industry-leading team by embracing the power of our People

2017 Proxy Statement	31

Executive Compensation

Progress Made Towards Achieving Our Strategic Plan

			2015-20
			Long-Term
Financial Metrics	2015	2016	Objectives
Sales (billions)	$7.4	$7.8	$10
Sales Per Gross Square Foot	$504	$515	$600
Adjusted Earnings Before Interest and Taxes (EBIT) Margin	12.8%	13.0%	12.5%
Adjusted Net Income Margin	8.2%	8.4%	8.5%
Return on Invested Capital (ROIC)	15.8%	15.1%	17%

The chart above reflects non-GAAP results. There is a reconciliation to GAAP on Pages 16 through 18 of our 2016 Annual Report on Form 10-K.

Impact of Company Performance on Annual and Long-Term Incentive Pay

Foot Locker strives to be a consistently high-performing company, with a history of setting very challenging performance goals. When we achieve our goals, incentive payouts are earned. As shown above, our 2016 performance was quite strong but, compared to the very high bar we set for ourselves, that strong performance fell short of our 2016 Annual Bonus Plan target performance goals. As a result, below-target awards were earned for 2016 under the Annual Bonus Plan. For the 2015-16 performance period under the Long-Term Incentive Plan (“LTIP”), however, especially strong performance in 2015 helped the Company to exceed the applicable target performance goals and the named executive officers earned above-target LTIP awards. Please see Pages 37 through 40 and the Summary Compensation Table on Pages 48 through 49 for more details on these incentive programs and the named executive officers’ earned awards under the plans.

Compensation Program Changes for 2016 and Beyond

The Compensation Committee reviewed the executive compensation program for 2016 and, following its review, made certain changes to the program, which we describe below. The purpose of these changes was to continue to incentivize strong performance and provide the executives with competitive total compensation opportunities appropriate to their positions, while further aligning their interests with our shareholders.

Increased Equity Portion of LTIP Payout. Beginning with the 2016-17 performance period, the LTIP payout was changed to 75% RSUs and 25% cash to further align the compensation for our executives with the interests of our shareholders. For prior performance periods, the payout mix was 50% RSUs and 50% cash. Beginning with the 2017-18 performance period, the payout mix for our CEO will be 100% RSUs.

Instituted an LTIP Performance Floor. The Compensation Committee approved a “performance floor” set at 85% of the target goal for LTIP awards. As a result, beginning with awards made for the 2016-17 performance period, no payouts will be earned if actual performance is below 85% of the pre-established target goal. In setting a performance floor, the Compensation Committee considered various factors, such as our long-term strategic plan and financial objectives, the consistent rigor of LTIP performance goals established by the Compensation Committee based on the financial plans approved by the Finance Committee and the Board, the market environment, and the overall objectives of our compensation program. Previously (including for the completed 2015-16 performance period), LTIP awards were subject to a “performance gate,” meaning that no amounts would be earned unless the Company’s average annual after-tax income for the performance period exceeded the Company’s after-tax income in the year prior to the beginning of the relevant performance period. The Committee made this change to set a consistent performance threshold for each performance period relative to the approved financial plans and ensure that our LTIP is market-competitive among peer companies with similar program designs. We believe this change supports the goals of our overall compensation program, which are to attract, motivate, and retain executives most critical to the long-term success of the Company.

32	2017 Proxy Statement

Executive Compensation

Rebalanced Long-Term Incentive Awards to CEO. The Compensation Committee changed the mix of long-term incentives awarded to the CEO so that a majority of his long-term incentives is awarded in the form of performance-based LTIP. The remainder is delivered in annual stock option grants. After this rebalance, the target LTIP award represents approximately 80% of the total long-term incentives granted to the CEO, and the grant date value of his stock option awards equals approximately 20% of his total long-term incentives.

2016 Say-on-Pay Shareholder Vote

At our 2016 Annual Meeting, 91% of shareholders voting on the advisory vote on executive compensation supported the executive compensation program. The Compensation Committee considered the results of the 2016 Say-on-Pay vote and our shareholders’ strong support of our executive compensation program in reviewing the executive compensation program for 2017. In light of this, the Compensation Committee decided to retain the general program design, which ties executive pay closely with Company performance. In the future, the Compensation Committee will continue to consider the executive compensation program in light of changing circumstances and shareholder feedback. Our Say-on-Pay vote is currently held on an annual basis, consistent with the views expressed by a majority of our shareholders last year.

2016 Compensation Decisions

The Compensation Committee made certain compensation decisions for our named executive officers in 2016, including setting and approving incentive compensation performance goals, which are described below.

Base Salaries

As part of its annual review of compensation, the Compensation Committee approved base salary increases effective May 1, 2016 for each of the named executive officers, as shown below, based on each executive’s performance and a position-oriented analysis of market salaries. Mr. Johnson’s salary increase reflected his expanded role as Chairman of the Board in addition to Chief Executive Officer and was made to ensure a competitive base salary in this role. In 2016, Ms. Peters’ role as Chief Financial Officer was expanded to include responsibility for Sourcing and Logistics, and Mr. Jacobs’ and Mr. Kimble’s roles expanded when they were promoted to head, respectively, the newly-established North America and International divisions. The Committee considered the increased scope of the roles for Ms. Peters, Mr. Jacobs, and Mr. Kimble in determining the level of salary increase for these executives in 2016.

Named Executive Officer	2015 Base Salary	2016 Base Salary	Base Salary Increase (%)
Richard A. Johnson	$1,050,000	$1,100,000	4.8%
Lauren B. Peters	$605,000	$675,000	11.6%
Stephen D. Jacobs	$780,000	$850,000	9.0%
Lewis P. Kimble	$555,000	$650,000	17.1%
Paulette R. Alviti	$475,000	$490,000	3.2%

Annual Bonus Plan

At the beginning of 2016, the Compensation Committee established annual bonus performance targets under the Annual Bonus Plan for the named executive officers. The targets with regard to Mr. Johnson, Ms. Peters, and Ms. Alviti were based on the Company achieving adjusted pre-tax income of $1,038.0 million, a 9.3% increase over 2015 adjusted pre-tax income, in line with the Company’s financial plan and strategic objectives. Based on adjusted pre-tax income of $1,010.1 million, these executives earned a bonus of 79.8% of their respective target awards for 2016.

2017 Proxy Statement	33

Executive Compensation

As division executives, the annual bonus targets for Mr. Jacobs and Mr. Kimble were based on division profit targets for the North America division and the International division, respectively. We established these divisions in 2016, which include both store and digital operations for these regions, in order to further “channel-agnostic” behavior and performance. The North America division comprises the stores and digital operations of Foot Locker U.S., Lady Foot Locker, Kids Foot Locker, SIX:02, Champs Sports, Footaction, and Foot Locker Canada. International comprises the stores and digital operations of Foot Locker Europe, Foot Locker Asia Pacific, Runners Point, and Sidestep. Based on the profit achieved by each of the divisions, Mr. Jacobs earned a bonus of 82.4% and Mr. Kimble earned a bonus of 66.0% of their respective target awards for 2016. For competitive reasons, we do not disclose the profit targets for the North America or International divisions, as we do not publicly disclose results of these divisions on a separate basis, and we consider it competitively harmful to make that information public. Consistent with our objective of setting challenging goals for executives throughout the Company, we believe that the achievement of the profit goals for these divisions was demanding, as evidenced by the below-target awards earned by these executives despite the overall strong performance of the divisions in 2016.

The Compensation Committee increased the annual target awards for 2016 for certain executives, reflecting the increased scope of their roles and to differentiate among the roles most critical to the continued success of the Company. Annual target awards are based on a percentage of base salary, and for 2016 the named executive officers’ target awards are shown below, along with changes, as applicable, to the 2015 target awards:

Executive	2015 Annual Target Award	2016 Annual Target Award
R. Johnson	125%	150%
L. Peters, S. Jacobs, and L. Kimble	65%	75%
P. Alviti	50%	50%

Please see Pages 37 through 38 and the Summary Compensation Table on Pages 48 through 49 for more details on the Annual Bonus Plan and the named executive officers’ earned payouts.

Long-Term Incentive Program

Our long-term incentive program includes (i) the performance-based LTIP delivered in cash under this plan and equity under the Stock Incentive Plan and (ii) long-term equity awards under the Stock Incentive Plan in the form of stock options, time-based restricted stock and RSUs. Performance-based LTIP awards and stock options are granted annually, while time-vested restricted stock and RSU awards are granted in special circumstances, such as for new hires, promotions, or retention purposes.

LTIP. At the beginning of 2015, the Compensation Committee established performance targets for the 2015-16 performance period under the LTIP. The targets that the Compensation Committee established were based on the Company achieving two-year average annual net income of $572.4 million (which accounts for 70% of the payout) and ROIC of 15.3% (which accounts for 30% of the payout). Based on actual results for the performance period, each of our named executive officers earned a payout of 141.3% of his or her respective target award. The amounts earned for this two-year performance period will not be paid to participants until 2018, following the completion of a one-year time-based vesting period. Please see Pages 38 through 40 and the Summary Compensation Table on Pages 48 through 49 for more details on the LTIP and the named executive officers’ earned payouts.

In 2016, the Compensation Committee established LTIP performance targets for the 2016-17 performance period based on two-year average annual net income (70%) and ROIC (30%). Since this performance period is still on-going, the Committee will determine whether payouts have been earned following the end of the Company’s 2017 fiscal year. If awards are earned for the 2016-17 performance period, payment will be made to participating executives in 2019, following the completion of a one-year time-based vesting period.

34	2017 Proxy Statement

Executive Compensation

Stock Options. The Compensation Committee granted stock options to each of the named executive officers as part of its annual compensation review in 2016. In deciding to grant the stock options and determining the value of the awards, the Compensation Committee considered each executive’s position and the competitive market for equivalent talent. For Mr. Johnson, the approximate grant date value of his stock option award equalled 200% of base salary. For other executives, the Committee awarded a standardized grant to executives holding comparable positions. These awards are shown in the chart below. All of the stock options have a three-year vesting schedule, with one-third of each option grant vesting on the first, second, and third anniversary of the grant date, subject to continuous service through each vesting date. The values shown for the stock option grants are based on a Black-Scholes value of $15.78 on the date of grant.

Named Executive Officer	Stock Options (#)	Stock Options Black-Scholes Value ($)
R. Johnson	139,380	2,200,016
L. Peters	28,510	450,010
S. Jacobs	28,510	450,010
L. Kimble	28,510	450,010
P. Alviti	14,255	225,005

Special Retention RSU Awards. The Compensation Committee granted special RSU awards in 2016 for retention and succession planning objectives to each of the named executive officers, other than Mr. Johnson. In deciding to grant these awards and determining the value of the awards, the Compensation Committee considered each executive’s position, including those with expanded scope and responsibilities, and the competitive market for equivalent talent. These awards are shown in the chart below. Other than for Mr. Kimble, all of the special awards will vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to continuous service through the vesting dates. Mr. Kimble’s special award will cliff vest on the third anniversary of the date of grant, which aligns with the time period of his current international assignment, and is subject to his continuous service through the vesting date. The values shown for the RSU awards are based on the closing stock price of $63.79 on the date of grant. Other than with regard to these special awards, no awards of time-vested restricted stock or RSUs were granted to the named executive officers in 2016.

Named Executive Officer	RSUs (#)	Grant Date Fair Value ($)
L. Peters	18,812	1,200,017
S. Jacobs	23,515	1,500,022
L. Kimble	15,677	1,000,036
P. Alviti	15,677	1,000,036

Special Performance-Based RSU Award. In 2014, the Compensation Committee approved a special performance-based RSU (“PBRSU”) award for Mr. Jacobs based on total Company EBIT for 2014-16, with the EBIT targets for each fiscal year within this performance period set at the beginning of each fiscal year. The Compensation Committee granted this special award to incentivize Mr. Jacobs, as a division executive, to focus on achieving total Company performance, as well as division performance. Under this special award, if 90%-120% of the EBIT target for the three-year period was achieved, Mr. Jacobs would earn 10,000 RSUs; and if greater than 120% of the three-year target was achieved, Mr. Jacobs would earn 12,000 RSUs. Based on achieving 104.3% of the target for the three-year period, Mr. Jacobs earned 10,000 RSUs, which fully vested on March 31, 2017. The targets and actual performance for each of the years in the performance period are shown in the table below.

2017 Proxy Statement	35

Executive Compensation

Total Company EBIT	Target	Actual
2014	$744.7 million	$813.1 million
2015	$871.1 million	$945.7 million
2016	$1,042.0 million	$1,012.1 million
Performance Result		104.3% of Target

Our Compensation Program Design and Structure

Pay Components and Mix

Our compensation program objectives are to pay for performance by establishing challenging objectives that support the attainment of Foot Locker’s long-term strategic plan, to align the interests of our executives with our shareholders through the use of equity vehicles, and to provide a balance of incentives that reward the attainment of both short- and long-term goals. Consistent with these objectives, a significant portion of compensation for our executives is performance-based using a combination of annual bonus and long-term incentives. For 2016, 85% of the total direct compensation delivered to our CEO was performance based and, on average, 68% of the other named executive officers’ compensation was performance based. The variability in performance-based compensation directly ties the executives’ pay to our performance, including our financial results, strategic priorities, and stock price performance. The payment of a base salary provides a balance between fixed, cash compensation and compensation at risk through Company performance.

CEO 2016 Total Direct Compensation*	Average of Other Named Executive Officers’ 2016 Total Direct Compensation*

Performance-Based Compensation=85%	Performance-Based Compensation=68%

*	Total Direct Compensation includes salary, Annual Bonus, and long-term incentives (“LTI”) (consisting of LTIP, stock options, and, where applicable, RSU awards).

Benchmarking Approach

We have established benchmarks for compensation, including cash and equity, for each named executive officer. These benchmarks are reviewed annually and are based upon compensation for comparable positions in a peer group consisting of publicly-traded global retail companies with revenues of approximately one-third to two and one-half times the Company’s revenue. We also use the peer group data to assess the competitiveness of total direct compensation awarded to our senior executives and as a data point in designing compensation plans, benefits, and perquisites.

36	2017 Proxy Statement

Executive Compensation

The Compensation Committee has determined that the following companies comprise the appropriate peer group for executive compensation purposes based upon the nature of their businesses, their revenues, and the pool from which they recruit their executives. The companies included in our peer group for 2016 compensation decisions were:

Abercrombie & Fitch Co.	Dick’s Sporting Goods Inc.	Genesco Inc.
American Eagle Outfitters, Inc.	DSW Inc.	L Brands, Inc.
Ascena Retail Group, Inc.	The Finish Line Inc.	Ross Stores, Inc.
Autozone, Inc.	GameStop Corp.	Signet Jewelers Limited
Bed, Bath & Beyond Inc.	The Gap Inc.	Williams-Sonoma, Inc.
Caleres, Inc.

One goal of the Compensation Committee is to provide competitive total compensation opportunities for the named executive officers that vary with Company performance. The Compensation Committee uses the peer group benchmark information as a reference point in evaluating executive compensation, assessing the competitiveness of total direct compensation awarded to our senior executives, and designing compensation plans, benefits, and perquisites; it does not, however, attempt to match the compensation of each executive position in the Company precisely with that of an equivalent position in the peer group. In general, the Compensation Committee looks to position an executive’s total compensation between the median and 75th percentile of comparable positions at peer companies, consistent with the Company’s revenue in relation to peer companies. The Compensation Committee also considers other factors, including performance, responsibility, experience, tenure, and market positioning, when determining compensation.

Components of Our Executive Compensation Program

Another goal of the Compensation Committee is to align the compensation program with our business strategy and our shareholders’ interests. In order to achieve these objectives, our executive compensation program includes a mix of annual and long-term compensation, as well as a mix of cash and equity compensation. The components of our executive compensation program are: base salary, Annual Bonus, Long-Term Incentive Program, retirement and other benefits, and perquisites.

Base Salary

Base salaries represent the fixed portion of total direct compensation for our executives. We pay base salaries to provide our named executive officers with market-competitive fixed compensation that is appropriate to their position, experience, and responsibilities. Base salaries aid in attracting and retaining talented executives. The Compensation Committee annually reviews the named executive officers’ salaries. Annual salary increases are not automatic. Salary adjustments are made after consideration of pay for similar positions among our peer group, internal pay equity, and scope of responsibilities for each position. Base salaries of named executive officers rarely change materially from year-to-year unless there has been a promotion, other change in responsibility, or other special factors apply.

Performance-Based Annual Cash Bonus

We pay performance-based annual cash bonuses to our named executive officers under the Annual Bonus Plan in order to incentivize them to work toward achievement of annual performance goals established by the Compensation Committee. Payments are calculated as a percentage of actual base salary earned by the executive during the year.

Our Annual Bonus Plan is formula driven, with targets established by the Compensation Committee based upon the business plan and budget reviewed and approved each year by our Finance Committee and the Board. Our Annual Bonus Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or more performance measures from a list of factors that have been approved by shareholders. The Compensation Committee established a corporate performance target under the Annual Bonus Plan for Mr. Johnson, Ms. Peters, and Ms. Alviti for 2016 based upon

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the Company’s achievement of a prescribed level of pre-tax income, and established performance targets based on division profit for Mr. Jacobs and Mr. Kimble. The Annual Bonus Plan for the named executive officers makes bonus payments based upon the Company’s or relevant division’s results, without individual performance adjustments. Executives who receive a “not meeting performance” rating in their annual performance review are ineligible to receive an annual bonus payment. All bonus targets and calculations are based on the results of continuing operations.

The Company achieved adjusted pre-tax income of $1,010.1 million in 2016, a 7.3% increase over 2015. While this performance was quite strong, we had established even more challenging performance goals under the Annual Bonus Plan, which we did not achieve. As a result, below-target annual cash bonuses were earned by Mr. Johnson, Ms. Peters, and Ms. Alviti. Similarly, based on the division profit results for the North America and International divisions relative to their performance targets, Mr. Jacobs and Mr. Kimble earned below-target annual cash bonuses. Consistent with our objective of setting challenging goals for executives throughout the Company, we believe that the achievement of the division profit goals for these divisions was demanding, as evidenced by the below-target awards earned by these executives despite strong performance of the divisions in 2016. The corporate performance targets under the Annual Bonus Plan, the actual results achieved for 2016, and the corresponding payout percentages are shown below. As previously stated, for competitive reasons, we do not disclose the division profit for the North America or International divisions, as we do not publicly disclose results of these divisions on a separate basis, and we consider it competitively harmful to make that information public.

Total Company	Threshold	Target	Maximum	Actual
Adjusted Pre-tax profit	$934.2 million	$1,038.0 million	$1,245.5 million	$1,010.1 million
Payout as Percentage of Target Award	25%	100%	175%	79.8%

Bonus payouts are calculated on the basis of straight-line interpolation between the threshold, target, and maximum points. If the Company does not achieve threshold performance, then no annual bonus is paid. Target payments under the Annual Bonus Plan for the named executive officers, and actual payments for 2016 based upon the Company’s and applicable divisions’ performance, are shown in the chart below.

	Target as a Percentage of Base Salary	Actual 2016 Payout Percentage	Actual 2016 Payout ($)
R. Johnson	150%	79.8%	1,301,738
L. Peters	75%	79.8%	393,514
S. Jacobs	75%	82.4%	521,867
L. Kimble	75%	66.0%	318,018
P. Alviti	50%	79.8%	194,014

Long-Term Incentive Program

Our long-term incentive program consists of the (i) performance-based LTIP delivered in cash under the LTIP Plan and equity under the Stock Incentive Plan, and (ii) long-term equity awards under the Stock Incentive Plan, in the form of stock options, restricted stock or time-vested RSUs. We provide long-term incentives and make these awards to our named executive officers in order to incentivize them to work toward the Company’s achievement of performance goals established by the Compensation Committee for each performance period. We provide equity-based long-term incentives to our named executive officers in order to provide alignment with shareholder value creation and enhance the retentive value of our compensation program.

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LTIP

The LTIP is designed to reward executives for achieving multi-year performance targets. Our LTIP is formula-driven, with targets established by the Compensation Committee based upon financial targets included in the business plan reviewed and approved each year by our Finance Committee and Board. The LTIP pays out based upon the Company’s results, without individual performance adjustments. Key design features of the LTIP are:

Mix of Cash and RSUs. For the completed 2015-16 performance period, the LTIP awards were denominated 50% in cash payable under the LTIP and 50% in RSUs payable under the Stock Incentive Plan. Beginning with the 2016-17 performance period, awards are denominated 25% in cash and 75% in RSUs. The same performance target is established for both the cash and RSU portions of the award.

Two-Year Performance Period and Additional One-Year Vesting Period. The performance period is two years; however, while award payouts are calculated following the end of the two-year performance period, payments require continued employment and are subject to forfeiture, as well as stock price fluctuations, for another year—that is, payments are not made until the end of a three-year period.

Net Income and ROIC Targets. The performance targets are based on net income (70%) and ROIC (30%) that are contained in the business and financial plan adopted by the Finance Committee and the Board for the performance period.

Target Awards are a Percentage of Base Salary. The target awards are expressed as a percentage of initial base salary—that is, the base salary paid to the executive following any salary adjustments that take place on May 1 of the first year of the performance period, adjusted only for promotion-related salary increases. Mr. Johnson has a 250% target award for 2016 and 175% for 2015. The target award for the other named executive officers is established by position and is 75% of initial base salary.

The Compensation Committee established the net income and ROIC targets at the beginning of 2015 for the 2015-16 performance period. The Company achieved average annual net income of $632.3 million and ROIC of 15.7% for this performance period, which resulted in above-target LTIP awards being earned by the named executive officers. The LTIP awards for this performance period were denominated 50% in cash and 50% in RSUs and will be paid out in 2018, following a one-year time-based vesting period. The targets, along with the adjusted actual performance for the period, and the calculation of ROIC are shown in the charts below:

	Threshold	Target	Maximum	Actual
Average Annual Net Income (weighted 70%)	$519.9 million	$572.4 million	$686.9 million	$632.3 million
Two-Year Average ROIC (weighted 30%)	14.1%	15.3%	17.8%	15.7%
Payout as Percentage of Target Award	25%	100%	200%	141.3%

For the 2015-16 performance period, LTIP payouts were subject to a “performance gate,” which provided that no amounts would be paid out under the plan unless the Company’s average annual after-tax income for the performance period exceeded the Company’s after-tax income in the year prior to the commencement of the performance period. Once this performance level is achieved, LTIP payouts are calculated on the basis of straight-line interpolation between the threshold, target, and maximum points. If the Company did not achieve threshold performance, then no LTIP would have been paid.

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ROIC Calculation for LTIP. Return on Invested Capital, or ROIC, is a non-GAAP financial measure. For purposes of calculating this long-term incentive, we define ROIC as follows:

ROIC =	Operating Profit After Taxes
Average Invested Capital

Operating Profit after Taxes (Numerator) =	Average Invested Capital (Denominator) =
Pre-tax income	Average total assets
+/– interest expense/income	– average cash, cash equivalents, and short-term investments
+ implied interest portion of operating lease payments	– average year-end inventory
+/– Unusual/non-recurring items	– non-interest-bearing current liabilities
+ LTIP award expense	+ 13-month average inventory
= Earnings before LTIP award expense, interest and taxes	+ average estimated asset base of capitalized operating leases
– Estimated income tax expense
= Operating Profit After Taxes	= Average Invested Capital

Certain items used in the calculation of ROIC for bonus purposes, such as the implied interest portion of operating lease payments, certain unusual or non-recurring items, average estimated asset base of capitalized operating leases, and 13-month average inventory, while calculated from our financial records, cannot be calculated from our audited financial statements. Prior to the Compensation Committee determining whether bonus targets have been achieved, the Company’s independent registered public accounting firm, at the request and for the restricted use of the Compensation Committee, reviews the bonus calculations to ensure that the payout is calculated in accordance with the plan. There is a calculation of basic ROIC, which is not precisely the same as the calculation used for incentive compensation purposes because of the exclusion of certain items (please see Page 46 for a discussion of disregarded items, and a reconciliation to GAAP, on Pages 16 through 18 of our 2016 Annual Report on Form 10-K).

For the 2015-16 performance period, LTIP awards were denominated 50% in cash and 50% in RSUs. There is an additional one-year vesting period, so that the payouts earned for the 2015-16 performance period will not be made to executives until 2018. The RSUs allocated to each executive were valued at the closing price on the date of grant in March 2015. The target payment level, actual percentage payout, and cash and RSUs earned, based on the Company’s actual performance measured against the performance goals, are shown in the chart below.

	Target as a Percentage of Initial Base Salary	Actual as a Percentage of Initial Base Salary	Cash Earned ($)	RSUs Earned (#)
R. Johnson	175%	141.3%	1,298,194	20,902
L. Peters	75%	141.3%	320,574	5,162
S. Jacobs	75%	141.3%	430,371	6,910
L. Kimble	75%	141.3%	317,244	5,093
P. Alviti	75%	141.3%	251,691	4,053

Long-Term Equity Awards

Equity awards are generally designed to reward executives for increasing our return to our shareholders through increases in our stock price and are made under the Stock Incentive Plan, which has been approved by our shareholders. Equity awards may, in addition, serve to help retain key executives.

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Stock Options

We grant stock options to our named executive officers to align their interests more closely with those of our shareholders. The Compensation Committee awards stock options with exercise prices equal to the fair market value of our stock on the date of grant. Therefore, executives who receive stock options will only realize value if there is appreciation in the share price.

Stock option grants of the same value are normally made each year to executives holding comparable positions, with larger awards being made to those with greater responsibility. The Compensation Committee determines the number of options granted based on a fixed value, using the Black-Scholes values on the date of grant. The option exercise price is equal to the closing price of the Company’s common stock on the grant date. Stock options normally vest at the rate of one-third of the total grant per year over the first three years of the ten-year option term, subject to continuous service through each vesting date and accelerated vesting in certain limited circumstances. The Compensation Committee does not normally consider an executive’s gains from prior stock awards in making new awards.

Restricted Stock and Restricted Stock Units

We normally make restricted stock or time-vested RSU awards only in special circumstances, such as related to promotions, recruitment, special performance, or retention, rather than as part of an executive’s normal compensation. Restricted stock and RSUs are valued based upon the share price at the time of grant.

Retirement and Other Benefits

Retirement Plan and Excess Cash Balance Plan

All U.S.-based associates and expatriate U.S. employees of the Company who meet the eligibility requirements are participants in the Foot Locker Retirement Plan (the “Retirement Plan”). The Retirement Plan and the method of calculating benefits payable under it are described on Pages 63 through 64. All of the named executive officers are participants in the Retirement Plan. The Internal Revenue Code limits the amount of compensation that may be taken into consideration in determining an individual’s retirement benefits. Therefore, those participants in the Retirement Plan whose compensation exceeds the Internal Revenue Code limit are also participants in the Excess Cash Balance Plan, described on Page 64, which provides a benefit equal to the difference between the amount a participant receives from the Retirement Plan and the amount the participant would have received were it not for the Internal Revenue Code limits. The Retirement Plan and Excess Cash Balance Plan take into account only base salary and annual bonus in determining pension benefits. Therefore, long-term incentives, stock options, and stock awards have no effect on the calculation of benefits or payments under these plans.

401(k) Plan

The Company has a 401(k) Plan that is available to employees whose primary place of employment is in the United States, as well as to expatriate U.S. employees. The 401(k) Plan limits participation to employees who have attained at least the age of twenty-one and have completed one year of service consisting of at least 1,000 hours. All of the named executive officers participate in the 401(k) Plan, other than Mr. Kimble. The 401(k) Plan allows eligible employees to contribute up to 40% of their compensation on a pre-tax basis, subject to a maximum of $18,000. The Company matches 25% of employees’ pre-tax contributions on up to the first 4% of the employees’ compensation (subject to certain limitations). The Summary Compensation Table on Pages 48 through 49 includes, under All Other Compensation, the amount of the Company match for each of the named executive officers. Beginning with the 2015 plan year, the matching contribution is made in cash. Prior to this, it was made in Company stock. Matching contributions are vested incrementally over the first five years of participation.

Supplemental Executive Retirement Plan

The Company maintains a Supplemental Executive Retirement Plan (the “SERP”), described on Page 64, for certain senior officers of the Company and other key employees, including the named executive officers. The SERP is an unfunded plan that sets an annual target for each participant consisting of a percentage of base salary and annual bonus based on the

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Company’s performance against target. This is the same target as set under the Annual Bonus Plan. Contributions range from 4% to 12% of salary and annual bonus, depending on the Company’s performance against an established target, with an 8% contribution being made for target performance. The Compensation Committee establishes the SERP target each year, and it is normally the same as the performance target under the Annual Bonus Plan. In addition, performance-based participant accounts accrue interest at the rate of 6% annually. The SERP also provides for the continuation of medical and dental insurance benefits following retirement to vested participants who were participants in the SERP prior to the start of the 2014 fiscal year when this benefit was closed to new participants.

Based upon the Company’s performance in 2016, a credit of 6.9% of 2016 base salary and annual bonus was made to the SERP for each of the named executive officers. Credits to the SERP are based only on base salary and annual bonus; therefore, long-term incentives, stock options, and stock awards have no effect on the calculation of benefits or payments under this plan. As of the end of 2016, the account balances of the named executive officers ranged from $256,730 for Ms. Alviti to $1,945,883 for Mr. Johnson. Under the terms of the SERP, executives are vested in their account balances based upon a combination of age and service. As of the end of 2016, all of the named executive officers, other than Ms. Alviti who has not yet met the age and service requirements, were vested in the SERP.

International Assignment Compensation

We provide expatriate employees, such as Mr. Kimble, with additional benefits and allowances that are designed to minimize any financial detriment or gain to the employee from the international assignment. For Mr. Kimble, who was the only named executive officer who was an expatriate employee in 2016, we provide benefits and allowances for certain home leave, goods and services differential, dependent education, housing, relocation, automobile costs, and tax preparation assistance.

Perquisites

We provide the named executive officers with certain perquisites, which the Compensation Committee believes to be reasonable and consistent with its overall objective of attracting and retaining talented executives. The Company provides the named executive officers with an automobile allowance, financial planning, medical expense allowance, annual physical, supplemental long-term disability insurance, and life insurance. In addition, the Company reimburses Mr. Johnson for reasonable expenses of using car service for transportation in the New York metropolitan area. We do not provide a gross-up to executives for the income tax liability they incur due to their receipt of these perquisites.

Procedures for Determining Compensation

Setting Compensation, Establishing Goals, and Evaluating Performance

The Compensation Committee oversees a rigorous and comprehensive compensation approval and goal setting process. Each year, in advance of making compensation decisions for the forthcoming year, the Compensation Committee meets with management and reviews the Company’s overall executive compensation program in light of the Company’s long-term strategy and financial objectives approved by the Finance Committee and the Board. The Compensation Committee meets with management, the Company’s compensation consultant, and the Compensation Committee’s independent compensation consultant to review the executive compensation environment, including recent developments and trends in executive compensation relative to the Company’s executive compensation program, and a historical view of the pay-for-performance correlation in the program and any changes to the program being recommended by management or either of the consultants.

After the financial results for the prior year have been finalized and audited, the Compensation Committee meets to review and approve bonus and incentive compensation payments for the prior year and to review and approve compensation arrangements—base salaries, stock awards, and incentive plan targets—for the upcoming year. The Compensation Committee meets privately with its independent compensation consultant for the purpose of establishing the compensation

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of the Chief Executive Officer, including establishing target awards under the Annual Bonus Plan and the LTIP, and making stock awards to him under the Stock Incentive Plan. Except in the case of promotions or other unusual circumstances, the Compensation Committee considers stock awards only at this meeting, which is normally held within a few weeks following the issuance of the Company’s full-year earnings release for the prior year.

The Compensation Committee may hold other meetings during the year to review specific issues related to executive compensation, new developments in executive compensation, or other issues related to management resources. It also has responsibility, along with the Nominating Committee, for annually reviewing compensation paid to non-employee directors and making recommendations to the full Board regarding the directors’ compensation program.

Use of Compensation Consultants

The Compensation Committee has retained as its advisor a nationally-recognized executive compensation consultant—Compensation Advisory Partners (“CAP”)—that is independent and performs no work for management. CAP reports directly to the Compensation Committee, meets with the Compensation Committee privately without management present, and regularly communicates privately with the Compensation Committee Chair. The Compensation Committee has assessed the independence of CAP based on standards promulgated by the SEC and concluded that no conflict of interest exists that would prevent it from serving as an independent consultant to the Compensation Committee. Each year, the Compensation Committee’s compensation consultant reviews a report on risk in relation to the Company’s compensation policies and practices, provides a pay-for-performance analysis of our executive compensation program, and reviews the Chief Executive Officer’s compensation. In addition, each year the Compensation Committee’s consultant reviews the compensation program for non-employee directors, and the Compensation Committee, together with the Nominating Committee, consider the consultant’s report on the program. Management utilizes the services of ClearBridge Compensation Group, a nationally-recognized compensation consultant, to provide advice on the executive compensation program and plan design.

Management Involvement in Developing the Compensation Program

Management is involved in various aspects of developing the executive compensation program. Our Senior Vice President and Chief Human Resources Officer, Vice President—Global Total Rewards, and staff in the Human Resources Department work with our Chief Executive Officer to develop compensation recommendations for all corporate officers other than the Chief Executive Officer. The Chief Executive Officer or the Senior Vice President and Chief Human Resources Officer reviews these proposals with the Compensation Committee Chair, and may make changes to the recommendations based upon his input, before the recommendations are forwarded to the Compensation Committee for review. Our Senior Vice President and General Counsel also attends meetings of the Compensation Committee and participates in some of these discussions and preparations.

Additional Information

Key Compensation Governance Policies

Independent Compensation Consultant

With regard to executive and director compensation matters, our Compensation Committee directly retains, and is advised by, an independent compensation consultant who performs no other work for the Company.

Clawback Policy

We have adopted a clawback policy that provides for the recovery of incentive compensation—paid in cash or equity—if the Compensation Committee determines that an executive engaged in fraud or gross misconduct which results in an accounting adjustment, whether or not the adjustment results in a restatement of our financial statements. The SEC proposed rules in 2015 on clawback policies, and we intend to review our clawback policy once the SEC and NYSE establish final rules governing clawbacks.

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Stock Ownership Guidelines

We have meaningful stock ownership guidelines for our senior executives. These are set at six times annual base salary for the Chief Executive Officer, three times annual base salary for executive vice presidents, two times annual base salary for senior vice presidents, and a multiple of annual base salary for other covered executives. If an executive has not met the ownership requirements following a five-year phase-in period, the executive is required to hold 100% of net shares acquired from the vesting of restricted stock or RSUs or the exercise of stock options until they comply with the stock ownership guidelines. At the end of 2016, all of the named executive officers met or exceeded their applicable ownership guidelines.

No Tax Gross-Ups

We do not provide a tax gross-up with regard to any compensation, benefit, or perquisite paid by the Company, other than our relocation program that is applicable to all employees. We also do not provide tax gross-ups for any amount paid to an executive upon termination of employment or in connection with a change in control.

Anti-Hedging Policy

We do not permit our executive officers to take short positions in our shares or to hedge their economic interest in their shares.

No Stock Option Repricing

Our Stock Incentive Plan does not permit the repricing of stock options without shareholder approval.

Compensation Plans and Risk

We believe that our compensation program encourages our named executive officers to take energetic action to improve the Company’s performance without encouraging them to take undue risk. The performance-based annual cash bonus and LTIP elements of the program are paid based upon performance as compared to the Company’s annual and two-year financial plans, which are prepared each year by the Company’s management and reviewed and approved by the Finance Committee and the Board. No bonuses are paid unless the applicable performance goals are achieved. We believe that, on balance, the plans are reasonably achievable under normal business conditions. This encourages our executives to manage the business well without pressuring them to take undue risks in order to obtain a bonus payment.

Our equity-based compensation for the named executive officers is designed with a similar goal in mind. We believe that our equity grants are reasonable in relation to overall compensation. Stock options normally vest ratably over a three-year period and have a 10-year term, reducing the risk that an executive will take short-term action to inflate the price of the Company’s stock for a brief period.

LTIP payouts are calculated at the conclusion of a two-year performance period, but are not actually paid to the participant until after an additional year of vesting has been satisfied. In addition to serving as a retention vehicle, this also requires that the executive continue to have the value of the stock portion of his or her award at risk, dependent on fluctuations in stock price, for an additional year. It also allows a year to pass in which any issues concerning the Company’s operating or financial performance may come to light before payments are made.

In addition, there are certain other factors related to our compensation programs for the named executive officers that we believe help reduce the likelihood that our compensation programs will encourage our executives to take undue risk, as described below. Please also see Page 29 for a discussion of compensation and risk in our compensation plans more generally, and the procedures we followed to evaluate this.

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Factor	Description

ROIC as Bonus Measurement	As a retail company, we believe that one of the potential risks we have is that management will attempt to achieve profit targets without taking into account the capital used, particularly working capital invested in inventory and operating leases. We have, therefore, designed our LTIP for senior management, including the named executive officers, to take into account ROIC as well as net income in determining whether a bonus will be paid.

No Bonus Payments to Executives with Poor Performance Ratings	We have designed our plans so that executives who receive a “Not Meeting Performance” rating under the Company’s annual performance appraisal process are not eligible to receive an annual bonus payment. This helps prevent an individual executive from taking any action inconsistent with the business plan or otherwise exposing the Company to undue risk.

Bonus Targets	Bonus targets are based on the financial plan that is reviewed and approved by the Board.

Incentive Payments Proportional to Base Salary	We believe that our cash incentive payments are not outsized in relation to base salary. Mr. Johnson, as Chief Executive Officer, has the opportunity to earn at target 150% of his base salary in annual bonus and 250% of his base salary in long-term bonus. Comparable percentages for the other named executive officers currently range from 50%-100% for annual bonus and from 75%-100% for long-term bonus.

Bonus Caps	Annual cash bonus and the cash portion of the LTIP awards to executives are capped and do not include excessive leverage.

Mix of Components	We use a mix of annual and long-term incentive components, as well as a mix between the use of cash and equity.

Executive Employment Agreements

As more fully described on Pages 52 through 54, we have employment agreements with each of our named executive officers. Other than the agreements with Mr. Johnson as Chief Executive Officer, the agreements with the named executive officers are in the same form.

Our employment agreements with the named executive officers provide for severance payments to the executive if we terminate the executive’s employment without cause or if the executive terminates his or her employment for good reason. These payments to the named executive officers, calculated as if termination of employment occurred at the end of our last fiscal year, are set out in the tables on Pages 66 through 76.

The named executive officers would receive an enhanced severance payment if the executive’s employment is terminated without cause or if the executive terminates employment for good reason within two years following a change in control. For an executive to receive the enhanced severance payment, two events must occur: first, employment must be terminated for one of the specified reasons, and second, this termination must occur within two years following a change in control. We believe that these provisions, which we have had in place for a number of years, provide appropriate protection to our executives, comparable to that available at other public companies, and, with regard to the enhanced severance following a change in control, protect us from losing key executives during a period when a change in control may be threatened or pending. None of the named executive officers is entitled to a gross-up payment for any excise taxes that may become payable in connection with a change in control.

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All of the named executive officers have agreed in their employment contracts not to compete with the Company for two years following the termination of employment and not to hire Company employees during that same period. This restriction does not apply following a change in control.

Delegation of Authority

The Compensation Committee currently has delegated authority to its Chair to approve, between meetings of the Committee, time-vested RSU awards up to 7,500 RSUs per individual award and stock option awards up to 25,000 shares per individual award, in both cases only to executives who are not corporate or executive officers of the Company, division chief executive officers, or general managers. It is expected that the Chair would use this authority to approve awards made during the course of the year in connection with promotions, new hires, or special retention purposes. Options are priced at fair market value on the date the Chair signs the approval, which is the date of grant for awards made under this delegation authority. Similarly, the value of RSU awards is based on the fair market value on the date the Chair signs the approval. In 2016, the Chair used this authority one time and approved a special retention RSU award. The Compensation Committee has not delegated authority to management to make stock option, restricted stock, RSU, or other equity-based awards.

Items Disregarded for Bonus Calculations

Annual Bonus and LTIP payments are formula-driven based upon Company performance, and our program for the named executive officers does not provide for discretionary adjustments based upon individual performance. The Compensation Committee may, however, in its sole discretion, determine to eliminate or reduce the amounts payable under these incentive programs consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), but has no discretion to increase Annual Bonus or LTIP payments. The Compensation Committee has not adjusted any of the Annual Bonus or LTIP payments to the named executive officers shown in the Summary Compensation Table from payouts calculated based upon the applicable formula. When determining bonus and incentive payments, consistent with Section 162(m), the Compensation Committee is required to disregard certain events that it determines to be unusual or non-recurring. When establishing the targets, the Compensation Committee normally specifies certain items that it considers to be unusual or non-recurring, and these events, if they occur, are automatically excluded when calculating payments. All of the references in this CD&A to target and actual performance levels refer to amounts after taking these adjustments into consideration.

Accounting and Tax Considerations

While we review both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components. In general, it is our position that compensation paid to executive officers should be fully deductible for U.S. tax purposes, and we have structured our bonus, long-term incentive, and stock option programs so that payments made under them are deductible. In certain instances, however, we believe that it is in the Company’s best interests, and that of our shareholders, to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) in order to provide compensation consistent with our program and objectives. The portion of base salary paid to Mr. Johnson that exceeds $1 million, the value of time-based restricted stock awards made to Mr. Johnson, the taxable portion of certain perquisites provided to Mr. Johnson, and potentially a portion of the value of time-based restricted stock or RSU awards made to one or more of the other named executive officers, are not expected to be deductible.

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Compensation and Management Resources Committee Report

The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, has recommended to the Board that the CD&A be included in this Proxy Statement.

Members of the Compensation Committee

Alan D. Feldman, Chair	Nicholas DiPaolo	Steven Oakland
Cheryl Nido Turpin	Kimberly Underhill	Dona D. Young

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Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
						Change in
						Pension Value and
					Non-Equity	Nonqualified Deferred
Name and Principal					Incentive Plan	Compensation	All Other
Position		Salary	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
(1)	Year	($)(2)	($)(3)(4)	($)(3)	($)(5)	($)(6)	($)(7)	($)

Richard A. Johnson	2016	1,087,500	2,062,522	2,200,016	2,599,932	403,443	572,455	8,925,868
Chairman, President and	2015	1,037,500	918,793	3,328,479	2,866,278	420,164	49,353	8,620,567
Chief Executive Officer	2014	931,250	4,728,272	1,596,328	1,690,209	365,092	427,558	9,738,709

Lauren B. Peters	2016	657,500	1,579,759	450,010	714,088	205,626	84,011	3,690,994
Executive Vice President	2015	595,000	226,888	512,320	857,976	196,559	20,404	2,409,147
and Chief Financial Officer	2014	561,250	1,196,558	506,437	762,160	231,420	377,010	3,634,835

Stephen D. Jacobs	2016	844,445	2,654,792	450,010	952,238	222,934	117,513	5,241,932
Executive Vice President and
Chief Executive Officer—North America

Lewis P. Kimble	2016	642,460	1,365,680	450,010	635,262	326,186	235,970	3,655,568
Executive Vice President and
Chief Executive Officer—International

Paulette R. Alviti	2016	486,250	1,275,673	225,005	445,705	82,626	178,857	2,694,116
Senior Vice President and	2015	472,500	178,131	256,160	597,324	109,543	46,814	1,660,472
Chief Human Resources Officer	2014	461,250	693,556	253,218	495,404	121,769	223,333	2,248,530

Notes to Summary Compensation Table

(1)  Richard A. Johnson has served as Chairman of the Board since May 2016, and President and Chief Executive Officer since December 2014. Mr. Johnson previously served as Executive Vice President and Chief Operating Officer from May 2012 to November 2014; Executive Vice President and Group President—Retail Stores from July 2011 to May 2012; President and Chief Executive Officer of Foot Locker U.S., Lady Foot Locker, Kids Foot Locker, and Footaction from January 2010 to June 2011; President and Chief Executive Officer of Foot Locker Europe from August 2007 to January 2010; and President and Chief Executive Officer of Footlocker.com/Eastbay from April 2003 to August 2007.

Lauren B. Peters has served as Executive Vice President and Chief Financial Officer since July 2011.

Stephen D. Jacobs has served as Executive Vice President and Chief Executive Officer—North America since February 2016 and has been an executive officer of the Company as of this date. Mr. Jacobs previously served as Executive Vice President and Chief Executive Officer Foot Locker—North America from December 2014 through February 2016; President and Chief Executive Officer of Foot Locker U.S., Lady Foot Locker, Kids Foot Locker, and Footaction from July 2011 to November 2014; and President and Chief Executive Officer of Champs Sports from January 2009 to June 2011.

Lewis P. Kimble has served as Executive Vice President and Chief Executive Officer—International since February 2016 and has been an executive officer of the Company as of this date. Mr. Kimble previously served as President and Chief Executive Officer of Foot Locker Europe from February 2010 to February 2016; and Managing Director of Foot Locker Asia Pacific from February 2006 to February 2010.

Paulette Alviti has served as Senior Vice President and Chief Human Resources Officer since June 2013.

(2)  The amounts in column (c) reflect the annual base salaries earned by our named executive officers for the designated years. Including the non-equity incentive plan compensation included in column (f), these amounts represented the following percentages of the named executive officers’ total compensation for 2016: Mr. Johnson (42.3%), Ms. Peters (37.2%), Mr. Jacobs (34.3%), Mr. Kimble (34.9%), and Ms. Alviti (34.6%). Information on the named executive officers’ employment agreements appears beginning on Page 52.

(3)  The amounts in these columns reflect the stock and option awards granted in the designated years. The amounts represent the aggregate grant date fair value of the awards granted in each respective year calculated in accordance with stock-based compensation accounting rules (ASC Topic 718). A discussion of the assumptions used in computing the award values may be found in Note 21 to our financial statements in our 2016 Annual Report on Form 10-K. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include, for restricted stock awards, expected dividend payments at the same rate as paid on our shares of Common Stock. Please see the Grants of Plan-Based Awards Table on Page 55 for additional information on awards granted in 2016. The amounts shown in the table do not necessarily reflect the actual value that may be recognized by the named executive officers.

(4)  The amounts in column (d) include the grant date fair value of performance-based RSUs granted for the long-term performance measurement periods of 2016-17, 2015-16, and 2014-15, valued at grant date based upon the probable outcome of meeting the performance conditions. The amounts are consistent with the estimates of the aggregate compensation cost to be recognized over the service period determined at the grant date under FASB ASC Topic 718, and exclude the effect of estimated forfeitures. Column (d) also includes restricted stock awards, where applicable. Please see the Grants of Plan-Based Awards Table on Page 55 for additional information on the awards granted in 2016.

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Executive Compensation

(5)	For 2016, this column reflects the sum of the cash incentive payouts made in 2017 under the Annual Bonus Plan for 2016 and the cash portion of the earned payout under the LTIP for the 2015-16 performance measurement period that is payable in 2018 if the executive continues to be employed on the payment date, as shown in Table I below. For 2015, this column reflects the sum of the cash incentive payouts made in 2016 under the Annual Bonus Plan for 2015 and the cash portion of the earned LTIP payout for the 2014-15 performance measurement period that was paid in 2017, as shown in Table II below. For 2014, this column reflects the sum of the cash incentive payouts made in 2015 under the Annual Bonus Plan for 2014 and the cash portion of the earned LTIP payout for the 2013-14 performance measurement period that was paid in 2016, as shown in Table III below.

I—Cash Incentive Payouts for 2016

	Payout in 2017	Payout in 2018
		LTIP
		2015-16 Performance Period	Total
	Annual Bonus Plan	(Cash Payout Earned—	As Shown in Summary
Name	Cash Payment for 2016 ($)	Payable in 2018) ($)	Compensation Table ($)
R. Johnson	1,301,738	1,298,194	2,599,932
L. Peters	393,514	320,574	714,088
S. Jacobs	521,867	430,371	952,238
L. Kimble	318,018	317,244	635,262
P. Alviti	194,014	251,691	445,705

II—Cash Incentive Payouts for 2015

	Payout in 2016	Payout in 2017
		LTIP
		2014-15 Performance Period	Total
	Annual Bonus Plan	(Cash Payout Earned—	As Shown in Summary
Name	Cash Payment for 2015 ($)	Paid in 2017) ($)	Compensation Table ($)
R. Johnson	1,719,656	1,146,622	2,866,278
L. Peters	512,831	345,145	857,976
P. Alviti	313,267	284,057	597,324

III—Cash Incentive Payouts for 2014

	Payout in 2015	Payout in 2016
		LTIP
		2013-14 Performance Period	Total
	Annual Bonus Plan	(Cash Payout Earned—	As Shown in Summary
Name	Cash Payment for 2014 ($)	Paid in 2016) ($)	Compensation Table ($)
R. Johnson	1,063,990	626,219	1,690,209
L. Peters	496,510	265,650	762,160
P. Alviti	313,881	181,523	495,404

(6)	Amounts shown in column (g) represent the annual change in pension value during each of our last three fiscal years. Please see Pages 62 through 63 for more information on 2016 pension benefits.

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(7)	This column includes perquisites and other compensation attributable to the executives for 2016, valued at the incremental cost to the Company of providing them, which represents the actual cost:
•	The amounts shown for medical expense reimbursement reflect amounts reimbursed in 2016, which may also include reimbursement of amounts submitted in 2016 for expenses incurred in 2015.
•	The amounts shown in the table under the 401(k) Match column represent the Company’s matching contribution under the Foot Locker 401(k) Plan made to the named executive’s account.
•	The amounts shown under the column headed “Accrual for Post-Retirement Medical” reflect the amounts accrued in 2016 for the actuarial present value of the future cost of providing this benefit to these individuals. These benefit accruals reflect an increase in premiums, a decrease in the applicable discount rate and the adoption of the RPH 2016 Generational Mortality Table Projected using Scale MP 2016.
•	For Mr. Johnson, the amount shown under the column headed “Expatriate Tax Payments” reflects U.S. and foreign tax payments net of hypothetical tax deductions in connection with the exercise of stock options that vested in whole or in part during the term of his service from August 2007 to January 2010 as President and Chief Executive Officer of our Foot Locker Europe division headquartered in Vianen, The Netherlands. These payments are made under the Company’s international assignment policy (“IAP”) and are designed to facilitate these assignments by holding these employees responsible for the tax liabilities they would have incurred had they remained in their home countries. The amount shown under the column headed “Tax Gross Up” for Mr. Johnson reflects the net gross ups associated with tax payments made under the IAP (and not related to perquisites).
•	For Mr. Kimble, the amounts shown under the columns headed “Foreign Earnings” and “Expatriate Tax Payments” reflect expatriate compensation for 2016 in his position as Executive Vice President and Chief Executive Officer—International in Vianen, The Netherlands. Under Foreign Earnings, the amount shown includes expatriate benefits and allowances for certain home leave, goods and services differential, dependent education, housing, relocation, and automobile costs in connection with his international assignment. Mr. Kimble received the majority of these benefits and allowances under the IAP, which applies to employees on international assignment and is designed to minimize any financial detriment or gain to the employee from the assignment. Under Expatriate Tax Payments, the amount shown includes tax equalization payments, and U.S. and foreign tax payments net of hypothetical tax deductions, in connection with his international assignment. These payments are made under the IAP and are designed to facilitate these assignments by holding these employees responsible for the tax liabilities they would have incurred had they remained in their home countries. No amount is reported under the column headed “Expatriate Tax Payments” for Mr. Kimble because his hypothetical tax withholding exceeded the sum of the actual tax payments and other tax items associated with his assignment. No amount is reported under the column headed “Tax Gross Up” for Mr. Kimble because the net gross ups associated with tax payments made under the IAP (and not related to perquisites) were negative.

		Car		Med.		Supp.	Accrual				Expatriate	Tax
	Auto.	Service	Univ. Life	Expense	Exec.	LTD Ins.	for Post-	Financial	401(k)	Foreign	Tax	Gross
	Allow.	Reimb.	Ins. Prem.	Reimb.	Physical	Prem.	Ret.	Planning	Match	Earnings	Payments	Up	Total
Name	($)	($)	($)	($)	($)	($)	Med.	($)	($)	($)	($)	($)	($)
R. Johnson	15,100	9,659	5,570	8,245	—	6,075	56,958	9,000	2,650	—	196,782	262,416	572,455
L. Peters	8,485	—	2,967	1,195	556	—	68,158	—	2,650	—	—	—	84,011
S. Jacobs	21,438	—	—	5,000	—	—	88,425	—	2,650	—	—	—	117,513
L. Kimble	—	—	3,668	450	556	—	56,958	—	—	174,338	—	—	235,970
P. Alviti	20,923	—	2,995	5,000	494	4,774	133,021	9,000	2,650	—	—	—	178,857

2017 Proxy Statement	51

Executive Compensation

Employment Agreements

We have employment agreements with each of the named executive officers, and we describe the material terms of each of these agreements below. Information on potential payments and benefits upon termination of the agreements is described under Potential Payments Upon Termination or Change in Control, beginning on Page 66.

Richard A. Johnson

Position. We entered into an employment agreement with Mr. Johnson on November 6, 2014 in connection with his promotion to serve as our Chief Executive Officer.

Term. The term of this agreement began on December 1, 2014 and ends on January 31, 2019. The agreement contains an “evergreen” renewal provision that provides for additional one-year renewals of the employment term, unless either party gives notice of non-renewal one year prior to the end of the then-current term.

Base Salary and Bonus. During the term of the agreement, the Company shall pay Mr. Johnson an annual base salary of not less than $1,000,000. Mr. Johnson’s 2016 base salary rate was $1,100,000. As Chief Executive Officer, for 2016, Mr. Johnson’s annual bonus at target under the Annual Bonus Plan was 150% of his base salary, and his annual bonus at target under the LTIP was 250% of his base salary at the start of the performance period.

Stock Awards. Mr. Johnson’s agreement provided for certain restricted stock and stock option awards effective December 1, 2014, with vesting subject to his continued employment with the Company.

Benefit Plans and Perquisites. Mr. Johnson is entitled to participate in all bonus, incentive, and equity plans offered to senior executives. He is also eligible to participate in all pension, welfare, and fringe benefit plans and perquisites offered to senior executives. The benefits and perquisites available to Mr. Johnson include:

•	Company-paid life insurance in the amount of his annual base salary;

•	Long-term disability insurance coverage of $25,000 per month;

•	Annual out-of-pocket medical expense reimbursement of up to $7,500;

•	Reimbursement for financial planning expenses of up to $9,000 per year; and

•	Automobile expense reimbursement for up to $40,000 annually and reimbursement of reasonable expenses for car service for transportation within the New York metropolitan area.

Non-Compete Provision. Mr. Johnson’s agreement provides that he may not compete with the Company or solicit our employees for two years following the termination of his employment agreement.

Certain Defined Terms in the Agreement:

“Cause” means with regard to Mr. Johnson:

•	his refusal or willful failure to substantially perform his duties;

•	his dishonesty, willful misconduct, misappropriation, breach of fiduciary duty or fraud with regard to the Company, its business or assets;

•	his willful breach of any material provision of the agreement, which is not cured; or

•	his conviction of a felony (other than a traffic violation) or any other crime involving moral turpitude.

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“Change in Control” means any of the following:

•	the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which shareholders of the Company prior to the transaction continue to represent a majority of the stock outstanding after the transaction;

•	the acquisition of 35% or more of the outstanding stock; or

•	during any period of not more than 12 months, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Good Reason” means,

•	prior to a Change in Control, (A) a reduction in his rate of base salary, other than a reduction that occurs in connection with, and in the same percentage as, an across-the-board reduction over any 3-year period in the base salaries of all senior executives and where the reduction is less than 20% of his base salary; or (B) a material and adverse change in the nature and status of his authority or responsibilities.

•	on or after a Change in Control, (A) a reduction in his rate of base salary; (B) a failure to continue, or a reduction in, the benefits applicable to him without providing a substitute plan(s) providing materially similar benefits; or (C) any material demotion or reduction in his authority or responsibility.

•	at any time, (A) a reduction in his annual bonus classification level; (B) any successor’s failure to assume in writing the Company’s obligations under the agreement; or (C) the Company’s failure to renew the agreement.

Lauren B. Peters, Stephen D. Jacobs, Lewis P. Kimble, and Paulette R. Alviti

Position/Term/Base Salary. We have substantially identical employment agreements with these executives in their current positions, as follows:

		Current Term	2016 Base
Name	Position	End Date	Salary Rate ($)
L. Peters	Executive Vice President and Chief Financial Officer	1/31/2018	675,000
S. Jacobs	Executive Vice President and Chief Executive Officer—North America	1/31/2018	850,000
L. Kimble	Executive Vice President and Chief Executive Officer—International	1/31/2018	650,000
P. Alviti	Senior Vice President and Chief Human Resources Officer	1/31/2018	490,000

The terms of the agreements will automatically be extended for another year unless notice of non-renewal is given by the October 31 prior to the then-current expiration of the term. We pay these executives annual base salaries at rates not less than their salaries at the start of their agreements. The executives’ base salaries for 2016 are shown in the table above.

Benefit Plans and Perquisites. These executives are entitled to participate in all benefit plans and arrangements in effect at the start of the agreement, including retirement plans, Annual Bonus Plan, LTIP, medical, dental, and disability plans, and any other plans subsequently offered to our senior executives.

Non-Compete Provision. The executives’ agreements provide that they may not compete with the Company or solicit our employees for two years following the termination of their employment agreements.

2017 Proxy Statement	53

Executive Compensation

Certain Defined Terms in the Agreements:

“Cause” means each executive’s:

•	refusal or willful failure to substantially perform his or her duties;

•	dishonesty, willful misconduct, or fraud with regard to the Company’s business or assets;

•	willful breach of his or her employment agreement and the executive does not correct the breach; or

•	conviction of a felony (other than a traffic violation) or any other crime involving moral turpitude.

“Change in Control” means any of the following:

•	the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which shareholders of the Company prior to the transaction continue to represent a majority of the stock outstanding after the transaction;

•	the acquisition of 35% or more of the outstanding stock; or

•	during any period of not more than 12 months, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Disability” means:

•	The executive is incapacitated due to physical or mental illness and, as a result, has not performed his or her duties on a full-time basis for six months, and does not return to perform his or her duties after the Company gives notice.

“Good Reason” means:

Prior to a Change in Control,

•	a reduction in base salary, other than an across-the-board reduction in senior executive salaries over a three-year period and the reduction is less than 20% of the executive’s salary from the beginning of the three-year period; or

•	a material change in the executive’s authority or responsibilities, except temporarily as a result of illness or other absence;

Following a Change in Control,

•	any reduction in base salary;

•	failure to continue the benefit plans and programs that apply to the executive, or the reduction of his or her benefits, without providing substitute comparable plans and benefits; or

•	a material demotion or reduction in executive’s authority or responsibility (except temporarily because of illness or other absence);

At any time,

•	a reduction in the executive’s annual bonus classification level, other than in connection with a redesign that affects all other employees in the executive’s bonus level;

•	failure by a successor to the Company to confirm in writing that it will assume the Company’s obligations under the agreement; or

•	failure by the Company to renew the agreement.

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Grants of Plan-Based Awards Table

The following table shows the awards made to the named executive officers in 2016 under the Annual Bonus Plan and the LTIP, as well as the RSU and stock option awards under the Stock Incentive Plan:

		Estimated Future Payouts			Estimated Future Payouts
		Under Non-Equity Incentive			Under Equity Incentive
		Plan Awards			Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
									All
								All	Other		Grant
								Other	Option		Date
								Stock	Awards:		Fair
								Awards:	Number of	Exercise	Value of
								Number of	Securities	or Base	Stock
								Shares	Under-	Price of	and
								of Stock	lying	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(5)
R. Johnson	03/23/16(1)	412,500	1,650,000	2,887,500
	03/23/16(2)	171,875	687,500	1,375,000
	03/23/16(2)				8,084	32,333	64,666				2,062,522
	03/23/16(3)								139,380	63.79	2,200,016
L. Peters	03/23/16(1)	126,563	506,250	885,938
	03/23/16(2)	31,641	126,563	253,125
	03/23/16(2)				1,489	5,953	11,905				379,742
	03/23/16(3)								28,510	63.79	450,010
	03/23/16(4)							18,812		63.79	1,200,017
S. Jacobs	03/23/16(1)	159,375	637,500	1,115,625
	03/23/16(2)	39,844	159,375	318,750
	03/23/16(2)				1,874	7,496	14,991				478,170
	03/23/16(3)								28,510	63.79	450,010
	03/23/16(4)							23,515		63.79	1,500,022
L. Kimble	03/23/16(1)	121,875	487,500	853,125
	03/23/16(2)	30,469	121,875	243,750
	03/23/16(2)				1,433	5,732	11,464				365,644
	03/23/16(3)								28,510	63.79	450,010
	03/23/16(4)							15,677		63.79	1,000,036
P. Alviti	03/23/16(1)	61,250	245,000	428,750
	03/23/16(2)	22,969	91,875	183,750
	03/23/16(2)				1,081	4,321	8,642				275,637
	03/23/16(3)								14,255	63.79	225,005
	03/23/16(4)							15,677		63.79	1,000,036

2017 Proxy Statement	55

Executive Compensation

Notes to Grants of Plan-Based Awards Table

(1)	Annual Incentive Awards

Amounts shown reflect the payment levels at threshold, target, and maximum performance for the 2016 fiscal year under the Annual Bonus Plan and reflect the potential amounts that would be paid at the end of the period if the applicable performance goals were achieved. The estimated bonus payouts are based on a percentage of the executive’s base salary, as shown in the table below:

Name	Threshold	Target	Maximum
R. Johnson	37.5%	150%	262.5%
L. Peters, S. Jacobs, and L. Kimble	18.75%	75%	131.25%
P. Alviti	12.5%	50%	87.5%

The annual bonus payments actually made to the named executive officers for 2016 are shown in Note 5 to the Summary Compensation Table on Page 50.

(2)	LTIP Awards

Provided the performance goals for the 2016-17 long-term performance measurement period are achieved, the payout structure of the executives’ awards is as follows: (a) 25% of the award would be payable in cash under the LTIP, (b) 75% of the award would be payable in RSUs under the Stock Incentive Plan, and (c) both the cash portion and the stock portion of the payout would be subject to a time-based, one-year vesting period following the end of the performance measurement period before payout to the executives. The amounts shown in the table reflect the estimated payment levels in cash and number of RSUs at threshold, target, and maximum performance for the 2016-17 performance measurement period. Columns (c), (d), and (e) show the estimated cash payments and columns (f), (g), and (h) show the number of RSUs that would be paid out at threshold, target, and maximum performance if the applicable performance goals are achieved.

The threshold, target, and maximum number of RSUs for each executive was calculated on the date of grant on the basis of that day’s closing stock price of a share of Common Stock. The closing price on the grant date of March 23, 2016 for each of the named executive officers was $63.79. Similarly, the grant date fair values of the RSU awards are based on the closing stock price on these grant dates. The actual number of RSUs paid out will be based on the Company’s performance compared to targets. The value of the RSUs received by an executive will depend upon the Company’s stock price on the payment date in 2019. No dividends are paid or accrued for the RSUs.

The aggregate payout in cash and stock at threshold, target, and maximum performance for each of the named executive officers is based on a percentage of the executive’s base salary in the first year of the performance period, adjusted for promotion-related salary increases. The percent of base salary for each executive at threshold, target, and maximum performance is shown in the table below:

Name	Threshold	Target	Maximum
R. Johnson	62.5%	250%	500%
L. Peters, S. Jacobs, L. Kimble, and P. Alviti	18.75%	75%	150%

No amounts would be paid to the executives under the LTIP awards unless the performance goals for the performance measurement period are achieved.

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(3)	Stock Option Grants

The amounts in column (j) reflect the number of stock options granted in 2016 under the Stock Incentive Plan. The exercise price reflected in column (k) is equal to the closing price of a share of Common Stock on the grant date. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. Vested options may be exercised for ten years following the date of grant, unless the option is cancelled or exercised sooner. If the executive retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then exercisable, plus those options that would have become exercisable on the next anniversary of the grant date, will remain (or become) exercisable as of that date. Options granted in 2016 will become exercisable upon a participant’s termination of employment on or within 24 months following a Change in Control. In general, options may remain exercisable for up to three years following a participant’s retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause.

The vesting schedule for options granted to the executives in 2016 is as follows:

			Vest Date:		Vest Date:		Vest Date:
Name	Grant Date	Shares (#)	Shares (#)		Shares (#)		Shares (#)
R. Johnson	03/23/16	139,380	03/23/17:	46,460	03/23/18:	46,460	03/23/19:	46,460
L. Peters	03/23/16	28,510	03/23/17:	9,503	03/23/18:	9,503	03/23/19:	9,504
S. Jacobs	03/23/16	28,510	03/23/17:	9,503	03/23/18:	9,503	03/23/19:	9,504
L. Kimble	03/23/16	28,510	03/23/17:	9,503	03/23/18:	9,503	03/23/19:	9,504
P. Alviti	03/23/16	14,255	03/23/17:	4,751	03/23/18:	4,752	03/23/19:	4,752

(4)	Restricted Stock Units

The amounts shown in the table under column (i) represent the number of RSUs awarded to the executive under the Stock Incentive Plan on the grant date. The RSU awards will vest according to the schedule below, provided, that they remain employed by the Company through the applicable vesting dates. No dividends are paid or accrued for RSU awards.

			Vest Date:		Vest Date:
Name	Grant Date	Shares (#)	Shares (#)		Shares (#)
L. Peters	03/23/16	18,812	03/23/19:	9,406	03/23/20:	9,406
S. Jacobs	03/23/16	23,515	03/23/19:	11,757	03/23/20:	11,758
L. Kimble	03/23/16	15,677	03/23/19:	15,677
P. Alviti	03/23/16	15,677	03/23/19:	7,838	03/23/20:	7,839

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Executive Compensation

(5)	Grant Date Fair Value

The amounts shown in column (l) reflect the aggregate grant date fair value of the restricted stock, RSU, and stock option awards granted in 2016, calculated in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in computing the award values may be found in Note 21 to our financial statements in our 2016 Annual Report on Form 10-K. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For option awards, the value is calculated by multiplying the Black-Scholes value by the number of options granted. For RSUs, the fair value is calculated by multiplying the closing price of our Common Stock on the NYSE on the award date by the number of shares granted. For the performance-based RSUs awarded under the Stock Incentive Plan in connection with the 2016-17 long-term performance measurement period, the fair value is calculated based upon the probable outcome of meeting the performance conditions at the target performance level and multiplying the number of units that would be received at that level by the closing price of a share of our Common Stock on the grant date. This is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined at the grant date under FASB ASC Topic 718. All of these values are shown in the table below.

	Black-Scholes
	Value for Stock	Performance-Based RSU
	Options Granted on	Awards Granted on
	March 23, 2016	March 23, 2016
Name	($)	($)
R. Johnson	15.78	—
L. Peters	15.78	63.79
S. Jacobs	15.78	63.79
L. Kimble	15.78	63.79
P. Alviti	15.78	63.79

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Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of outstanding stock options, both vested and unvested, and the number of unvested shares of restricted stock and RSUs held by the named executive officers at the end of the 2016 fiscal year:

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
									Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market or
			Incentive					Plan Awards:	Payout
	Number of	Number of	Plan Awards:				Market	Number of	Value of
	Securities	Securities	Number of			Number	Value of	Unearned	Unearned
	Underlying	Underlying	Securities			of Shares	Shares or	Shares,	Shares,
	Unexercised	Unexercised	Underlying			or Units	Units of	Units or	Units or
	Options	Options	Unexercised	Option		of Stock	Stock	Other Rights	Other Rights
	(#)	(#)	Unearned	Exercise	Option	That Have	That Have	That Have	That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	(1)	(1)	(#)	($)	Date	(#)(2)	($)(3)	(#)(2)	($)(3)
R. Johnson	25,000	—	—	9.93	03/25/2019	—	—	—	—
	80,000	—	—	15.10	03/23/2020	—	—	—	—
	80,000	—	—	18.84	03/23/2021	—	—	—	—
	49,000	—	—	30.92	03/21/2022	—	—	—	—
	47,000	—	—	34.24	03/28/2023	—	—	—	—
	24,666	12,334	—	45.08	03/26/2024	—	—	—	—
	36,666	18,334	—	56.35	12/01/2024	—	—	—	—
	69,300	138,600	—	62.11	03/25/2025	—	—	—	—
	—	139,380	—	63.79	03/23/2026	—	—	—	—
	—	—	—	—	—	60,000	4,080,600	—	—
	—	—	—	—	—	18,520	1,259,545	—	—
	—	—	—	—	—	21,736	1,478,265	—	—
	—	—	—	—	—	—	—	20,902	1,421,545
	—	—	—	—	—	—	—	64,666	4,397,935
L. Peters	25,000	—	—	11.66	03/26/2018	—	—	—	—
	25,000	—	—	9.93	03/25/2019	—	—	—	—
	40,000	—	—	24.75	05/26/2021	—	—	—	—
	44,000	—	—	30.92	03/21/2022	—	—	—	—
	42,000	—	—	34.24	03/28/2023	—	—	—	—
	22,666	11,334	—	45.08	03/26/2024	—	—	—	—
	10,666	21,334	—	62.11	03/25/2025	—	—	—	—
	—	28,510	—	63.79	03/23/2026	—	—	—	—
	—	—	—	—	—	20,000	1,360,200	—	—
	—	—	—	—	—	18,812	1,279,404	—	—
	—	—	—	—	—	7,657	520,753	—	—
	—	—	—	—	—	—	—	5,162	351,068
	—	—	—	—	—	—	—	11,905	809,659
S. Jacobs	8,000	—	—	34.24	03/28/2023	—	—	—	—
	6,333	6,334	—	45.08	03/26/2024	—	—	—	—
	9,066	4,534	—	56.35	12/01/2024	—	—	—	—
	7,000	14,000	—	62.11	03/25/2025	—	—	—	—
	—	28,510	—	63.79	03/23/2026	—	—	—	—
	—	—	—	—	—	23,515	1,599,255	—	—
	—	—	—	—	—	10,000	680,100	—	—
	—	—	—	—	—	9,147	622,087	—	—
	—	—	—	—	—	—	—	6,910	469,949
	—	—	—	—	—	—	—	14,991	1,019,538
L. Kimble	12,666	6,334	—	45.08	03/26/2024	—	—	—	—
	7,000	14,000	—	62.11	03/25/2025	—	—	—	—
	—	28,510	—	63.79	03/23/2026	—	—	—	—
	—	—	—	—	—	15,677	1,066,193	—	—
	—	—	—	—	—	7,250	493,073	—	—
	—	—	—	—	—	—	—	5,093	346,375
	—	—	—	—	—	—	—	11,464	779,667
P. Alviti	8,333	5,667	—	45.08	03/26/2024	—	—	—	—
	5,333	10,667	—	62.11	03/25/2025	—	—	—	—
	—	14,255	—	63.79	03/23/2026	—	—	—	—
	—	—	—	—	—	10,000	680,100	—	—
	—	—	—	—	—	15,677	1,066,193	—	—
	—	—	—	—	—	6,302	428,599	—	—
	—	—	—	—	—	—	—	4,053	275,645
	—	—	—	—	—	—	—	8,642	587,742

2017 Proxy Statement	59

Executive Compensation

Notes to Table on Outstanding Equity Awards at Fiscal Year-End

(1)	The Vesting Schedules for the options shown in columns (b) and (c) are as follows:

Total
	Securities Underlying		Vesting Date for 1/3	Vesting Date for 1/3	Vesting Date for 1/3
Name	Unexercised Options (#)	Date of Grant	of Total Grant	of Total Grant	of Total Grant
R. Johnson	25,000	03/25/2009	03/25/2010	03/25/2011	03/25/2012
	80,000	03/23/2010	03/23/2011	03/23/2012	03/23/2013
	80,000	03/23/2011	03/23/2012	03/23/2013	03/23/2014
	49,000	03/21/2012	03/21/2013	03/21/2014	03/21/2015
	47,000	03/28/2013	03/28/2014	03/28/2015	03/28/2016
	37,000	03/26/2014	03/26/2015	03/26/2016	03/26/2017
	55,000	12/01/2014	12/01/2015	12/01/2016	12/01/2017
	207,900	03/25/2015	03/25/2016	03/25/2017	03/25/2018
	139,380	03/23/2016	03/23/2017	03/23/2018	03/23/2019
720,280
L. Peters	25,000	03/26/2008	03/26/2009	03/26/2010	03/26/2011
	25,000	03/25/2009	03/25/2010	03/25/2011	03/25/2012
	40,000	05/26/2011	05/26/2012	05/26/2013	05/26/2014
	44,000	03/21/2012	03/21/2013	03/21/2014	03/21/2015
	42,000	03/28/2013	03/28/2014	03/28/2015	03/28/2016
	34,000	03/26/2014	03/26/2015	03/26/2016	03/26/2017
	32,000	03/25/2015	03/25/2016	03/25/2017	03/25/2018
	28,510	03/23/2016	03/23/2017	03/23/2018	03/23/2019
270,510
S. Jacobs	8,000	03/28/2013	03/28/2014	03/28/2015	03/28/2016
	12,667	03/26/2014	03/26/2015	03/26/2016	03/26/2017
	13,600	12/01/2014	12/01/2015	12/01/2016	12/01/2017
	21,000	03/25/2015	03/25/2016	03/25/2017	03/25/2018
	28,510	03/23/2016	03/23/2017	03/23/2018	03/23/2019
83,777
L. Kimble	19,000	03/26/2014	03/26/2015	03/26/2016	03/26/2017
	21,000	03/25/2015	03/25/2016	03/25/2017	03/25/2018
	28,510	03/23/2016	03/23/2017	03/23/2018	03/23/2019
68,510
P. Alviti	14,000	03/26/2014	03/26/2015	03/26/2016	03/26/2017
	16,000	03/25/2015	03/25/2016	03/25/2017	03/25/2018
	14,255	03/23/2016	03/23/2017	03/23/2018	03/23/2019
44,255

(2)	The vesting dates for the restricted stock and RSU awards shown in columns (g) and (i) are set forth in the table below. The RSU awards shown in column (g) granted in 2014 were earned following the end of the 2015 fiscal year when the Compensation Committee certified the achievement of the performance goals at above-target performance for the 2014-15 long-term performance measurement period and vested in March 2017; the RSU awards shown in column (i) granted in 2015 for the 2015-16 performance period were earned following the end of the 2016 fiscal year when the Compensation Committee certified the achievement of above-target performance for the 2015-16 long-term performance measurement period and will vest in 2018; and the RSU awards shown in column (i) granted in 2016 will be earned only if the maximum performance goals for the 2016-17 performance measurement period are achieved and, if earned, will vest in 2019.

60	2017 Proxy Statement

Executive Compensation

Name	Date of Grant	Type of Award	Shares/RSUs (#)	Vesting Date
R. Johnson	03/26/2014	RSU	21,736	03/26/2017
	03/26/2014	Restricted Stock	60,000	03/26/2017
	12/01/2014	Restricted Stock	18,520	12/01/2017
	03/25/2015	RSU	20,902	03/25/2018
	03/23/2016	RSU	64,666	03/23/2019
L. Peters	03/26/2014	RSU	7,657	03/26/2017
	03/26/2014	Restricted Stock	20,000	03/26/2017
	03/25/2015	RSU	5,162	03/25/2018
	03/23/2016	RSU	9,406	03/23/2019
	03/23/2016	RSU	9,406	03/23/2020
	03/23/2016	RSU	11,905	03/23/2019
S. Jacobs	03/26/2014	RSU	9,147	03/26/2017
	03/26/2014	RSU	10,000	03/31/2017
	03/25/2015	RSU	6,910	03/25/2018
	03/23/2016	RSU	11,757	03/23/2019
	03/23/2016	RSU	11,758	03/23/2020
	03/23/2016	RSU	14,991	03/23/2019
L. Kimble	03/26/2014	RSU	7,250	03/26/2017
	03/25/2015	RSU	5,093	03/25/2018
	03/23/2016	RSU	15,677	03/23/2019
	03/23/2016	RSU	11,464	03/23/2019
P. Alviti	03/26/2014	RSU	6,302	03/26/2017
	03/26/2014	Restricted Stock	10,000	03/26/2017
	03/25/2015	RSU	4,053	03/25/2018
	03/23/2016	RSU	7,838	03/23/2019
	03/23/2016	RSU	7,839	03/23/2020
	03/23/2016	RSU	8,642	03/23/2019

(3)	Value calculated by multiplying the number of unvested shares or units by the closing price of $68.01 on January 27, 2017, which was the last business day of the 2016 fiscal year. The values shown in columns (h) and (j) for the RSUs are based on:

•	the number of RSUs at above-target performance earned for the 2014-15 performance period, which vested in March 2017;

•	the number of RSUs at above-target performance earned for the 2015-16 performance period, which will vest in March 2018; and

•	the number of RSUs that may be earned at maximum performance for the 2016-17 long-term performance period.

2017 Proxy Statement	61

Executive Compensation

Option Exercises and Stock Vested

The following table provides information on the stock options exercised by the named executive officers during 2016 and restricted stock and RSU awards that vested during the year:

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
R. Johnson	50,000	2,463,500	17,190	1,120,788
L. Peters	20,000	896,600	7,759	505,887
S. Jacobs	—	—	8,817	574,868
L. Kimble	30,667	1,149,245	26,137	1,690,132
P. Alviti	10,000	385,470	15,297	893,864

Pension Benefits

The following table provides the present value of the accumulated benefit payable to each of the named executive officers and the years of service credited to each of them under the Retirement Plan, the Excess Plan, and the SERP determined using interest rate and mortality rate assumptions consistent with those used in our 2016 financial statements:

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
R. Johnson	Retirement Plan	18	174,383	—
	Excess Plan	18	619,196
	SERP	14	1,859,225
			2,652,804
L. Peters	Retirement Plan	18	186,739	—
	Excess Plan	18	330,264
	SERP	15	1,202,966
			1,719,969
S. Jacobs	Retirement Plan	17	157,065	—
	Excess Plan	17	309,222
	SERP	8	910,138
			1,376,425
L. Kimble	Retirement Plan	37	607,193	—
	Excess Plan	37	654,606
	SERP	7	609,353
			1,871,152
P. Alviti	Retirement Plan	2	16,477	—
	Excess Plan	2	36,886
	SERP	4	306,125
			359,488

62	2017 Proxy Statement

Executive Compensation

Notes to Pension Benefits Table

(1)	In general, the present value of accumulated benefits was determined using the same measurement date (January 28, 2017) and assumptions used for financial reporting purposes. Expected retirement age for the Retirement Plan and the Excess Plan is equal to normal retirement age as defined by the plans. For the SERP, the age at which participants become eligible for retirement under the plan is used as the expected retirement age. The following key assumptions were used in calculating the values in the table above:

	•	ASC 715 discount rate of 4.0% for the Retirement Plan and ASC 715 discount rate of 3.4% for the Excess Plan and the SERP;

	•	Retirement age is assumed to be 65 for the Retirement Plan and the Excess Plan; for the SERP, the retirement age is assumed to be when age plus years of service equals 65 for participants in the plan on May 26, 2011 and, for participants in the SERP after this date, when the participant reaches age 55 with 10 years of service; and

	•	Form of payment for the Retirement Plan and the Excess Plan is a lump sum and form of payment for the SERP is 12 quarterly installments.

The years of service for the SERP reflect the number of years that the executive has been approved by the Compensation Committee as a participant in that plan.

Defined Benefit Retirement Plans

Foot Locker Retirement Plan

The Retirement Plan is a defined benefit plan with a cash balance formula, which covers eligible employees of the Company and substantially all of its U.S. subsidiaries. All qualified employees who are at least 21 years old with one year of service are covered under the Retirement Plan. Plan participants become fully vested in their benefits under this plan generally upon completion of three years of service or upon reaching normal retirement age (age 65) while actively employed.

Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant’s years of service with the Company as of the beginning of each calendar year. The following table shows the percentages used to determine credits for each of the years of service indicated:

Years of Service	Percent of All W-2 Compensation (%)	+	Percent of W-2 Compensation Over $22,000 (%)
Fewer than 6	1.10		0.55
6–10	1.50		0.75
11–15	2.00		1.00
16–20	2.70		1.35
21–25	3.70		1.85
26–30	4.90		2.45
31–35	6.60		3.30
More than 35	8.90		4.45

In addition, all balances in the participants’ accounts earn interest at the fixed rate of 6%, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is unmarried). The participant may elect to waive the annuity form of benefit and receive benefits under the plan upon retirement in an optional annuity form or an immediate or deferred lump sum, or, upon other termination of employment, in a lump sum. Additional optional forms of payment are available to participants who were participating in the Retirement Plan as of December 31, 1995.

2017 Proxy Statement	63

Executive Compensation

Foot Locker Excess Cash Balance Plan

The Internal Revenue Code limits annual retirement benefits that may be paid to, and the compensation that may be taken into account in calculating benefits for, any person under a qualified retirement plan, such as the Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of the Retirement Plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the Foot Locker Excess Cash Balance Plan (the “Excess Plan”). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

Early Retirement Eligibility

The Retirement Plan provides for a reduced benefit payment to a participant who retires after reaching early retirement age but prior to normal retirement age. Early retirement age is defined under the Retirement Plan and the Excess Plan as age 55 with at least 5 years of vesting service. Of the named executive officers, Mr. Johnson, Ms. Peters, and Mr. Kimble are currently eligible for early retirement under these plans.

Foot Locker Supplemental Executive Retirement Plan

In addition, the SERP, which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death, and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries who participate in this plan. The Compensation Committee sets an annual targeted incentive award under the SERP for each participant consisting of a percentage of salary and bonus based on the Company’s performance against the target. Achievement of the target causes an 8% credit to a participant’s account for that year. The applicable percentage for the year increases or decreases proportionately to the percentage of the Company’s performance in relation to the target, but may not be less than 4% or more than 12% in any year. Participants’ accounts accrue simple interest at the rate of 6% annually.

The named executive officers and six other executive officers currently participate in the SERP. Participants in the SERP prior to May 26, 2011 are eligible to receive a benefit only if their age plus years of service at retirement equals at least 65. For persons who become participants in the SERP on or after this date, they would be eligible to receive a benefit only if they are at least age 55 at retirement with 10 years of service. Other than Ms. Alviti, each of the named executive officers participated in the SERP on May 26, 2011 and has age plus years of service totaling at least 65. Ms. Alviti became a participant in the SERP upon her employment commencement date in June 2013 and she is not currently vested in the plan.

If a participant’s employment terminates due to death or disability, he (or his estate) would be entitled to payment of his SERP balance. A participant’s SERP benefit is paid in 12 quarterly installments following retirement, with the first two quarters payable no earlier than six months following retirement. Upon death or disability, a participant’s SERP benefit is paid in a lump sum. For participants in the plan prior to February 2, 2014, the SERP provides for the continuation of medical and dental insurance benefits if an executive meets the applicable age and service requirements when his employment terminates. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. The terminated executive would be required to pay the insurance premium applicable to actively employed senior executives, including any increases in the premiums, and the Company would pay the difference between the actual premium rate and the active employee rate.

64	2017 Proxy Statement

Executive Compensation

Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
R. Johnson	—	1,298,194	—	—	2,444,816
L. Peters	—	320,574	—	—	665,719
S. Jacobs	—	430,371	—	—	842,712
L. Kimble	—	317,244	—	—	644,062
P. Alviti	—	251,691	—	—	535,748

(1)	The amounts shown in column (c) in the table above are reported as 2016 compensation in the Summary Compensation Table and reflect the cash portion of the earned LTIP award for the 2015-16 performance measurement period. The payout of these amounts to the named executive officers is automatically deferred under the terms of the award and will be paid in March 2018, provided the executives continue in service with the Company on the payout date.
(2)	The aggregate balances shown in column (f) equal the sum of the amounts shown in column (c) for the 2015-16 long-term performance measurement period plus the cash portion of the executives’ earned LTIP awards for the 2014-15 performance measurement period reported as 2015 compensation that was paid out in March 2017, as follows:

Name	Earned Cash LTIP Award For the 2014-15 Performance Period Paid in March 2017 ($)
R. Johnson	1,146,622
L. Peters	345,145
S. Jacobs	412,341
L. Kimble	326,818
P. Alviti	284,057

2017 Proxy Statement	65

Executive Compensation

Potential Payments Upon Termination or Change in Control

The executives’ employment agreements and certain of the plans and programs that executives participate in require the Company to pay compensation to the executives if their employment terminates under certain circumstances. The estimated amount of compensation, benefits, and vesting of restricted stock, RSUs, and stock options that may be payable to the named executive officers following termination of their employment, including amounts already vested, is stated in the tables below. The information in the tables assumes a termination date of January 28, 2017.

Richard A. Johnson

Reason for Termination	Severance Payment ($)	Vesting of RS, RSUs and Options ($)	LTIP Payout Eligibility ($)	SERP Benefit ($)	Excess Cash Balance Plan Benefit ($)	Continuation of Health Benefits ($)	Senior Executive Life Insurance ($)	Total ($)
By Company Without Cause or By Executive if Company Breaches Employment Agreement	4,712,375	1,421,545	—	1,945,883	534,989	899,958	—	9,514,750
	(1)	(2)		(3)	(4)
Executive Resigns Before End of Term	—	—	—	1,945,883	534,989	899,958	—	3,380,830
				(3)	(4)
Following Change in Control: By Executive for Good Reason or By Company Without Cause	5,525,000	11,241,956	3,132,316	1,945,883	534,989	899,958	—	23,280,102
(6)	(7)	(8)	(9)	(3)	(4)	(5)
Disability	—	10,440,963	3,132,316	1,945,883	534,989	899,958	—	16,954,109
		(10)	(11)	(12)	(4)	(5)(13)
Death	—	10,440,963	3,132,316	1,945,883	534,989	—	1,100,000	17,154,151
		(10)	(11)	(12)	(4)		(14)
Retirement	—	5,100,818	3,132,316	1,945,883	534,989	899,958	—	11,613,964
		(15)	(11)	(3)	(4)	(5)
Cause	—	—	—	—	534,989	—	—	534,989
					(4)

Notes to Table on Richard A. Johnson

(1)	This severance amount includes the following items provided for under Mr. Johnson’s employment agreement:

Salary continuation for 24 months. Payment of the first six months of salary continuation would be made six months following termination, and the remaining payments would then be made on a monthly basis ($2,200,000).

Annual bonus for 2016. Payment of this bonus would be made at the same time as payments are made to other participants in the plan and within two and one-half months following the end of the 2016 fiscal year ($1,189,181).

Cash portion of the LTIP award earned for the 2015-16 performance measurement period. The LTIP award earned for this performance period is payable one-half in cash and one-half in RSUs and is based on the achievement of the performance goals at the actual payout level. The cash portion of the earned LTIP award for this period would be paid out in March 2018 at the same time as the payouts are made to the other participants ($1,298,194).

66	2017 Proxy Statement

Executive Compensation

Outplacement. The approximate cost of one year of outplacement services ($25,000).

(2)	Represents the value of the 20,902 RSUs earned at the actual performance level for the 2015-16 long-term performance period, valued at the closing price ($68.01) of the Common Stock on January 27, 2017. This stock portion of the earned long-term bonus for this period would be paid out in March 2017 at the same time as the payouts are made to the other participants. The actual value of the stock portion of the LTIP award payable to the executive in March 2017 would depend upon the Company’s stock price at that time.

(3)	This amount is the total benefit payable under the SERP. The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(4)	Benefit payable as of January 28, 2017 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(5)	Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason during the two-year period following a Change in Control.

(7)	The severance amount equals two times the sum of executive’s annual base salary ($1,100,000) plus annual bonus at target ($1,650,000). Payment would be made in a lump sum six months following termination. The severance amount also includes the approximate cost of one year of outplacement services ($25,000). If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue Code (“Section 4999”), then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(8)	The amount shown represents the sum of the (A) value of 78,520 shares of restricted stock that would vest; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance measurement period (21,736 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance period (20,902 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2016-17 performance measurement period (16,167 RSUs); and (C) intrinsic value on January 28, 2017 of 308,648 stock options that would vest. The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $68.01.

(9)	Upon a Change in Control, the Compensation Committee may, but is not required to, approve a pro rata payment to a participant under the LTIP. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period at the actual payout level ($1,146,622), (ii) 2015-16 performance period at the actual payout level ($1,298,194), and (iii) 2016-17 performance measurement period at the target payout level pro rated to the termination date ($687,500). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)	The amount shown represents the sum of the (A) value of 78,520 shares of restricted stock, which the Compensation Committee may, but is not obligated to, accelerate vesting of some or all of these shares; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance measurement period (21,736 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance measurement period (20,902 RSUs), and (iii) target level achievement of the performance goals for the 2016-17 performance period, pro rated to the termination date (16,167 RSUs); and (C) intrinsic value on January 28, 2017 of 146,428 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2017, 2018, and 2019, respectively. The restricted stock and RSUs were valued at $68.01. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2017, 2018, and 2019, respectively.

2017 Proxy Statement	67

Executive Compensation

(11)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($1,146,622), (ii) 2015-16 performance measurement period based on the actual level of achievement of the performance goals ($1,298,194), and (iii) 2016-17 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($687,500). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2017, 2018, and 2019, respectively.

(12)	Benefit under the SERP payable in a lump sum following the determination of disability or the date of death.

(13)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(14)	Senior executive life insurance is payable following death in a lump sum to the executive’s beneficiary.

(15)	The amount shown represents the sum of the (A) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance measurement period (21,736 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance measurement period (20,902 RSUs), and (iii) target level achievement of the performance goals for the 2016-17 performance period, pro rated to the termination date (16,167 RSUs); and (B) intrinsic value on January 28, 2017 of 146,428 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2017, 2018, and 2019, respectively. The RSUs were valued at $68.01. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2017, 2018, and 2019, respectively.

68	2017 Proxy Statement

Executive Compensation

Lauren B. Peters

Reason for Termination	Severance Payment ($)	Vesting of RS, RSUs and Options ($)	LTIP Payout Eligibility ($)	SERP Benefit ($)	Excess Cash Balance Plan Benefit ($)	Continuation of Health Benefits ($)	Senior Executive Life Insurance ($)	Total ($)
By Company Without Cause	1,012,500	—	—	1,259,037	262,086	1,051,962	—	3,585,585
	(1)			(2)	(3)	(4)
By Executive for Good Reason	1,012,500	362,921	—	1,259,037	262,086	1,051,962	—	3,948,506
	(1)	(5)		(2)	(3)	(4)
Executive Resigns Before End of Term	—	—	—	1,259,037	262,086	1,051,962	—	2,573,085
				(2)	(3)	(4)
Following Change in Control: By Executive for Good Reason or By Company Without Cause	1,856,250	4,219,928	792,282	1,259,037	262,086	1,051,962	—	9,441,545
(6)	(7)	(8)	(9)	(2)	(3)	(4)
Disability	—	4,076,784	792,282	1,259,037	262,086	1,051,962	—	7,442,151
		(10)	(11)	(12)	(3)	(4)(13)
Death	—	4,076,784	792,282	1,259,037	262,086	—	675,000	7,065,189
		(10)	(11)	(12)	(3)		(15)
Retirement	—	1,437,180	792,282	1,259,037	262,086	1,051,962	—	4,802,547
		(14)	(11)	(2)	(3)	(4)
Cause	—	—	—	—	262,086	—	—	262,086
					(3)

Notes to Table on Lauren B. Peters

(1)	The severance amount equals one-and-a-half times the executive’s annual salary.

(2)	This amount is the total benefit payable under the SERP. The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)	Benefit payable as of January 28, 2017 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)	Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The amount shown represents the intrinsic value on January 28, 2017 of 31,503 stock options that would vest.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

(7)	The severance amount equals two times the executive’s annual salary plus annual bonus at target under the Annual Bonus Plan or other annual incentive plan applicable to the executive. If the payments or benefits received by the executive following a

2017 Proxy Statement	69

Executive Compensation

Change in Control are subject to the excise tax under Section 4999, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject her to the excise tax, as long as the reduced amount would result in a greater benefit to her compared to the unreduced amount on a net after-tax basis.

(8)	The amount shown represents the sum of the (A) value of 38,812 shares of restricted stock that would vest; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance period (7,657 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance period (5,162 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2016-17 performance measurement period (2,977 RSUs); and (C) intrinsic value on January 28, 2017 of 61,178 stock options that would vest. The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $68.01.

(9)	Upon a Change in Control, the Compensation Committee may, but is not required to, approve a pro rata payment to a participant under the LTIP. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period at the actual payout level ($345,145), (ii) 2015-16 performance period at the actual payout level ($320,574), and (iii) 2016-17 performance measurement period at the target payout level pro rated to the termination date ($126,563). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)	The amount shown represents the sum of the (A) value of 38,812 shares of restricted stock, which the Compensation Committee may, but is not obligated to, accelerate vesting of some or all of these shares; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance measurement period (7,657 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance measurement period (5,162 RSUs), and (iii) target level achievement of the performance goals for the 2016-17 performance period, pro rated to the termination date (2,977 RSUs); and (C) intrinsic value on January 28, 2017 of 31,503 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2017, 2018, and 2019, respectively. The restricted stock and RSUs were valued at $68.01. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2017, 2018, and 2019, respectively.

(11)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($345,145), (ii) 2015-16 performance measurement period based on the actual level of achievement of the performance goals ($320,574), and (iii) 2016-17 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($126,563). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2017, 2018, and 2019, respectively.

(12)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

(13)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(14)	The amount shown represents the sum of the (A) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance measurement period (7,657 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance measurement period (5,162 RSUs), and (iii) target level achievement of the performance goals for the 2016-17 performance period, pro rated to the termination date (2,977 RSUs); and (B) intrinsic value on January 28, 2017 of 31,503 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2017, 2018, and 2019, respectively. The RSUs were valued at $68.01. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2017, 2018, and 2019, respectively.

(15)	Senior executive life insurance benefit is payable following death in a lump sum to the executive’s beneficiary.

70	2017 Proxy Statement

Executive Compensation

Stephen D. Jacobs

Reason for Termination	Severance Payment ($)	Vesting of RS, RSUs and Options ($)	LTIP Payout Eligibility ($)	SERP Benefit ($)	Excess Cash Balance Plan Benefit ($)	Continuation of Health Benefits ($)	Senior Executive Life Insurance ($)	Total ($)
By Company Without Cause	1,275,000	—	—	952,559	235,467	1,216,148	—	3,679,174
	(1)			(2)	(3)	(4)
By Executive for Good Reason	1,275,000	279,508	—	952,559	235,467	1,216,148	—	3,958,682
	(1)	(5)		(2)	(3)	(4)
Executive Resigns Before End of Term	—	—	—	952,559	235,467	1,216,148	—	2,404,174
				(2)	(3)	(4)
Following Change in Control: By Executive for Good Reason or By Company Without Cause	2,337,500	4,172,525	968,900	952,559	235,467	1,216,148	—	9,883,099
(6)	(7)	(8)	(9)	(2)	(3)	(4)
Disability	—	4,051,017	968,900	952,559	235,467	1,216,148	—	7,424,091
		(10)	(11)	(12)	(3)	(4)(13)
Death	—	4,051,017	968,900	952,559	235,467	—	850,000	7,057,943
		(10)	(11)	(12)	(3)		(14)
Cause	—	—	—	—	235,467	—	—	235,467
					(3)

Notes to Table on Stephen D. Jacobs

(1)	The severance amount equals one-and-a-half times the executive’s annual salary.

(2)	This amount is the total benefit payable under the SERP. The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)	Benefit payable as of January 28, 2017 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)	Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The amount shown represents the intrinsic value on January 28, 2017 of 27,371 stock options that would vest.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

(7)	The severance amount equals two times the executive’s annual salary plus annual bonus at target under the Annual Bonus Plan or other annual incentive plan applicable to the executive. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999, then the Company would automatically reduce the

2017 Proxy Statement	71

Executive Compensation

executive’s payments and benefits to an amount equal to $1 less than the amount that would subject her to the excise tax, as long as the reduced amount would result in a greater benefit to her compared to the unreduced amount on a net after-tax basis.

(8)	The amount shown represents the sum of the (A) value of 33,515 shares of restricted stock that would vest; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance period (9,147 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance period (6,910 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2016-17 performance measurement period (3,748 RSUs); and (C) intrinsic value on January 28, 2017 of 59,711 stock options that would vest. The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $68.01.

(9)	Upon a Change in Control, the Compensation Committee may, but is not required to, approve a pro rata payment to a participant under the LTIP. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period at the actual payout level ($412,341), (ii) 2015-16 performance period at the actual payout level ($430,371), and (iii) 2016-17 performance measurement period at the target payout level pro rated to the termination date ($126,188). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)	The amount shown represents the sum of the (A) value of 33,515 shares of restricted stock, which the Compensation Committee may, but is not obligated to, accelerate vesting of some or all of these shares; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance measurement period (9,147 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance measurement period (6,910 RSUs), and (iii) target level achievement of the performance goals for the 2016-17 performance period, pro rated to the termination date (3,748 RSUs); and (C) intrinsic value on January 28, 2017 of 27,371 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2017, 2018, and 2019, respectively. The restricted stock and RSUs were valued at $68.01. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2017, 2018, and 2019, respectively.

(11)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($412,341), (ii) 2015-16 performance measurement period based on the actual level of achievement of the performance goals ($430,371), and (iii) 2016-17 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($126,188). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2017, 2018, and 2019, respectively.

(12)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

(13)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(14)	Senior executive life insurance benefit is payable following death in a lump sum to the executive’s beneficiary.

72	2017 Proxy Statement

Executive Compensation

Lewis P. Kimble

Reason for Termination	Severance Payment ($)	Vesting of RS, RSUs and Options ($)	LTIP Payout Eligibility ($)	SERP Benefit ($)	Excess Cash Balance Plan Benefit ($)	Continuation of Health Benefits ($)	Senior Executive Life Insurance ($)	Total ($)
By Company Without Cause	975,000	—	—	637,755	563,176	899,958	—	3,075,889
(1)	(2)			(3)	(4)	(5)
By Executive for Good Reason	975,000	226,643	—	637,755	563,176	899,958	—	3,302,532
(1)	(2)	(6)		(3)	(4)	(5)
Executive Resigns Before End of Term	—	—	—	637,755	563,176	899,958	—	2,100,889
				(3)	(4)	(5)
Following Change in Control: By Executive for Good Reason or By Company Without Cause	1,787,500	2,448,708	735,660	637,755	563,176	899,958	—	7,072,757
(1)(6)	(8)	(9)	(10)	(3)	(4)	(5)
Disability	—	2,327,200	735,660	637,755	563,176	899,958	—	5,163,749
(1)		(11)	(12)	(13)	(4)	(5)(14)
Death	—	2,327,200	735,660	637,755	563,176	—	650,000	4,913,791
(1)		(11)	(12)	(13)	(4)		(16)
Retirement	—	1,261,211	735,660	637,755	563,176	899,958	—	4,097,760
(1)		(15)	(12)	(3)	(4)	(5)
Cause	—	—	—	—	563,176	—	—	563,176
					(4)

Notes to Table on Lewis P. Kimble

(1)	Executive would be entitled under the International Assignment Policy to certain benefits following the executive’s termination date.

(2)	The severance amount equals one-and-a-half times the executive’s annual salary.

(3)	This amount is the total benefit payable under the SERP. The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(4)	Benefit payable as of January 28, 2017 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(5)	Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(6)	The amount shown represents the intrinsic value on January 28, 2017 of 22,837 stock options that would vest.

(7)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

2017 Proxy Statement	73

Executive Compensation

(8)	The severance amount equals two times the executive’s annual salary plus annual bonus at target under the Annual Bonus Plan or other annual incentive plan applicable to the executive. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject her to the excise tax, as long as the reduced amount would result in a greater benefit to her compared to the unreduced amount on a net after-tax basis.

(9)	The amount shown represents the sum of the (A) value of 15,677 shares of restricted stock that would vest; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance period (7,250 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance period (5,093 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2016-17 performance measurement period (2,866 RSUs); and (C) intrinsic value on January 28, 2017 of 48,844 stock options that would vest. The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $68.01.

(10)	Upon a Change in Control, the Compensation Committee may, but is not required to, approve a pro rata payment to a participant under the LTIP. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period at the actual payout level ($326,818), (ii) 2015-16 performance period at the actual payout level ($317,244), and (iii) 2016-17 performance measurement period at the target payout level pro rated to the termination date ($91,598). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(11)	The amount shown represents the sum of the (A) value of 15,677 shares of restricted stock, which the Compensation Committee may, but is not obligated to, accelerate vesting of some or all of these shares; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance measurement period (7,250 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance measurement period (5,093 RSUs), and (iii) target level achievement of the performance goals for the 2016-17 performance period, pro rated to the termination date (2,866 RSUs); and (C) intrinsic value on January 28, 2017 of 22,837 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2017, 2018, and 2019, respectively. The restricted stock and RSUs were valued at $68.01. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2017, 2018, and 2019, respectively.

(12)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($326,818), (ii) 2015-16 performance measurement period based on the actual level of achievement of the performance goals ($317,244), and (iii) 2016-17 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($91,598). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2017, 2018, and 2019, respectively.

(13)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

(14)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(15)	The amount shown represents the sum of the (A) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance measurement period (7,250 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance measurement period (5,093 RSUs), and (iii) target level achievement of the performance goals for the 2016-17 performance period, pro rated to the termination date (2,866 RSUs); and (B) intrinsic value on January 28, 2017 of 22,837 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2017, 2018, and 2019, respectively. The RSUs were valued at $68.01. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2017, 2018, and 2019, respectively.

(16)	Senior executive life insurance benefit is payable following death in a lump sum to the executive’s beneficiary.

74	2017 Proxy Statement

Executive Compensation

Paulette R. Alviti

Reason for Termination	Severance Payment ($)	Vesting of RS, RSUs and Options ($)	LTIP Payout Eligibility ($)	SERP Benefit ($)	Excess Cash Balance Plan Benefit ($)	Senior Executive Life Insurance ($)	Total ($)
By Company Without Cause	735,000	—	—	256,730	23,172	—	1,014,902
	(1)			(2)	(3)
By Executive for Good Reason	735,000	181,458	—	256,730	23,172	—	1,196,360
	(1)	(4)		(2)	(3)
Executive Resigns Before End of Term	—	—	—	256,730	23,172	—	279,902
			(2)	(3)
Following Change in Control: By Executive for Good Reason or By Company Without Cause	1,225,000	2,919,297	627,623	256,730	23,172	—	5,051,822
(5)	(6)	(7)	(8)	(2)	(3)
Disability	—	2,778,930	627,623	256,730	23,172	—	3,686,455
		(9)	(10)	(11)	(3)
Death	—	2,778,930	627,623	256,730	23,172	490,000	4,176,455
		(9)	(10)	(11)	(3)	(12)
Cause	—	—	—	—	23,172	—	23,172
					(3)

Notes to Table on Paulette R. Alviti

(1)	The severance amount equals one-and-a-half times the executive’s annual salary.

(2)	This amount is the total benefit payable under the SERP. The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)	Benefit payable as of January 28, 2017 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)	The amount shown represents the intrinsic value on January 28, 2017 of 15,751 stock options that would vest.

(5)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

(6)	The severance amount equals two times the executive’s annual salary plus annual bonus at target under the Annual Bonus Plan or other annual incentive plan applicable to the executive. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject her to the excise tax, as long as the reduced amount would result in a greater benefit to her compared to the unreduced amount on a net after-tax basis.

(7)	The amount shown represents the sum of the (A) value of 25,677 shares of restricted stock that would vest; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance period (6,302 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance period (4,053 RSUs), and (iii) pro rated target level achievement of the performance goals for the

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Executive Compensation

2016-17 performance measurement period (2,161 RSUs); and (C) intrinsic value on January 28, 2017 of 33,589 stock options that would vest. The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $68.01.

(8)	Upon a Change in Control, the Compensation Committee may, but is not required to, approve a pro rata payment to a participant under the LTIP. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period at the actual payout level ($284,057), (ii) 2015-16 performance period at the actual payout level ($251,691), and (iii) 2016-17 performance measurement period at the target payout level pro rated to the termination date ($91,875). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(9)	The amount shown represents the sum of the (A) value of 25,677 shares of restricted stock, which the Compensation Committee may, but is not obligated to, accelerate vesting of some or all of these shares; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance measurement period (6,302 RSUs), (ii) actual level of achievement of the performance goals for the 2015-16 performance measurement period (4,053 RSUs), and (iii) target level achievement of the performance goals for the 2016-17 performance period, pro rated to the termination date (2,161 RSUs); and (C) intrinsic value on January 28, 2017 of 15,751 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2017, 2018, and 2019, respectively. The restricted stock and RSUs were valued at $68.01. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2017, 2018, and 2019, respectively.

(10)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($284,057), (ii) 2015-16 performance measurement period based on the actual level of achievement of the performance goals ($251,691), and (iii) 2016-17 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($91,875). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2017, 2018, and 2019, respectively.

(11)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

(12)	Senior executive life insurance benefit is payable following death in a lump sum to the executive’s beneficiary.

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Executive Compensation

Trust Agreement for Certain Benefit Plans

The Company has established a trust for certain benefit plans, arrangements, and agreements, including the SERP, the Foot Locker Excess Cash Balance Plan, the executive employment agreements, and other benefit plans, agreements or arrangements that may be covered at a later date (collectively, the “Benefit Obligations”). Under the trust agreement, if there is a Change in Control of the Company (as defined in the Trust agreement), the trustee would pay to the persons entitled to the Benefit Obligations the amounts to which they may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company as defined in the trust agreement, the Company is required to fund the trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee would be required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

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Equity Compensation Plan Information

The following table provides information as of January 28, 2017 for compensation plans under which equity securities may be issued:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#)
Equity Compensation Plans Approved by Security Holders	2,806,128	42.61	14,606,311	(1)(2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,806,128	42.61	14,606,311

Notes to Equity Compensation Plan Table

(1)	Includes 2,633,655 shares available for future issuance under the 2013 Employees Stock Purchase Plan (the “2013 Purchase Plan”) other than upon the exercise of options, warrants, or rights.

Participating employees under the 2013 Purchase Plan may contribute up to 10% of their annual compensation during a plan year to acquire shares of the Company’s Common Stock at 85% of the lower market price on one of two specified dates in each plan year. In no event may the number of shares purchased on behalf of any one participant in any plan year exceed the number determined by dividing $25,000 by the fair market value of a share on the date of grant.

(2)	The Stock Incentive Plan currently is the only plan under which stock awards may be granted to directors, officers, and other employees of the Company.

Payouts under the LTIP may be made in cash or shares of Common Stock. If shares are used, they would be issued as Other Stock-Based Awards under the Stock Incentive Plan.

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Proposal 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. The Audit Committee exercises sole authority to approve all audit engagement fees. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year. We are asking shareholders at this meeting to ratify this appointment of KPMG LLP for 2017. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the appointment of KPMG LLP to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of KPMG will be present at the 2017 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board recommends a vote FOR Proposal 2.

Audit and Non-Audit Fees

The following table shows the fees we paid to KPMG for the audit of the Company’s annual financial statements for 2016 and 2015, as well as the fees billed for other services KPMG provided during these two fiscal years:

Category	2015 ($)	2016 ($)
Audit Fees(1)	2,908,000	3,176,000
Audit-Related Fees(2)	170,000	200,000
Tax Fees(3)	253,000	240,000
All Other Fees	—	—
Total	3,331,000	3,616,000

Notes to Audit and Non-Audit Fees Table

(1)	Audit fees consisted of professional services provided in connection with the audit of our annual financial statements, reviews of financial statements included in our Form 10-Qs, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

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Proposal 2

(2)	Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans and the Foot Locker Foundation.
(3)	Tax fees consisted principally of assistance with matters related to tax compliance.

Audit Committee Preapproval Policies and Procedures

The Audit Committee has a policy that all audit and non-audit services to be provided by our independent accountants, including services for our subsidiaries and affiliates, are to be approved in advance by the Audit Committee, regardless of the estimated cost for providing such services. Between meetings of the Audit Committee, the Audit Committee has delegated this authority to the Audit Committee Chair. In practice, these fees are normally approved by the Audit Committee Chair and reviewed with the Audit Committee at a subsequent meeting. Management reviews with the Audit Committee at regularly scheduled meetings the total amount and nature of the audit and non-audit services provided by the independent accountants, including services for our subsidiaries and affiliates, since the Audit Committee’s last meeting.

Audit Committee Report

In accordance with the charter adopted by the Board, the Audit Committee assists the Board in fulfilling its oversight responsibilities in the areas of the Company’s accounting policies and practices and financial reporting. The Audit Committee has responsibility for appointing the independent registered public accounting firm. The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting.

The Audit Committee consists of five independent directors, as independence is defined under the NYSE rules. All of the Audit Committee members meet the expertise requirements under the NYSE rules.

The Audit Committee held nine meetings in 2016. At its meetings during 2016, the Audit Committee discussed with management, the Company’s independent registered public accounting firm (KPMG LLP), and the Company’s internal auditors the assessment of the Company’s internal control over financial reporting. The Audit Committee also discussed with KPMG its attestation report and opinion on the Company’s internal control over financial reporting contained in the 2016 Annual Report on Form 10-K. The Audit Committee also regularly meets privately with KPMG during the year.

The Audit Committee reviewed and discussed with management and KPMG the audited financial statements for the 2016 fiscal year, which ended January 28, 2017. The Audit Committee also discussed with KPMG the matters required to be discussed by applicable Public Company Accounting Oversight Board (the “PCAOB”) standards. The Audit Committee, both with and without management present, discussed and reviewed the results of KPMG’s examination of the financial statements and the overall quality of the Company’s financial reporting.

The Audit Committee obtained from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence and any relationships that may affect its objectivity. The Audit Committee also considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG’s independence. The Audit Committee has satisfied itself that KPMG is independent.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2016 Annual Report on Form 10-K.

Members of the Audit Committee

Guillermo G. Marmol, Chair	Maxine Clark	Jarobin Gilbert, Jr.
Matthew M. McKenna	Ulice Payne, Jr.

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Proposal 3: Approval of an Amendment to the By-Laws to Adopt Majority Voting in Uncontested Elections of Directors

On November 16, 2016, the Board approved, subject to shareholder approval at the 2017 Annual Meeting, an amendment to Article II, Section 1 of the Company’s By-Laws to provide for majority voting in uncontested director elections, which is a change from the current plurality voting standard. For the reasons described below, the Board believes that it would be in the best interests of the Company and its shareholders to amend our By-Laws to provide for a majority voting standard in uncontested elections of directors at this time.

The Board proposes an amendment to our By-Laws to add a new provision changing the standard for the election of directors in uncontested elections from a plurality voting standard to a majority voting standard, and retaining a plurality standard in contested elections. Article II, Section 1 of the By-Laws is a shareholder-approved by-law, and we would continue to be required to seek our shareholders’ approval for any future amendments to this by-law.

The Board has concluded that the adoption of the proposed majority voting standard in uncontested elections will provide shareholders a greater voice in determining the composition of the Board by giving effect to shareholder votes “against” a director candidate and by requiring a majority of shareholder votes for a candidate to obtain or retain a seat on the Board. The adoption of this standard in uncontested elections is intended to reinforce the accountability of the Board to our shareholders voting in uncontested director elections. If adopted by our shareholders at the 2017 Annual Meeting, the majority vote standard would apply to all future uncontested director elections beginning in 2018.

If this proposal is approved by our shareholders, we expect to retain our director resignation policy, conformed as necessary to reflect the provisions of this proposal. Under New York law, an incumbent director who is not re-elected remains in office until his or her successor is elected, continuing as a “holdover” director. We expect our policy to continue to require an incumbent director who does not receive more votes “for” than “against” his or her election in an uncontested election to submit a written offer of resignation to the Nominating Committee, which will make a recommendation to the Board as to whether or not it should be accepted. The Board will consider the recommendation and decide whether to accept the resignation.

The full text of Article II, Section 1 of the By-Laws, as proposed to be amended, is as follows:

“The number of directors constituting the entire Board of Directors shall be not less than 7 or more than 13, the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board of Directors. At each annual meeting of shareholders, directors shall be elected to hold office. A nominee for director shall be elected to the Board of Directors at a meeting of shareholders for the election of directors at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting.”

The Board recommends a vote FOR Proposal 3.

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Proposal 4: Approval of an Amendment to the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated

The Foot Locker Annual Incentive Compensation Plan, as Amended and Restated (the “Annual Bonus Plan”) was amended on March 22, 2017 by the Compensation Committee, subject to our shareholders’ approval at the 2017 Annual Meeting as to Covered Employees. The Annual Bonus Plan is designed to comply with the requirements of Section 162(m). Under Section 162(m), the Company cannot deduct certain compensation in excess of $1 million paid to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of the Company (each, a “Covered Employee”). Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders.

2017 Amendment

We are asking shareholders to approve an amendment to the Annual Bonus Plan to increase the maximum bonus payout to any Covered Employee for any plan year from $3 million to $6 million. If the performance goals are achieved for the 2017 plan year, Mr. Johnson has the opportunity to receive a payout at maximum under this plan of $3.3 million, reflecting his base salary of $1.1 million and a maximum payout of 200% of his annual target award for the plan year. As this potential maximum payout would exceed the current $3 million payout limitation under the plan, we are requesting that shareholders approve an amendment to the plan to increase the payout limitation to $6 million. This would provide the Compensation Committee with flexibility to set increased annual incentive targets to further incent Mr. Johnson and other senior executives, if the committee determined this to be appropriate. When compared with our peer group, a $6 million payout limitation represents the median payout limitation of comparable annual incentive plans. The performance goals are unchanged from 2016 when shareholders last approved the goals. A complete copy of the Annual Bonus Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A.

Material Features of the Annual Bonus Plan

The following is only a summary of the principal features of the Annual Bonus Plan. This summary is qualified in its entirety by the complete text of the plan. Capitalized terms that are used in this summary but that are not defined here have the meanings contained in the Annual Bonus Plan.

Purpose of the Plan. The purposes of the Annual Bonus Plan are to reinforce corporate, organizational, and business development goals; to promote the achievement of year-to-year financial and other business objectives; to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for year-to-year achievements; and to serve as a qualified performance-based compensation program under Section 162(m) with regard to the Company’s Covered Employees.

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Proposal 4

Administration. The Annual Bonus Plan is administered by the Compensation Committee. Each member of this committee is an “outside director” under Section 162(m). The Committee has the authority to grant awards, determine performance criteria, certify attainment of performance goals, construe and interpret the Annual Bonus Plan and make all other determinations deemed necessary or advisable for the administration of this plan.

Participation. Participation in the Annual Bonus Plan is limited to those officers and other key employees of the Company, its subsidiaries and divisions, as selected by the Compensation Committee. In determining the persons to whom awards shall be granted, the Compensation Committee takes into account such factors as it considers appropriate to accomplish the purposes of the Annual Bonus Plan. Currently, 449 executives are eligible to participate in the Annual Bonus Plan.

Awards and Payment. Awards under the Annual Bonus Plan relate to a performance period coinciding with the Company’s fiscal year (the “Performance Period”). The individual target award for each participant is expressed as a percentage of Annual Base Salary. Payment for the awards is made only if the performance goals for the Performance Period are achieved and certified by the Compensation Committee and generally only if the participant remains employed by the Company through the Payment Date. Any payments under the plan must be made within two and one-half months following the end of the applicable performance period.

Limit on Payment. As proposed to be amended, payment to a Covered Employee may not exceed $6 million for any performance period.

Performance Goals. The Annual Bonus Plan provides that the Compensation Committee generally has the authority to determine the performance goals that will be in effect for a Performance Period and to determine them for the Covered Employees solely to the extent permitted by Section 162(m). The Compensation Committee also has the authority to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting the Company or our financial statements or in response to changes in applicable laws, regulations or accounting principles.

The performance goals for the Covered Employees will be determined by the Compensation Committee based on attaining one or more of the following criteria:

•	target levels of, or percentage increase in,

○	pre-tax profit;

○	division profit;

○	after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

○	after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker);

•	target levels of, or a specified increase in,

○	operational cash flow of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

○	return on invested capital or return on investment;

•	a certain level of, a reduction of, or other specified objectives with regard to limiting the level of increase in, Foot Locker’s bank debt, other long-term or short-term public or private debt, or other similar financial obligations of Foot Locker, if any, which may be calculated net of any cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

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Proposal 4

•	a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

•	target levels of, or a specified percentage increase in, revenues, net income, or earnings before interest, taxes, depreciation and/or amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker); and

•	a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker).

Amendment or Termination of Plan. The Compensation Committee may amend, suspend, or terminate the Annual Bonus Plan, or any part of it, but no amendment that requires shareholder approval in order for the plan to continue to comply with Section 162(m) will be effective unless it is approved by the required vote of our shareholders. Also, no amendment may adversely affect the rights of any participant without the participant’s consent under any awards previously granted under the plan.

Benefits Not Determinable. Because performance goal criteria may vary from year to year, benefits under the Annual Bonus Plan are not determinable. The Annual Bonus Plan is designed to provide payments only if the performance goals established by the Compensation Committee have been met and the attainment of the goals has been certified by the Compensation Committee. The payments made to the named executive officers under the Annual Bonus Plan for the 2016 fiscal year are set out in Note 5 to the Summary Compensation Table on Page 50.

The Board recommends a vote FOR Proposal 4.

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Proposal 5: Advisory Approval of Executive Compensation

The Board is asking our shareholders to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, as described in this Proxy Statement on Pages 29 through 77. This advisory “Say-on-Pay” vote is required under Section 14A of the Exchange Act. Consistent with the preference expressed by a majority of our shareholders in 2016, we currently hold our Say-on-Pay vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years. The next advisory vote on the frequency of the Say-on-Pay vote is expected to occur at the 2022 Annual Meeting.

As described in detail under the CD&A beginning on Page 29, our compensation program is designed to attract, motivate and retain talented executives in order to maintain and enhance the Company’s performance and its return to shareholders. In order to accomplish this, we have a compensation program for our executives, including the named executive officers, that ties pay closely to performance. A significant portion of the compensation provided to the named executive officers is based upon the Company’s performance or the performance of our share price, and we believe this compensation structure closely aligns the interests of our named executive officers with the interests of our shareholders. The more senior an executive’s position, the greater portion of his or her compensation that is tied to performance. We believe you should read the CD&A and the compensation tables beginning on Page 29 and also consider the following factors in determining whether to approve this proposal:

2016 Results. Our 2016 fiscal year was the sixth consecutive year that our sales and profit results represented the highest levels ever achieved in our history as an athletic footwear and apparel business. As a result of our strong performance, we already achieved one of the objectives set in our long-range strategic plan adopted in early 2015, and made significant progress on the others, as shown in the table below:

Financial Metrics	2015	2016	2015-20 Long-Term Objectives
Sales (billions)	$7.4	$7.8	$10
Sales Per Gross Square Foot	$504	$515	$600
Adjusted Earnings Before Interest and Taxes (EBIT) Margin*	12.8%	13.0%	12.5%
Adjusted Net Income Margin*	8.2%	8.4%	8.5%
Return on Invested Capital (ROIC)*	15.8%	15.1%	17%

*	A reconciliation to GAAP is provided on Pages 16 through 18 of our 2016 Annual Report on Form 10-K.

Meaningful Stock Ownership Requirements. The Company’s Stock Ownership Guidelines require that the named executive officers hold a significant amount of the Company’s Common Stock as a percentage of their base salaries. Mr. Johnson is required to hold six times his annual base salary; Ms. Peters, Mr. Jacobs and Mr. Kimble are required to hold three times their annual base salaries; and Ms. Alviti is required to hold two times her annual base salary. Each of the named executive officers currently meets or exceeds these guidelines.

Pay for Performance Culture. Our executive compensation program is designed to reinforce our pay-for-performance culture. Payouts under our Annual Bonus Plan and LTIP are earned only if the Company performs.

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Proposal 5

Earned Payouts for Performance. Based upon the Company’s performance, payments were made to the named executive officers under the Annual Bonus Plan for 2016. LTIP payouts were earned for the 2015-16 performance measurement period and will be paid out in 2018. As described on Page 39 of the CD&A, our LTIP is based on a two-year performance measurement period with an additional one-year vesting period, payable (i) 50% in cash under the LTIP and 50% in RSUs under the Stock Incentive Plan for awards prior to and including the 2015-16 performance measurement period, and (ii) 25% in cash under the LTIP and 75% in RSUs under the Stock Incentive Plan for the 2016-17 performance measurement period, in each case only if the applicable goals are achieved.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. Our Board and the Compensation Committee value the opinions of all of our shareholders. The Compensation Committee will review and consider the results of this advisory vote.

The Board recommends approval of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting pursuant to the SEC’s compensation disclosure rules, including the CD&A, the 2016 Summary Compensation Table, and the other related tables and disclosures.”

The Board recommends a vote FOR Proposal 5.

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Deadlines and Procedures for Nominations and Shareholder Proposals

SEC Rule 14a-8

Under SEC Rule 14a-8, if a shareholder would like us to include a proposal in our proxy statement and form of proxy for the 2018 Annual Meeting, our Secretary must receive the proposal at our corporate headquarters at 330 West 34th Street, New York, New York 10001 by December 8, 2017 in order to be considered for inclusion in the 2018 proxy statement.

Other Proposals

For any shareholder proposal that is not submitted under SEC Rule 14a-8, including nominations for directors, our By-Laws describe the procedures that must be followed. Under these procedures, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s annual meeting. For the 2018 Annual Meeting, we must receive this notice no earlier than January 17, 2018 and no later than February 16, 2018, assuming that our 2018 Annual Meeting is held on schedule. However, if we hold the 2018 annual meeting on a date that is not within 30 days before or after the first anniversary of the prior year’s Annual Meeting, then we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Proposals for nomination for directors and other items of business should be addressed to the Secretary, 330 West 34th Street, New York, New York 10001 and must contain the information specified in the Company’s By-Laws, which are available on the corporate governance section of our corporate website at www.footlocker.com/corpgov or from the Secretary.

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Questions and Answers about this Annual Meeting and Voting

Q: What is included in these proxy materials?

A: The proxy materials include our 2017 Proxy Statement and 2016 Annual Report on Form 10-K. If you received printed copies of these materials by mail, these materials also include the proxy card for the 2017 Annual Meeting.

Q: May I obtain an additional copy of the 2016 Annual Report on Form 10-K?

A: You may obtain an additional copy of our 2016 Annual Report on Form 10-K without charge by writing to our Investor Relations Department at Foot Locker, Inc., 330 West 34th Street, New York, New York 10001. It is also available free of charge through our corporate website at www.footlocker.com/corpgov.

Q: What constitutes a quorum for the Annual Meeting?

A: We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares outstanding and entitled to vote are present at the meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.

Q: Who may vote at the Annual Meeting?

A: Only shareholders of record on the books of the Company as of March 20, 2017 (the record date) are entitled to vote at the Annual Meeting and any adjournments or postponements on the items of business described in this Proxy Statement. There were 131,233,011 shares of Common Stock outstanding as of March 20, 2017. Each share of Common Stock is entitled to one vote.

Q: Can I vote shares held in employee plans?

A: If you hold shares of Foot Locker Common Stock through the Foot Locker 401(k) Plan or the Foot Locker Puerto Rico 1165(e) Plan, your proxy card includes the number of shares allocated to your plan account. Your proxy card will serve as a voting instruction card for these shares for the plan trustee to vote the shares. The trustee will vote only those shares for which voting instructions have been given. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by 11:59 p.m. EDT on May 14, 2017.

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Questions and Answers

Q: What proposals are shareholders voting on at this meeting and what are the voting recommendations of the Board and the vote requirements to approve the proposals?

A: The proposals that you are being asked to vote on at the Annual Meeting, our Board’s voting recommendations, and the vote required to approve each proposal are as follows:

Proposal		Board’s Voting Recommendation	Vote Required to Approve
Proposal 1	Election of Eleven Directors to Serve for One-Year Terms	FOR EACH NOMINEE	Plurality of Votes Cast by Shareholders (please see our policy described on Page 10 regarding resignations by directors who do not receive more “For” votes than “Withheld” votes)
Proposal 2	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2017	FOR	Majority of Votes Cast by Shareholders
Proposal 3	Approval of Amendment to the By-Laws to Adopt Majority Voting in Uncontested Elections of Directors	FOR	Majority of Votes Cast by Shareholders
Proposal 4	Approval of Amendment to the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated	FOR	Majority of Votes Cast by Shareholders
Proposal 5	Advisory Approval of the Compensation of our Named Executive Officers	FOR	Majority of Votes Cast by Shareholders

Q: Could other matters be voted on at the Annual Meeting?

A: We do not know of any other business that will be presented at the 2017 Annual Meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.

Q: What happens if I do not vote my shares?

A: This depends on how you hold your shares and the type of proposal. If you hold your shares in “street name,” such as through a bank or brokerage account, it is important that you cast your vote if you want it to count for Proposals 1, 3, 4, and 5. If you do not instruct your bank or broker regarding how to vote your shares on these proposals, no votes will be cast on your behalf because the broker does not have discretionary authority to vote. This is called a “broker non-vote.” With regard to Proposal 2, your bank or broker will have discretion to vote any uninstructed shares for this proposal.

If you are a “shareholder of record,” meaning your stock ownership is reflected directly on the books and records of the Company’s transfer agent, or if you hold your shares through the Foot Locker 401(k) Plan or Foot Locker 1165(e) Plan, no votes will be cast on your behalf on any of the proposals if you do not cast your vote.

Q: How will the votes be counted?

A: Votes will be counted and certified by an independent inspector of election.

Votes withheld for the election of one or more of the nominees for director will not be counted as votes cast for them. If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote because abstentions and broker non-votes are not considered to be votes cast.

2017 Proxy Statement	89

Questions and Answers

Q: How do I vote my shares?

A: You may vote using any of the following methods:

Telephone	Scanning	Ballot

If you are located within the United States or Canada, you may vote your shares by calling 1-800-690-6903 and following the recorded instructions. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 16, 2017. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or voting instruction form.	You may scan the QR Code provided to you to vote your shares through the Internet with your mobile device. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 16, 2017. You will be able to confirm that the system has properly recorded your vote. You do NOT need to return a proxy card or voting instruction form if you scan your QR code to vote.	You may vote by ballot at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. If you plan to vote by ballot at the Annual Meeting, you do NOT need to return a proxy card or voting instruction form.

Internet	Mail

You may vote your shares through the Internet at www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 16, 2017. As with telephone voting, you will be able to confirm that the system has properly recorded your vote. If you vote via the Internet, you do NOT need to return a proxy card or voting instruction form.	If you received printed copies of the proxy materials by mail, you may vote by mail. Simply mark your proxy card or voting instruction form, date and sign it, and return it in the postage-paid envelope that we included with your materials.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return a proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board.

Q: Can I change my mind after voting my shares?

A: You may revoke your proxy at any time before it is used by

•	sending a written notice to the Secretary at the Company’s corporate headquarters,

•	delivering a valid proxy card with a later date,

•	providing a later dated vote by telephone or Internet, or

•	voting by ballot at the Annual Meeting.

90	2017 Proxy Statement

Questions and Answers

Q: Will my vote be confidential?

A: We maintain the confidentiality of our shareholders’ votes. All proxy cards, electronic voting, voting instructions, ballots, and voting tabulations identifying shareholders are kept confidential from the Company, except:

•	as necessary to satisfy any applicable legal requirements,

•	when a shareholder requests disclosure or writes a comment on a proxy card,

•	in a contested proxy solicitation, and

•	to allow independent inspectors of election to tabulate and certify the vote.

Q: Do I need a ticket to attend the Annual Meeting?

A: Yes, attendance at the meeting will be limited to shareholders as of March 20, 2017 (or their authorized representatives) having an admission ticket or proof of their share ownership, and guests of the Company. If you plan to attend the meeting, please indicate this when you vote, and we will promptly mail an admission ticket to you.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a brokerage account statement, to the Secretary at Foot Locker, Inc., 330 West 34th Street, New York, New York 10001. If you do not have an admission ticket, you must show proof of your ownership of the Company’s Common Stock at the registration table at the door.

Q: Who pays the cost of this proxy solicitation?

A: We will pay for the cost of the solicitation of proxies, including the preparation, printing, and mailing of the proxy materials.

Proxies may be solicited, without additional compensation, by our directors, officers, or employees by mail, telephone, facsimile, in person, or otherwise. We will request banks, brokers, and other custodians, nominees, and fiduciaries to deliver proxy materials to the beneficial owners of Foot Locker’s Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under both SEC and NYSE rules. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses.

Q: Why did I receive a Notice of Internet Availability of Proxy Materials but no proxy materials?

A: We are furnishing proxy materials to our shareholders primarily over the Internet under the SEC’s notice and access rules instead of mailing full sets of the printed materials. We believe that this procedure reduces costs, provides greater flexibility to our shareholders, and lessens the environmental impact of our Annual Meeting. On or about April 7, 2017, we started mailing a Notice of Internet Availability of Proxy Materials (the “Foot Locker Notice”) to most of our shareholders in the United States. The Foot Locker Notice contains instructions on how to access and read our 2017 Proxy Statement and our 2016 Annual Report to Shareholders on the Internet and to vote online. If you received a Foot Locker Notice by mail, you will not receive paper copies of the proxy materials in the mail, unless you request them. Instead, the Foot Locker Notice instructs you on how to access and read the Proxy Statement and Annual Report and how you may submit your vote over the Internet. If you received a Foot Locker Notice by mail and would like to receive a printed copy of the materials, please follow the instructions on the Foot Locker Notice for requesting the materials, and we will promptly mail the materials to you.

We are mailing to shareholders, or making available to shareholders via the Internet, this Proxy Statement, form of proxy card, and our 2016 Annual Report on Form 10-K on or about April 7, 2017.

2017 Proxy Statement	91

Questions and Answers

Q: What is “householding” and how does it affect me?

A: Foot Locker has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Foot Locker Notice will receive instructions on submitting their proxy cards/voting instruction form via the Internet.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

Q: Where is the location of the 2017 Annual Meeting?

A: This year’s annual meeting will be held at NYC33, 125 West 33rd Street, New York, New York 10001 (located between 6th Avenue and 7th Avenue).

Directions

By subway

Take any of the A, C, E, 1, 2, or 3 subway lines to 34th Street–Penn Station. NYC33 is on the north side of 33rd Street between 6th Avenue and 7th Avenue.

By car or taxi

Take the Lincoln Tunnel into New York City, following the signs for 34th Street. Turn left onto West 34th Street; turn right onto 7th Avenue; turn left onto West 32nd Street; turn left onto 6th Avenue; and immediately turn left onto West 33rd Street. NYC33 is on the north side of 33rd Street between 6th Avenue and 7th Avenue.

By Order of the Board of Directors

Sheilagh M. Clarke

Secretary

April 7, 2017

92	2017 Proxy Statement

Appendix A

Foot Locker Annual Incentive Compensation Plan, as Amended and Restated

The Compensation and Management Resources Committee of the Board of Directors of Foot Locker, Inc. (“Foot Locker”) amended the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated (the “Plan”) as of March 22, 2017. The Plan was previously amended as of March 28, 2013, and the performance goals under the Plan were reapproved in 2016.

1.	Purpose of the Plan. The purposes of the Plan are:

(a) to reinforce corporate organizational and business development goals.

(b) to promote the achievement of year-to-year and long-range financial and other business objectives such as high quality of service and product, improved productivity and efficiencies for the benefit of our customers’ satisfaction and to assure a reasonable return to Foot Locker’s shareholders.

(c) to reward the performance of officers and key employees in fulfilling their personal responsibilities for annual achievements.

(d) to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor section and the Treasury regulations promulgated thereunder (“Section 162(m) of the Code”).

2.	Definitions. The following terms, as used herein, shall have the following meanings:

(a) “Annual Base Salary” with respect to any Plan Year shall mean the total amount paid by Foot Locker and its subsidiaries to a participant during such Plan Year without reduction for any amounts withheld pursuant to participation in a qualified “cafeteria plan” under Section 125 of the Code, a qualified transportation arrangement under Section 132(f)(4) of the Code, or a cash or deferred arrangement under Section 401(k) of the Code. Annual Base Salary shall not include any amount paid or accruing to a participant under the Foot Locker Long-Term Incentive Compensation Plan or any other incentive compensation or bonus payment or extraordinary remuneration, expense allowances, imputed income or any other amounts deemed to be indirect compensation, severance pay and any contributions made by Foot Locker to this or any other plan maintained by Foot Locker or any other amounts which, in the opinion of the Committee, are not considered to be Annual Base Salary for purposes of the Plan.

(b) “Board” shall mean the Board of Directors of Foot Locker.

(c) “Change in Control” shall mean any of the following: (i) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any person other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or (B) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), of securities representing more than the amounts set forth in (ii) below; (ii) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), in the

2017 Proxy Statement	A-1

aggregate, of securities of the Company representing thirty-five percent (35%) or more of the total combined voting power of the Company’s then issued and outstanding voting securities by any person acting in concert; or (iii) during any period of not more than twelve (12) months, individuals who at the beginning of such period constitute the Board of Directors of the Company (referred to herein as the “Board”), and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (⅔) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

(d) “Committee” shall mean two or more members of the Compensation and Management Resources Committee of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

(e) “Covered Employee” shall mean an officer or key employee of Foot Locker who is designated as an executive officer for purposes of Rule 3b-7 of the Securities Exchange Act of 1934 for the relevant Plan Year.

(f) “Payment Date” shall mean the date selected by the Committee for payments under the Plan to be made following the finalization, review and approval of performance goal achievements for the Plan Year, which date shall be within two and one-half months following the end of the Plan Year.

(g) “Individual Target Award” shall mean the targeted performance award for a Plan Year specified by the Committee as provided in Section 6 herein.

(h) “Plan Year” shall mean Foot Locker’s fiscal year during which the Plan is in effect.

(i) “Termination” shall mean: (1) a termination of service for reasons other than a military or personal leave of absence granted by the Company or a transfer of a Participant from or among the Company and a parent corporation or subsidiary corporation, as defined under Code Sections 424(e) or 424(f), respectively, or (2) when a subsidiary, which is employing a Participant, ceases to be a subsidiary corporation, as defined under Section 424(f) of the Code.

3.    Administration of the Plan. The Plan shall be administered by the Committee. No member of the Committee while serving as such shall be eligible for participation in the Plan. The Committee shall have exclusive and final authority in all determinations and decisions affecting the Plan and its participants. The Committee shall also have the sole authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, to delegate such responsibilities or duties as it deems desirable, and to make any other determination that it believes necessary or advisable for the administration of the Plan including, but not limited to: (i) approving the designation of eligible participants; (ii) setting the performance criteria within the Plan guidelines; and (iii) certifying attainment of performance goals and other material terms. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting Foot Locker or the financial statements of Foot Locker, or in response to changes in applicable laws, regulations, or accounting principles; provided that the Committee shall have such authority with regard to the performance goals of Covered Employees solely to the extent permitted by Section 162(m) of the Code. To the extent any provision of the Plan creates impermissible discretion under Section 162(m) of the Code or would otherwise violate Section 162(m) of the Code with regard to the performance goals of Covered Employees, such provision shall have no force or effect.

4.    Participation. Participation in the Plan is limited to officers or key employees of Foot Locker. Individual participants shall be those employees selected in the sole discretion of the Committee (in the case of Covered Employees) or its designee (in the case of all other officers and key employees). In determining the persons to whom awards shall be granted, the Committee shall take into account such factors as the Committee shall deem appropriate

A-2	2017 Proxy Statement

in connection with accomplishing the purposes of the Plan. The Committee may from time to time designate additional participants who satisfy the criteria for participation as set forth herein and shall determine when an officer or key employee of Foot Locker ceases to be a participant in the Plan.

5.    Right to Payment. Unless otherwise determined by the Committee in its sole discretion, a participant shall have no right to receive payment under this Plan unless the participant remains in the employ of Foot Locker at all times through and including the Payment Date. In the event of a Change in Control, the Committee shall, to the extent permitted under Section 162(m) of the Code (if applicable), make a payment to any participant who is a participant at the time of such Change in Control and who has a Termination of employment other than for cause, as determined by the Committee, prior to the end of the Plan Year in an amount which is equal to the pro-rata portion (through the date of his or her Termination) of the Individual Target Award based on the actual performance results achieved for such Plan Year, which shall be payable at the same time as payments for such Plan Year are made to actively employed participants, as provided under Section 7 of this Plan.

6.    Payment.

(a) Payment under this Plan to a participant will be made in cash in an amount equal to the achieved percentage of such participant’s Annual Base Salary as determined by the Committee for each Plan Year. Such percentage shall be based on the participant’s achievement of his or her Individual Target Award. Payment shall be made only if and to the extent the performance goals with respect to the Plan Year are attained.

(b) At the beginning of each Plan Year (or, with respect to Covered Employees, within the time period prescribed by Section 162(m) of the Code), the Committee shall establish all performance goals and the Individual Target Awards for such Plan Year and Foot Locker shall inform each participant of the Committee’s determination with respect to such participant for such Plan Year. Individual Target Awards shall be expressed as a percentage of such participant’s Annual Base Salary. At the time the performance goals are established, the Committee shall prescribe a formula to determine the percentages of the Individual Target Award which may be payable based upon the degree of attainment of the performance goals during the Plan Year.

(c) Notwithstanding anything to the contrary contained in this Plan,

(1) the performance goals in respect of awards granted to participants who are Covered Employees, shall be based on one or more of the following criteria:

(i) the attainment of certain target levels of, or percentage increase in, pre-tax profit;

(ii) the attainment of certain target levels of, or percentage increase in, division profit;

(iii) the attainment of certain target levels of, or a percentage increase in, after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(iv) the attainment of certain target levels of, or a specified increase in, operational cash flow of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(v) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, Foot Locker’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Foot Locker, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(vi) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

2017 Proxy Statement	A-3

(vii) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before (A) interest, (B) taxes, (C) depreciation and/or (D) amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(viii) the attainment of certain target levels of, or a specified increase in, return on invested capital or return on investment;

(ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker); and

(x) the attainment of a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker), and

(2) in no event shall payment in respect of an award granted for a performance period be made to a participant who is a Covered Employee as of the end of such Plan Year in an amount which exceeds $6 million. Subject to Section 3 of the Plan regarding certain adjustments, in connection with the establishment of the performance goals, the criteria listed above for Foot Locker (or any subsidiary, division or other operational unit of Foot Locker) shall be determined in accordance with generally accepted accounting principles consistently applied by Foot Locker, but before consideration of payments to be made pursuant to this Plan and pursuant to the Foot Locker Long-Term Incentive Compensation Plan.

7.    Time of Payment. All payments earned by participants under this Plan will be paid after performance goal achievements for the Plan Year have been finalized, reviewed, approved, and to the extent required by Section 162(m) of the Code, certified by the Committee but in no event later than two and one-half months following the end of the applicable Plan Year. Foot Locker’s independent accountants shall, as of the close of the Plan Year, determine whether the performance goals have been achieved and communicate the results of such determination to the Committee.

8.    Miscellaneous Provisions.

(a) A participant’s rights and interests under the Plan may not be sold, assigned, transferred, pledged or alienated.

(b) In the case of a participant’s death, payment, if any, under the Plan shall be made to his or her designated beneficiary, or in the event no beneficiary is designated or surviving, to the participant’s estate.

(c) Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Foot Locker.

(d) Foot Locker shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments made pursuant to the Plan.

(e) While Foot Locker does not guarantee any particular tax treatment, the Plan is designed and intended to comply with the short-term deferral rules under Section 409A of the Code and the applicable regulations thereunder and shall be limited, construed and interpreted with such intent. All amounts payable under the Plan shall be payable within the short-term deferral period in accordance with Section 409A and regulations issued thereunder.

(f) The Plan is designed and intended to comply with Section 162(m) of the Code with regard to awards made to Covered Employees, and all provisions hereof shall be limited, construed and interpreted in a manner so to comply.

A-4	2017 Proxy Statement

(g) The Board or the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, that, no amendment which requires shareholder approval in order for the Plan to continue to comply with the exception for performance based compensation under Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of Foot Locker as determined under Section 162(m) of the Code. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any participant, without such participant’s consent, under the award theretofore granted under the Plan.

(h) The Plan shall be binding on Foot Locker and its successors by operation of law.

2017 Proxy Statement	A-5

Thank you	for being a shareholder and for the trust you have in Foot Locker, Inc.

Y O U R  V O T E  I S  I M P O R T A N T

P L E A S E  V O T E  Y O U R  P R O X Y

FOOT LOCKER, INC.
330 WEST 34TH STREET
NEW YORK, NY 10001

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E19110-P88728                   KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOOT LOCKER, INC.

Proposals - The Board of Directors recommends a vote FOR EACH NOMINEE for Director in Proposal 1.

1.	Election of Eleven Directors to Serve for One-Year Terms.
			For	Withhold
Nominees:

	1a.	Maxine Clark	☐	☐

	1b.	Alan D. Feldman	☐	☐

	1c.	Jarobin Gilbert, Jr.	☐	☐

	1d.	Richard A. Johnson	☐	☐

	1e.	Guillermo G. Marmol	☐	☐

	1f.	Matthew M. McKenna	☐	☐

	1g.	Steven Oakland	☐	☐

	1h.	Ulice Payne, Jr.	☐	☐

	1i.	Cheryl Nido Turpin	☐	☐

	1j.	Kimberly Underhill	☐	☐

	1k.	Dona D. Young	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3, 4, and 5.		For	Against	Abstain

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Approval of an Amendment to the By-Laws to Adopt Majority Voting in Uncontested Elections of Directors.	☐	☐	☐

4.	Approval of an Amendment to the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated.	☐	☐	☐

5.	Advisory Approval of the Company’s Executive Compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

E19111-P88728

FOOT LOCKER, INC.
Annual Meeting of Shareholders
May 17, 2017 at 9:00 A.M. Eastern Daylight Time
This proxy is solicited by the Board of Directors of Foot Locker, Inc.

Sheilagh M. Clarke, John A. Maurer, and Lauren B. Peters, or any of them, each with the power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 17, 2017, at 9:00 A.M., local time, at NYC33, 125 West 33rd Street, New York, New York 10001, and at any adjournment or postponement thereof, upon the matters set forth in Foot Locker, Inc.’s Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE THE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

EMPLOYEE PLANS

IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN OR THE FOOT LOCKER PUERTO RICO 1165(e) PLAN, BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR INTERNET), YOU WILL AUTHORIZE THE PLAN TRUSTEES TO VOTE THOSE SHARES ALLOCATED TO YOUR ACCOUNT AS YOU HAVE DIRECTED.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

SCAN TO VIEW MATERIALS & VOTE

FOOT LOCKER, INC.
ANNUAL MEETING FOR HOLDERS AS OF 3/20/17
TO BE HELD ON 5/17/17

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date.

Vote by Internet:	www.proxyvote.com, or scan the QR Barcode above.
Vote by Phone:	1-800-454-8683
Vote by Mail:	Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E19130-P88755

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com:

Notice and Proxy Statement and Annual Report with Form 10-K

Proposals - The Board of Directors recommends a vote FOR EACH NOMINEE for Director in Proposal 1.

1.	Election of Eleven Directors to Serve for One-Year Terms.
			For	Withhold
Nominees:

	1a.	Maxine Clark	☐	☐

	1b.	Alan D. Feldman	☐	☐

	1c.	Jarobin Gilbert, Jr.	☐	☐

	1d.	Richard A. Johnson	☐	☐

	1e.	Guillermo G. Marmol	☐	☐

	1f.	Matthew M. McKenna	☐	☐

	1g.	Steven Oakland	☐	☐

	1h.	Ulice Payne, Jr.	☐	☐

	1i.	Cheryl Nido Turpin	☐	☐

	1j.	Kimberly Underhill	☐	☐

	1k.	Dona D. Young	☐	☐

PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON		☐

The Board of Directors recommends a vote FOR Proposals 2, 3, 4, and 5.		For	Against	Abstain

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Approval of an Amendment to the By-Laws to Adopt Majority Voting in Uncontested Elections of Directors.	☐	☐	☐

4.	Approval of an Amendment to the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated.	☐	☐	☐

5.	Advisory Approval of the Company’s Executive Compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date